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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                           Dated as of April 27, 2000

                                 $260,656,649.14

                       Mortgage Pass-Through Certificates

                                  Series 2000-1






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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................
Section 1.02  Acts of Holders...............................................
Section 1.03  Effect of Headings and Table of Contents......................
Section 1.04  Benefits of Agreement.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by Trustee.........................................
Section 2.03  Representations and Warranties of the Master Servicer and
               the Seller...................................................
Section 2.04  Execution and Delivery of Certificates........................
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date............................
Section 2.06  Optional Substitution of Mortgage Loans.......................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account...........................................
Section 3.02  Permitted Withdrawals from the Certificate Account............
Section 3.03  Advances by Master Servicer and Trustee.......................
Section 3.04  Trustee to Cooperate; Release of Owner Mortgage Loan
               Files........................................................
Section 3.05  Reports to the Trustee; Annual Compliance Statements..........
Section 3.06  Title, Management and Disposition of Any REO Mortgage
               Loan.........................................................
Section 3.07  Amendments to Servicing Agreements, Modification of
               Standard Provisions..........................................
Section 3.08  Oversight of Servicing........................................
Section 3.09  Termination and Substitution of Servicing Agreements..........
Section 3.10  Application of Net Liquidation Proceeds.......................
Section 3.11  Act Reports...................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions.................................................
Section 4.02  Allocation of Realized Losses.................................
Section 4.03  Paying Agent..................................................
Section 4.04  Statements to Certificateholders; Report to the Trustee
               and the Seller...............................................
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer...............................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Certificates..................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.04  Persons Deemed Owners.........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.....
Section 5.06  Maintenance of Office or Agency...............................
Section 5.07  Definitive Certificates.......................................
Section 5.08  Notices to Clearing Agency....................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer...............
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer.....................................................
Section 6.03  Limitation on Liability of the Seller, the Master
               Servicer and Others..........................................
Section 6.04  Resignation of the Master Servicer............................
Section 6.05  Compensation to the Master Servicer...........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer.........
Section 6.07  Indemnification of Trustee and Seller by Master Servicer......


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default.............................................
Section 7.02  Other Remedies of Trustee.....................................
Section 7.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default......................................
Section 7.04  Action upon Certain Failures of the Master Servicer and upon Event of Default........................................
Section 7.05  Trustee to Act; Appointment of Successor......................
Section 7.06  Notification to Certificateholders............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.............................................
Section 8.02  Certain Matters Affecting the Trustee.........................
Section 8.03  Trustee Not Required to Make Investigation....................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 8.05  Trustee May Own Certificates..................................
Section 8.06  The Master Servicer to Pay Fees and Expenses..................
Section 8.07  Eligibility Requirements......................................
Section 8.08  Resignation and Removal.......................................
Section 8.09  Successor.....................................................
Section 8.10  Merger or Consolidation.......................................
Section 8.11  Authenticating Agent..........................................
Section 8.12  Separate Trustees and Co-Trustees.............................
Section 8.13  Appointment of Custodians.....................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions.................
Section 8.15  Monthly Advances..............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the Seller or Liquidation of
               All Mortgage Loans...........................................
Section 9.02  Additional Termination Requirements...........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.....................................................
Section 10.02 Recordation of Agreement......................................
Section 10.03 Limitation on Rights of Certificateholders....................
Section 10.04 Governing Law; Jurisdiction...................................
Section 10.05 Notices.......................................................
Section 10.06 Severability of Provisions....................................
Section 10.07 Special Notices to Rating Agencies............................
Section 10.08 Covenant of Seller............................................
Section 10.09 Recharacterization............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Cut-Off Date..................................................
Section 11.02 Cut-Off Date Aggregate Principal Balance......................
Section 11.03 Original Group I-A Percentage.................................
Section 11.04 Original Group II-A Percentage................................
Section 11.05 Original Principal Balances of the Classes of Class A
               Certificates.................................................
Section 11.06 Original Aggregate Non-PO Principal Balance...................
Section 11.07 Original Aggregate Subordinate Percentage.....................
Section 11.08 Original Class B Principal Balance............................
Section 11.09 Original Group I Subordinated Principal Balance...............
Section 11.10 Original Group II Subordinated Principal Balance..............
Section 11.11 Original Principal Balances of the Classes of Class B
               Certificates.................................................
Section 11.12 Original Class B-1 Fractional Interest........................
Section 11.13 Original Class B-2 Fractional Interest........................
Section 11.14 Original Class B-3 Fractional Interest........................
Section 11.15 Original Class B-4 Fractional Interest........................
Section 11.16 Original Class B-5 Fractional Interest........................
Section 11.17 Closing Date..................................................
Section 11.18 Right to Purchase.............................................
Section 11.19 Wire Transfer Eligibility.....................................
Section 11.20 Single Certificate............................................
Section 11.21 Servicing Fee Rate............................................
Section 11.22 Master Servicing Fee Rate.....................................

                                    EXHIBITS
                                    --------

EXHIBIT A-I-A-1         -     Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-2         -     Form of Face of Class I-A-2 Certificate
EXHIBIT A-I-A-3         -     Form of Face of Class I-A-3 Certificate
EXHIBIT A-I-A-4         -     Form of Face of Class I-A-4 Certificate
EXHIBIT A-I-A-5         -     Form of Face of Class I-A-5 Certificate
EXHIBIT A-I-A-PO        -     Form of Face of Class I-A-PO Certificate
EXHIBIT A-I-A-R         -     Form of Face of Class I-A-R Certificate
EXHIBIT A-II-A-1        -     Form of Face of Class II-A-1 Certificate
EXHIBIT A-II-A-PO       -     Form of Face of Class II-A-PO Certificate
EXHIBIT B-1             -     Form of Face of Class B-1 Certificate
EXHIBIT B-2             -     Form of Face of Class B-2 Certificate
EXHIBIT B-3             -     Form of Face of Class B-3 Certificate
EXHIBIT B-4             -     Form of Face of Class B-4 Certificate
EXHIBIT B-5             -     Form of Face of Class B-5 Certificate
EXHIBIT B-6             -     Form of Face of Class B-6 Certificate
EXHIBIT C               -     Form of Reverse of Series 2000-1 Certificates
EXHIBIT D               -     Reserved
EXHIBIT E               -     Custodial Agreement
EXHIBIT F-1A            -     Schedule of Group I Mortgage Loans Serviced by
                              WFHM from locations other than Frederick,
                              Maryland
EXHIBIT F-1B            -     Schedule of Group II Mortgage Loans Serviced by
                              WFHM from locations other than Frederick,
                              Maryland
EXHIBIT F-2A            -     Schedule of Group I Mortgage Loans Serviced by
                              WFHM in Frederick, Maryland
EXHIBIT F-2B            -     Schedule of Group II Mortgage Loans Serviced by
                              WFHM in Frederick, Maryland
EXHIBIT F-3A            -     Schedule of Group I Mortgage Loans Serviced by
                              Other Servicers
EXHIBIT F-3B            -     Schedule of Group II Mortgage Loans Serviced by
                              Other Servicers
EXHIBIT G               -     Request for Release
EXHIBIT H               -     Affidavit Pursuant to Section 860E(e)(4) of the
                              Internal Revenue Code of 1986, as amended, and
                              for Non-ERISA Investors
EXHIBIT I               -     Letter from Transferor of Residual Certificates
EXHIBIT J               -     Transferee's Letter (Class [B-4] [B-5] [B-6]
                              Certificates)
EXHIBIT K               -     Transferee's Letter (Class [B-1] [B-2] [B-3]
                              Certificates)
EXHIBIT L               -     Servicing Agreements
EXHIBIT M               -     Form of Special Servicing Agreement

            This Pooling and Servicing Agreement, dated as of April 27, 2000 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and FIRST UNION NATIONAL BANK, as Trustee.

                         W I T N E S S E T H    T H A T:
                         - - - - - - - - - -    - - - -

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Directed Certificates: The Class I-A-1 and Class I-A-2 Certificates.

            Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Accretion Directed Certificates have been reduced to zero or
(ii) the Cross-Over Date.

            Accrual Certificates:  The Class I-A-5 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date, an amount equal to the sum of (i) the Group I-A Interest Percentage of the Accrual Certificates of the Current Group I-A Interest Distribution Amount and (ii) the Group I-A Interest Shortfall Percentage of the Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Clause (i) Paragraph second Clause (A) of Section 4.01(a) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Aggregate Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and
(iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount and Group II Adjusted Pool Amount.

            Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance and Group II-A Principal Balance.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Aggregate Non-PO Principal Balance: As of any Determination Date, the sum of the Group I-A Non-PO Principal Balance, the Group II-A Non-PO Principal Balance and the Class B Principal Balance as of such date.

            Aggregate Subordinate Percentage: As to any Determination Date, the Class B Principal Balance divided by the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

            Agreement:   This  Pooling  and   Servicing   Agreement   and  all
amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount less the amount, if any, that would have been distributable to such Class pursuant to Section 4.01(a)(ii) that is used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth of Section 4.01(a) and (ii) the Apportionment Fraction for such Class.

            Apportioned Interest Accrual Amount: As to any Distribution Date and either of the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of (i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance or Group II Apportioned Principal Balance as of the Determination Date preceding such Distribution Date

            Apportionment Fraction: As to any Class of Class B Certificates and
(i) any Distribution Date occurring prior to the Cross-Over Date and on or after the Distribution Date on which the Principal Balance of each Class of Group I-A Certificates (other than the Class I-A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group I Optimal Principal Amount for such Class and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto or (ii) any Distribution Date occurring prior to the Cross-Over Date and on or after the Distribution Date on which the Principal Balance of each Class of Group II-A Certificates (other than the Class II-A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group II Optimal Principal Amount for such Class and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-5 Certificates and Class II-A-1 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section
5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-2 and Exhibit C hereto.

            Class I-A-2 Certificateholder: The registered holder of a Class I-A-2 Certificate.

            Class I-A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-3 and Exhibit C hereto.

            Class I-A-3 Certificateholder: The registered holder of a Class I-A-3 Certificate.

            Class I-A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-4 and Exhibit C hereto.

            Class I-A-4 Certificateholder: The registered holder of a Class I-A-4 Certificate.

            Class I-A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-5 and Exhibit C hereto.

            Class I-A-5 Certificateholder: The registered holder of a Class I-A-5 Certificate.

            Class I-A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-PO and Exhibit C hereto.

            Class I-A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class I-A-PO Optimal Principal Amounts for the Class I-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class I-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (A) of Section 4.01(a) and (y) the sum of the product for each Group I Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Group I Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class I-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraph fourth Clause (A) of Section 4.01(a). On and after the Cross-Over Date, the Class I-A-PO Deferred Amount will be zero. No interest will accrue on any Class I-A-PO Deferred Amount.

            Class I-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group I Mortgage Loan;

            (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan.

            Class I-A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

            Class I-A-R Certificateholder: The registered holder of the Class I-A-R Certificate.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-PO and Exhibit C hereto.

            Class II-A-PO Certificateholder: The registered holder of a Class II-A-PO Certificate.

            Class II-A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class II-A-PO Optimal Principal Amounts for the Class II-A-PO Certificates for all prior Distribution Dates exceeded the amounts distributed on the Class II-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (B) of Section 4.01(a) and (y) the sum of the product for each Group II Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Group II Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class II-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraph fourth Clause (B) of Section 4.01(a). On and after the Cross-Over Date, the Class II-A-PO Deferred Amount will be zero. No interest will accrue on any Class II-A-PO Deferred Amount.

            Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group II Mortgage Loan;

            (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan.

            Class A Certificate: Any of the Group I-A Certificates or Group II-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Pass-Through Rate: As to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-R Certificates, 7.750% per annum. As to the Class II-A-1 Certificates, 7.000% per annum. The Class I-A-PO and Class II-A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Clause (i) Paragraph second of Section 4.01(a).

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

            Class B Loan Group II Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

            Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: With respect to the Distribution Date occurring in May 2000, 7.3171958248% per annum. With respect to each succeeding Distribution Date, a per annum rate equal to the weighted average of 7.750% for Loan Group I and 7.000% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B  Principal  Distribution  Amount:  Any of the  Class  B-1,
Class  B-2,   Class  B-3,   Class  B-4,  Class  B-5  or  Class  B-6  Principal
Distribution Amounts.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause (ii) Paragraphs first, second and third of Section 4.01(a).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph first of Section 4.01(a).

            Class B-1 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-1 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph third of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

            Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause (ii) Paragraph third of Section 4.01(a).

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph second of Section 4.01(a).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause (ii) Paragraphs fourth, fifth and sixth of Section 4.01(a).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph fourth of Section 4.01(a).

            Class B-2 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-2 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph sixth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth of Section 4.01(a).

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph fifth of Section 4.01(a).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause (ii) Paragraphs seventh, eighth and ninth of Section 4.01(a).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph seventh of Section 4.01(a).

            Class B-3 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-3 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph ninth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth of Section 4.01(a).

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighth of Section 4.01(a).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause (ii) Paragraphs tenth, eleventh, and twelfth of Section 4.01(a).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph tenth of Section 4.01(a).

            Class B-4 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-4 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph twelfth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth of Section 4.01(a).

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eleventh of Section 4.01(a).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause (ii) Paragraphs thirteenth, fourteenth, and fifteenth of Section 4.01(a).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph thirteenth of Section 4.01(a).

            Class B-5 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-5 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph fifteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth of Section 4.01(a).

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph fourteenth of Section 4.01(a).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause (ii) Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph sixteenth of Section 4.01(a).

            Class B-6 Loan Group I Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-6 Loan Group II Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group II Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighteenth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth of Section 4.01(a).

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph seventeenth of Section 4.01(a).

            Clearing  Agency:  An  organization   registered  as  a  "clearing
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.18.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: As to any Distribution Date, the lesser of
(a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Co-op  Shares:   Shares  issued  by  private   non-profit  housing
corporations.

            Corporate Trust Office: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 401 South Tryon Street, NC 1179, Charlotte, North Carolina 28202.

            Cross-Over Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Clause (ii) Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Group I Discount Mortgage Loan or Group II Discount Mortgage Loan.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Dual  Collateral  Pledge   Agreement:   As  defined  in  the  MSDW
Servicing Agreement.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            Exhibit F-1A Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-1A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.06, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-1B Mortgage Loan: Any of the Group II Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.06, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-2A Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-2A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.06, which Mortgage Loan is serviced in Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-2B Mortgage Loan: Any of the Group II Mortgage Loans identified in Exhibit F-2B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.06, which Mortgage Loan is serviced in Frederick, Maryland under the WFHM Servicing Agreement.

            Exhibit F-3A Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-3A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Exhibit F-3B Mortgage Loan: Any of the Group II Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC:   The  Federal  Home  Loan  Mortgage   Corporation  or  any
successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Group I-A Certificates and Class B Certificates is May 25, 2030, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended. The Final Scheduled Maturity Date for each Class of Group II-A Certificates is May 25, 2015.

            Fitch: Fitch IBCA, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than (i) for the Group I Mortgage Loans, the sum of (a) 7.750%, (b) the applicable Servicing Fee Rate and
(c) the Master Servicing Fee Rate and (ii) for the Group II Mortgage Loans, the sum of (a) 7.000%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in clause (i) or (ii), as applicable, which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus (i) for the Group I Mortgage Loans, the sum of (a) 7.750%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate or (ii) for the Group II Mortgage Loans, the sum of (a) 7.000%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate.

            FNMA: Fannie Mae or any successor thereto.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $5,213,132.98 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Group Subordinate Amount: Either of the Group I Subordinate Amount or the Group II Subordinate Amount.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the month preceding the month in which such Distribution Date occurs.

            Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group I Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Group I Apportioned Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

            Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

            Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Percentage for such Distribution Date will be zero.

            Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Percentage for such Distribution Date will be zero.

            Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Percentage for such Distribution Date will be zero.

            Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Percentage for such Distribution Date will be zero.

            Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Percentage for such Distribution Date will be zero.

            Group I Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group I Discount Mortgage Loan: A Group I Mortgage Loan with a Net Mortgage Interest Rate of less than 7.750%.

            Group I Interest Accrual Amount: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1, F-2A and F-3A attached hereto.

            Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group I-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Due Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Liquidation Profits in respect of Group I Mortgage Loans;

            (k)   Month End Interest in respect of Group I Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans.

            Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Scheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group I-A Percentage.

            Group I Subordinate Amount: As to any Distribution Date, the excess of (i) the Group I Pool Balance (Non-PO Portion) over (ii) the Group I-A Non-PO Principal Balance.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group I Unscheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group I-A Prepayment Percentage.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the month preceding the month in which such Distribution Date occurs.

            Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group II Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Group II Apportioned Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

            Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

            Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Percentage for such Distribution Date will be zero.

            Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Percentage for such Distribution Date will be zero.

            Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Percentage for such Distribution Date will be zero.

            Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Percentage for such Distribution Date will be zero.

            Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Percentage for such Distribution Date will be zero.

            Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group II Discount Mortgage Loan: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 7.000%.

            Group II Interest Accrual Amount: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibits F-2B and F-3B attached hereto.

            Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group II-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of
(i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any,
      (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Due Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits in respect of Group II Mortgage Loans;

            (k) Month End Interest in respect of Group II Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans.

            Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance (Non-PO Portion) over (ii) the Group II-A Non-PO Principal Balance.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group I-A Certificate: Any Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-PO or Class I-A-R Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the amount distributable to such Class of Group I-A Certificates pursuant to Clause
(i) Paragraphs first Clause (A), second Clause (A) and third Clause (A)(1) of
Section 4.01(a). As to any Distribution Date and the Class I-A-PO Certificates, the amount distributable to the Class I-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (A)(2) and fourth Clause (A) of Section 4.01(a) on such Distribution Date.

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a) including, in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Group I-A Certificates (other than the Accrual Certificates and the Class I-A-PO Certificates) and (ii) with respect to the Accrual Certificates, the lesser of the Principal Balance of the Accrual Certificates and the Original Principal Balance of the Accrual Certificates.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class (or, in the case of the Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount,
(ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Non-PO Optimal Principal Amount.

            Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Group I-A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (i) Paragraph third Clause (A)(1) of Section 4.01(a).

            Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Certificates.

            Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Accrual Distribution Amount, if any, with respect to such Distribution Date and (ii) the Group I-A Non-PO Principal Amount with respect to such Distribution Date.

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in April 2005, 100%. As to any Distribution Date subsequent to April 2005 to and including the Distribution Date in April 2006, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2006 to and including the Distribution Date in April 2007, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2007 to and including the Distribution Date in April 2008, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2008 to and including the Distribution Date in April 2009, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2009, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the April preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group II-A Prepayment Percentage," as applicable, shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable or (b) cumulative Realized Losses on the Group I Mortgage Loans or the Group II Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including May 2005 and April 2006 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including May 2006 and April 2007, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including May 2007 and April 2008, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including May 2008 and April 2009, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after May 2009. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-5 Certificates, Class I-A-PO Certificates and Class I-A-R Certificate.

            Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group  II-A  Certificate:   Any  Class  II-A-1  or  Class  II-A-PO
Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the amount distributable to such Class of Group II-A Certificates pursuant to Clause (i) Paragraphs first Clause (B), second Clause (B) and third Clause
(B)(1) of Section 4.01(a). As to any Distribution Date and the Class II-A-PO Certificates, the amount distributable to the Class II-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (B)(2) and fourth Clause (B) of
Section 4.01(a) on such Distribution Date.

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount,
(ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

            Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan.

            Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Certificates.

            Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph third Clause (B)(1) of
Section 4.01(a).

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in April 2005, 100%. As to any Distribution Date subsequent to April 2005 to and including the Distribution Date in April 2006, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2006 to and including the Distribution Date in April 2007, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2007 to and including the Distribution Date in April 2008, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2008 to and including the Distribution Date in April 2009, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2009, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the April preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group I-A Prepayment Percentage," as applicable, shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable or (b) cumulative Realized Losses on the Group I Mortgage Loans or the Group II Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including May 2005 and April 2006 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including May 2006 and April 2007, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including May 2007 and April 2008, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including May 2008 and April 2009, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after May 2009. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A-1 Certificates and Class II-A-PO Certificates.

            Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured  Expenses:   Expenses  covered  by  any  Insurance  Policy
covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date pursuant to Section 4.02(e), (B) the Group I-A Interest Percentage or Group II-A Interest Percentage of the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A Certificates or Group II-A Certificates, as applicable, on or after the Cross-Over Date pursuant to Section 4.02(e) and (C) the Group I-A Interest Percentage or Group II-A Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date. The Class I-A-PO and Class II-A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (B) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to the Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group: Either of Loan Group I or Loan Group II.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.23.

            MERS:  As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC  Additional  Collateral:   The  Additional   Collateral,   as
defined in the MLCC Servicing Agreement.

            MLCC  Additional   Collateral   Mortgage  Loans:   The  Additional
Collateral Mortgage Loans, as defined in the MLCC Servicing Agreement.

            MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Wells Fargo Funding, Inc., as purchaser.

            MLCC Servicing Agreement: The Servicing Agreement, dated April 1, 1998 between Merrill Lynch Credit Corporation, as Servicer and WFHM, as owner.

            MLCC Surety Bond: The Surety Bond, as defined in the MLCC Servicing Agreement.

            Mortgage   100sm  Pledge   Agreement:   As  defined  in  the  MLCC
Servicing Agreement.

            Month End  Interest:  As defined in each  Servicing  Agreement  or
with  respect  to  the  MLCC  Servicing  Agreement,   the  amount  defined  as
"Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Month End Interest: As defined in each Servicing Agreement.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of April 27, 2000 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2A, F-2B, F-3A and F-3B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i) the Mortgage Loan identifying number;

            (ii) the city, state and zip code of the Mortgaged Property;

            (iii) the type of property;

            (iv) the Mortgage Interest Rate;

            (v) the Net Mortgage Interest Rate;

            (vi) the Monthly Payment;

            (vii) the original number of months to maturity;

            (viii) the scheduled maturity date;

            (ix) the Cut-Off Date Principal Balance;

            (x) the Loan-to-Value Ratio at origination;

            (xi) whether such Mortgage Loan is a Subsidy Loan;

            (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii) the applicable Servicing Fee Rate;

            (xiv) the Master Servicing Fee Rate;

            (xv) Fixed Retained Yield, if applicable; and

            (xvi) for each Exhibit F-3A or F-3B Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 and 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            MSDW  Additional  Collateral:   The  Additional   Collateral,   as
defined in the MSDW Servicing Agreement.

            MSDW  Additional   Collateral   Mortgage  Loans:   The  Additional
Collateral Mortgage Loans, as defined in the MSDW Servicing Agreement.

            MSDW Servicing Agreement: The Servicing Agreement, dated January 29, 1999 between Morgan Stanley Dean Witter (formerly known as NOVUS Financial Corporation), as servicer and WFHM, as owner.

            MSDW Surety Bond: The Surety Bond, as defined in the MSDW Servicing Agreement.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.23 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Group I or Group II Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.750% or 7.000%, respectively.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Aggregate Non-PO Principal Balance. The Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Section 11.07.

            Original   Aggregate   Subordinate   Percentage:   The   Aggregate
Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Group I Subordinated Principal Balance: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

            Original Group II Subordinated Principal Balance: The aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.11.

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.09.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.13.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.14.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.15.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.16.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.17.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.12.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Parent Power(R)Guaranty Agreement for Real Estate: As defined in the MLCC Servicing Agreement.

            Parent  Power(R)Guaranty  and  Security  Agreement  for  Security
Account:  As defined in the MLCC Servicing Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment  Account:  The  account  maintained  pursuant  to  Section
4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Scheduled Principal Balance: The sum of the Group I Pool Scheduled Principal Balance and Group II Pool Scheduled Principal Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                     Prepayment Shift Percentage
------------------------------                     ---------------------------

May 2000 through April 2005...................                  0%
May 2005 through April 2006...................                 30%
May 2006 through April 2007...................                 40%
May 2007 through April 2008...................                 60%
May 2008 through April 2009...................                 80%
May 2009 and thereafter.......................                100%

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), the Original Principal Balance of such Class (increased in the case of the Accrual Certificates by the Accrual Distribution Amount with respect to prior Distribution Dates for such Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Clause (i) Paragraph third clauses (A)(1) and
(B)(1) of Section 4.01(a), (ii) pursuant to Clause (iii) of Section 4.01(b) and
(iii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable, for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class I-A-PO and Class II-A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class I-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraphs third clause (A)(2) and fourth Clause
(A) of Section 4.01(a) or all amounts previously distributed in respect of the Class II-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraphs third clause (B)(2) and fourth Clause (B) of Section 4.01(a), as applicable, and (b) the Realized Losses allocated through such Determination Date to the Class I-A-PO or Class II-A-PO Certificates, as applicable, pursuant to Section 4.02(b). After the Cross-Over Date, the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of the Accrual Certificates) less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Clause (i) of Paragraph third Clauses (A)(1) or
(B)(1) of Section 4.01(a), Clause (i) of Paragraph third Clauses (A)(2) or
(B)(2) of Section 4.01(a), or Clause (ii) Paragraphs third, sixth, ninth, twelfth, fifteenth or eighteenth of Section 4.01(a).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Priority Amount: For any Distribution Date means the lesser of (i) the Principal Balance of the Class I-A-4 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage, and (3) Group I Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Group I Unscheduled Principal Amount.

            Priority Percentage: The Principal Balance of the Class I-A-4 Certificates divided by the Group I Pool Balance (Non-PO Portion).

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated April 24, 2000 as supplemented by the prospectus supplement dated April 24, 2000, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are S&P and Fitch. The Rating Agency for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1+ in the case of S&P and F-1+ in the case of Fitch and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P:  Standard & Poor's.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller:   Wells  Fargo  Asset  Securities   Corporation,   or  its
successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, Merrill Lynch Credit Corporation, Morgan Stanley Dean Witter Credit Corporation, National City Mortgage Co., Chevy Chase Bank, F.S.B., Downey Savings & Loan Association, F.A., Brenton Mortgages, Inc., The Huntington Mortgage Company, America First Credit Union, SunTrust Mortgage, Inc., Countrywide Home Loans, Inc., Columbia National, Inc. and First Horizon Home Loan Corporation, as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in Section 11.22.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated

Distribution Date Occurring In                           Shift Percentage
------------------------------                           ----------------

May 2000 through April 2005...................                  0%
May 2005 and thereafter.......................                100%

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.21.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,606,566.50 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person: As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans, Exhibit F-2A Mortgage Loans and Exhibit F-2B Mortgage Loans initially by WFHM.

            SECTION 1.02. ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04. BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                  ORIGINAL ISSUANCE OF THE CERTIFICATES SECTION

            SECTION 2.01. CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each MLCC Additional Collateral Mortgage Loan, (e) all of the Seller's right, title and interest in and to each Dual Collateral Pledge Agreement with respect to each MSDW Additional Collateral Mortgage Loan and (f) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, in the states as to which the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make an assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02. ACCEPTANCE BY TRUSTEE.

            The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER
                          AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04 EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY
                         AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is May 25, 2030 for purposes of Code Section 860G(a)(1).

            SECTION 2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I or Group II Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.

                                  ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01 CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, any amounts received by it upon the sale of any (A) MLCC Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate, or
(B) MSDW Additional Collateral pursuant to the terms of the Dual Collateral Pledge Agreement or any amounts received pursuant to the MLCC Surety Bond or the MSDW Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

            (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account. SECTION 3.03 ADVANCES BY MASTER SERVICER AND TRUSTEE. (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to made Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate. (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04 TRUSTEE TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN
                         FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05 REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE
                         LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS,
                         MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08 OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            MLCC Additional Collateral and MSDW Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of either the MLCC Additional Collateral or the MSDW Additional Collateral unless the Trustee shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09 TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10 APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                   DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01 DISTRIBUTIONS.

            (a) On each Distribution Date, the Group I Pool Distribution Amount and Group II Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount and Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

            (i) with respect to the Group I-A Certificates and Group II-A Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, respectively, as follows:

            first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Group I-A Certificates, in each case in accordance with Section 4.01(b) or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date;

            second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Group I-A Certificates, in each case in accordance with Section 4.01(b) or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall;

            third, (A) concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and the Class I-A-PO Certificates, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Optimal Principal Amount or (B) concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and the Class II-A-PO Certificates, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Optimal Principal Amount;

            fourth, (A) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below or (B) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; provided, however, to the extent necessary to reduce the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount to zero, any amounts otherwise distributable to a Class of Class B Certificates will be allocated pro rata between the Class I-A-PO Deferred Amount and the Class II-A-PO Deferred Amount; and

            (ii) to the Class B Certificates, from the Group I Pool Distribution Amount and Group Pool II Distribution Amount, subject to Section 4.01(b)(iii), as follows:

            first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Clause (ii) Paragraph third will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Clause (ii) Paragraph sixth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Clause (ii) Paragraph ninth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Clause (ii) Paragraph twelfth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Clause (ii) Paragraph fifteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above;

            sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Clause (ii) Paragraph eighteenth will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above; and

            nineteenth, to the Holder of the Class I-A-R Certificate.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class I-A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b) (i) On each Distribution Date prior to the Cross-Over Date, the Group I-A Non-PO Principal Distribution Amount will be allocated and distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates (other than the Principal Balance of the Class I-A-PO Certificates) as follows:

                  I. On each Distribution Date occurring prior to the Accretion
            Termination Date, the Accrual Distribution Amount will be allocated, sequentially, to the Class I-A-2, Class I-A-1 and Class I-A-5 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                  II. On each Distribution Date prior to the Cross-Over Date, the Group I-A Non-PO Principal Amount will be allocated and distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates (other than the Principal Balance of the Class I-A-PO Certificates) as follows:

            first, to the Class I-A-R Certificate, until the Principal Balance thereof has been reduced to zero;

            second, to the Class I-A-4 Certificates, the lesser of (i) the Priority Amount and (ii) 98.6% of the Group I-A Non-PO Principal Amount;

            third, sequentially, to the Class I-A-1, Class I-A-2, Class I-A-5 and Class I-A-3 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

            fourth, to the Class I-A-4 Certificates, without regard to the amount calculated pursuant to priority second above for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

            (iii) On each Distribution Date prior to the Cross-Over Date, the Group II-A Non-PO Principal Distribution Amount will be distributed to the Class II-A-1 Certificates, until the Principal Balance thereof has been reduced to zero.

            (iv) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Cross-Over Date but on or after the date on which the Principal Balances of the Group I-A Certificates (other than the Class I-A-PO Certificates) or the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the Original Aggregate Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans in either Loan Group delinquent 60 days or more over the preceding six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%, the remaining Class or Classes of Class A Certificates (other than the Class I-A-PO Certificates or Class II-A-PO Certificates, as applicable) will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the Principal Balance of each such Class of Class A Certificates has been reduced to zero, amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth of 4.01(a) above, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth of 4.01 (a) above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth of 4.01(a) above, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth of 4.01(a) above, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth of 4.01(a) above and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third of 4.01(a) above but in each case only up to the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance (after giving effect to all distributions on such Distribution Date) is greater than the Group I-A Pool Balance (Non-PO Portion) or Group II-A Pool Balance (Non-PO Portion), respectively (the Group I-A Certificates or Group II-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount or Group II Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group equals the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion), as applicable (such amount, the "Undercollateralized Amount"), all amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth of 4.01(a) above, second to the Class B-5 Certificates pursuant to Clause
      (ii) Paragraph fifteenth of 4.01(a) above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth of 4.01(a) above, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth of 4.01(a) above, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth 4.01(a) above and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third of 4.01(a) above (less any amounts used to pay any Class I-A-PO Deferred Amounts or Class II-A-PO Deferred Amounts).

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates) and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i) and (ii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage and Group II Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentages and Group I Subordinated Percentage and Group II Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group I Class B Percentage and Group II Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages and Group II Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage and Group II Subordinated Percentage for such Distribution Date minus the sum of the Group I Class B Percentages and Group II Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage, Group II Class B Percentage, Group II Class B Prepayment Percentage or Group II Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.20, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02 ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third,  to  the  Class  B-4  Certificates   until  the  Class  B-4
Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth,  to  the  Class  B-2  Certificates   until  the  Class  B-2
Principal Balance has been reduced to zero;

            sixth,  to  the  Class  B-1  Certificates   until  the  Class  B-1
Principal Balance has been reduced to zero; and

            seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and Class I-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively, and (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and Class II-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan allocable to the Class I-A-PO or Class II-A-PO Certificates, respectively, will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses with respect to any Mortgage Loan in Loan Group I or Loan Group II, respectively, remaining after allocation to the Class I-A-PO or Class II-A-PO Certificates, as applicable, in accordance with the preceding sentence shall be allocated pro rata among the Group I-A Certificates (other than the Class I-A-PO Certificates) or Group II-A Certificates (other than the Class II-A-PO Certificates), respectively, and each Class of Class B Certificates based on the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance in the case of such Group I-A Certificates or Group II-A Certificates and the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance in the case of each Class of Class B Certificates, respectively. Any such loss allocated to the Group I-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group I-A Certificates (other than the Class I-A-PO Certificates) in accordance with the Group I-A Loss Percentages as of such Determination Date and any such loss allocated to the Group II-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) in accordance with the Group II-A Loss Percentages as of such Determination Date.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan shall be allocated among (i) each Class of Group I-A Certificates or Group II-A Certificates, as applicable, and (ii) each Class of Class B Certificates, pro rata based upon each Class's Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable for the related Distribution Date. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan will be allocated among the outstanding Classes of Group I-A Certificates and Group II-A Certificates, respectively, based on their Group I-A Interest Percentages and Group II-A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period and Bankruptcy Losses will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            SECTION 4.03 PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS;
                         REPORT TO THE TRUSTEE AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group II Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date and (ii) the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Group I-A Percentage and Group II-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

            (xviii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans;

            (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xxi) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxiii) the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount, if any; and

            (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class I-A-R Certificate with a $200 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF
                         INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                   ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01 THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may
be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-2, A-I-A-3, A-I-A-4, A-I-A-5, A-I-A-PO, A-I-A-R, A-II-A-1,
A-II-A-PO, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02 REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B Certificate shall be made unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class I-A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class I-A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code
Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04 PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
                         ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07 DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08 NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01 LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER
                         SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER
                         SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04 RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05 COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                         SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                  ARTICLE VII

                                     DEFAULT

            SECTION 7.01 EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02 OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND
                         DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE
                         MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06 NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01 DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

            (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03 TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05 TRUSTEE MAY OWN CERTIFICATES.

            The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

            SECTION 8.07 ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08 RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09 SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10 MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11 AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13 APPOINTMENT OF CUSTODIANS.

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC;
(iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports;
(vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-PO, Class I-A-R, Class II-A-1 and Class II-A-PO Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class I-A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15 MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE
                         SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.18. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02 ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01 AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

            (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02 RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04 GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05 NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06 SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07 SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08 COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09 RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01 CUT-OFF DATE.

            The Cut-Off Date for the Certificates is April 1, 2000.

            SECTION 11.02 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $260,656,649.14.

            SECTION 11.03 ORIGINAL GROUP I-A PERCENTAGE.

            The Original Group I-A Percentage is 96.96599259%.

            SECTION 11.04 ORIGINAL GROUP II-A PERCENTAGE.

            The Original Group II-A Percentage is 96.97313230%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A
                          CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                              Original
                  Class                   Principal Balance
                  -----                   -----------------
              Class I-A-1                  $ 72,223,000.00
              Class I-A-2                  $  7,404,000.00
              Class I-A-3                  $  7,214,000.00
              Class I-A-4                  $ 11,000,000.00
              Class I-A-5                  $  7,871,000.00
              Class I-A-PO                 $  1,225,631.88
              Class I-A-R                  $        200.00
              Class II-A-1                 $144,592,000.00
              Class II-A-PO                $  1,305,928.63

            SECTION 11.06 ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE.

            The Original Aggregate Non-PO Principal Balance is $258,125,088.63.

            SECTION 11.07 ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.

            The Original Aggregate Subordinate Percentage is 3.02988317%.

            SECTION 11.08 ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $7,820,888.63.

            SECTION 11.09 ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.

            The Original Group I Subordinated Principal Balance is
$3,307,670.96.

            SECTION 11.10 ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.

            The Original Group II Subordinated Principal Balance is
$4,513,217.67.

            SECTION 11.11 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B
                          CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                              Original
                Class                     Principal Balance
                -----                     -----------------
              Class B-1                    $  3,389,000.00
              Class B-2                    $  1,694,000.00
              Class B-3                    $  1,043,000.00
              Class B-4                    $    781,000.00
              Class B-5                    $    392,000.00
              Class B-6                    $    521,888.63

            SECTION 11.12 ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 1.71695384%.

            SECTION 11.13 ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 1.06068288%.

            SECTION 11.14 ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.65661522%.

            SECTION 11.15 ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.35404874%.

            SECTION 11.16 ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.20218438%.

            SECTION 11.17 CLOSING DATE.

            The Closing Date is April 27, 2000.

            SECTION 11.18 RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $26,065,664.91 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.19 WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A Certificates (other than the Class I-A-R Certificate) and the Class B Certificates (other than the Class B-5 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class I-A-R and Class B-5 Certificates are not eligible for wire transfer.

            SECTION 11.20 SINGLE CERTIFICATE.

            A Single Certificate for the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-PO, Class II-A-1 and Class I-A-PO Certificates and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class B-5 Certificates represents a Denomination equal to the Original Principal Balance for such Class. A Single Certificate for the Class I-A-R Certificate represents a $200 Denomination. A Single Certificate for the Class B-4 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.21 SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.22 MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       WELLS FARGO ASSET SECURITIES
                                          CORPORATION
                                            as Seller


                                       By:______________________________________
                                          Name:   Alan S. McKenney
                                          Title:  Vice President


                                       NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
                                            as Master Servicer


                                       By:______________________________________
                                          Name:   Nancy E. Burgess
                                          Title:  Vice President


                                       FIRST UNION NATIONAL BANK
                                          as Trustee


                                       By:______________________________________
                                          Name:
                                          Title:



Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 27th day of April, 2000, before me, a notary public in and for the State of Maryland, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public


[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 27th day of April, 2000, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


___________________________
Notary Public


[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 27th day of April, 2000, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public


[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 27th day of April, 2000, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public


[NOTARIAL SEAL]

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
                Mortgage Pass-Through Certificates, Series 2000-1
                 Applicable Unscheduled Principal Receipt Period

                                          Full Unscheduled         Partial Unscheduled
Servicer                                 Principal Receipts         Principal Receipts
--------                                 ------------------        -------------------

WFHM (Exhibits F-1)                          Prior Month               Prior Month
WFHM (Exhibits F-2A and F-2B)                 Mid-Month                 Mid-Month
America First Credit Union                    Mid-Month                Prior Month
Chevy Chase Bank, F.S.B.                      Mid-Month                Prior Month
Downey Savings & Loan Association,            Mid-Month                Prior Month
   F.A.
Brenton Mortgages, Inc.                       Mid-Month                Prior Month
SunTrust Mortgage, Inc.                       Mid-Month                Prior Month
The Huntington Mortgage Company               Mid-Month                Prior Month
Columbia National, Inc.                       Mid-Month                Prior Month
National City Mortgage Co.                    Mid-Month                Prior Month
First Horizon Home Loan Corporation           Mid-Month                Prior Month
Morgan Stanley Dean Witter Credit            Prior Month               Prior Month
   Corporation
Countrywide Home Loans, Inc.                 Prior Month               Prior Month
Merrill Lynch Credit Corporation             Prior Month               Prior Month

                                EXHIBIT A-I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS I-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AA 1          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-2
                    [FORM OF FACE OF CLASS I-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS I-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AB 9          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-2 Certificates required to be distributed to Holders of the Class I-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-2 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-3
                    [FORM OF FACE OF CLASS I-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS I-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AC 7          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-3 Certificates required to be distributed to Holders of the Class I-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-3 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on April 27, 2000, and based on its issue price of 94.90347%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% SPA for Loan Group I and 175% SPA for Loan Group II (as defined in the Prospectus Supplement dated April 24, 2000 with respect to the offering of the Class A Certificates and Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 5.13958333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.28%; and
(iii) the amount of OID allocable to the short first accrual period (April 27, 2000 to May 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.00855629%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-4
                    [FORM OF FACE OF CLASS I-A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS I-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AD 5          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-4 Certificates required to be distributed to Holders of the Class I-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-4 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on April 27, 2000, and based on its issue price of 96.98160%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% SPA for Loan Group I and 175% SPA for Loan Group II (as defined in the Prospectus Supplement dated April 24, 2000 with respect to the offering of the Class A Certificates and Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.06145333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.16%; and
(iii) the amount of OID allocable to the short first accrual period (April 27, 2000 to May 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01295705%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-5
                    [FORM OF FACE OF CLASS I-A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS I-A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AM 5          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-5 Certificates required to be distributed to Holders of the Class I-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-5 Certificates applicable to each Distribution Date will be 7.750% per annum. Prior to the Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class I-A-5 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on April 27, 2000, at an issue price of 98.76345%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% SPA for Loan Group I and 175% SPA for Loan Group II (as defined in the Prospectus Supplement dated April 24, 2000 with respect to the offering of the Class A Certificates and Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 137.67726840%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.87%; and (iii) the amount of OID allocable to the short first accrual period (April 27, 2000 to May 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.60423306%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                EXHIBIT A-I-A-PO
                   [FORM OF FACE OF CLASS I-A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS I-A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AE 3          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-PO Certificates required to be distributed to Holders of the Class I-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on April 27, 2000, at an issue price of 61.31250% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% SPA for Loan Group I and 175% SPA for Loan Group II (as defined in the Prospectus Supplement dated April 24, 2000 with respect to the offering of the Class A Certificates and Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 38.68750000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.33%; and
(iii) the amount of OID allocable to the short first accrual period (April 27, 2000 to May 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.39729389%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-R
                    [Form of Face of Class I-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS I-A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AF 0          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to Holders of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                EXHIBIT A-II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2000-1, CLASS II-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AG 8          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2015

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on April 27, 2000, and based on its issue price of 98.05556%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% SPA for Loan Group I and 175% SPA for Loan Group II (as defined in the Prospectus Supplement dated April 24, 2000 with respect to the offering of the Class A Certificates and Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.98333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.47%; and
(iii) the amount of OID allocable to the short first accrual period (April 27, 2000 to May 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02511516%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                EXHIBIT A-II-A-PO
                   [FORM OF FACE OF CLASS II-A-PO CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2000-1, CLASS II-A-PO

            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AH 6          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2015

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively) formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-PO Certificates required to be distributed to Holders of the Class II-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on April 27, 2000, at an issue price of 69.50000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% SPA for Loan Group I and 175% SPA for Loan Group II (as defined in the Prospectus Supplement dated April 24, 2000 with respect to the offering of the Class A Certificates and Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 30.50000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.54%; and
(iii) the amount of OID allocable to the short first accrual period (April 27, 2000 to May 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.40758934%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-1

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AJ 2          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to the Distribution Date occurring in May 2000 will be 7.317% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 7.750% for Loan Group I and 7.000% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-2

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AK 9          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to the Distribution Date occurring in May 2000 will be 7.317% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 7.750% for Loan Group I and 7.000% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on April 27, 2000, and based on its issue price of 97.15346%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% SPA for Loan Group I and 175% SPA for Loan Group II (as defined in the Prospectus Supplement dated April 24, 2000 with respect to the offering of the Class A Certificates and Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.88718695%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.83%; and (iii) the amount of OID allocable to the short first accrual period (April 27, 2000 to May 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02208014%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-3

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AL 7          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to the Distribution Date occurring in May 2000 will be 7.317% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 7.750% for Loan Group I and 7.000% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on April 27, 2000, and based on its issue price of 92.21596%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% SPA for Loan Group I and 175% SPA for Loan Group II (as defined in the Prospectus Supplement dated April 24, 2000 with respect to the offering of the Class A Certificates and Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 7.82468695%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.66%; and (iii) the amount of OID allocable to the short first accrual period (April 27, 2000 to May 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05167634%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-4

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AN 3          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to the Distribution Date occurring in May 2000 will be 7.317% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 7.750% for Loan Group I and 7.000% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on April 27, 2000, and based on its issue price of 79.15346%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% SPA for Loan Group I and 175% SPA for Loan Group II (as defined in the Prospectus Supplement dated April 24, 2000 with respect to the offering of the Class A Certificates and Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 20.88718695%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.22%; and (iii) the amount of OID allocable to the short first accrual period (April 27, 2000 to May 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12154705%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-5

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AP 8          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to the Distribution Date occurring in May 2000 will be 7.317% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 7.750% for Loan Group I and 7.000% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on April 27, 2000, and based on its issue price of 58.96596%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% SPA for Loan Group I and 175% SPA for Loan Group II (as defined in the Prospectus Supplement dated April 24, 2000 with respect to the offering of the Class A Certificates and Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 41.07468695%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 16.80%; and (iii) the amount of OID allocable to the short first accrual period (April 27, 2000 to May 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.20103290%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2000-1, CLASS B-6

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2000

CUSIP No.:  94975E AQ 6          First Distribution Date:  May 25, 2000

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  May 25, 2030

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to the Distribution Date occurring in May 2000 will be 7.317% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 7.750% for Loan Group I and 7.000% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on April 27, 2000, and based on its issue price of 19.40346%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% SPA for Loan Group I and 175% SPA for Loan Group II (as defined in the Prospectus Supplement dated April 24, 2000 with respect to the offering of the Class A Certificates and Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 80.63718695%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 52.18%; and (iii) the amount of OID allocable to the short first accrual period (April 27, 2000 to May 25, 2000) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.21721244%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:____________________________________
   Authorized Officer

                                    EXHIBIT C
                 [Form of Reverse of Series 2000-1 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2000-1

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:

Dated:



                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________
for the account of _____________________________________________________________
account number _____________, or, if mailed by check, to ______________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                         W I T N E S S E T H    T H A T
                         - - - - - - - - - -    - - - -

            WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of April 27, 2000 relating to the issuance of Mortgage Pass-Through Certificates, Series 2000-1 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                   ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

            Section 2.1 Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2 Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 2.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 2.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III

                            Concerning the Custodian

            Section 3.1 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

            Section 4.1 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                  By:__________________________________
Frederick, Maryland 21703                Name:_____________________________
                                         Title:____________________________


Address:                              NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION

7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                             ___________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                             ___________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                             ___________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association

                                             ___________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

                                  EXHIBIT F-1A

       [Schedule of Group I Mortgage Loans Serviced by WFHM from locations other than Frederick, Maryland]

WFMBS

WFHMI / 2000-01  Exhibit F-1A (Group I)
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)           (ii)                                        (iii)      (iv)       (v)         (vi)         (vii)       (viii)
-----         -----------------------   -----     -----   --------   --------   --------    ----------   --------    ----------
                                                                                  NET
MORTGAGE                                                             MORTGAGE   MORTGAGE    CURRENT      ORIGINAL    SCHEDULED
LOAN                                              ZIP     PROPERTY   INTEREST   INTEREST    MONTHLY      TERM TO      MATURITY
NUMBER        CITY                      STATE     CODE      TYPE       RATE       RATE      PAYMENT      MATURITY       DATE
--------      -----------------------   -----     -----   --------   --------   --------   ----------    --------    ----------
7711771       LAS VEGAS                   NV      89131     SFD       8.000      7.733      $1,867.43      360        1-Dec-29
7794376       HARRISBURG                  PA      17112     SFD       7.875      7.608      $1,845.30      360        1-Dec-29
7824406       MANSFIELD                   TX      76063     SFD       7.625      7.358      $1,801.33      360        1-Jan-30
7845642       DENVER                      CO      80220     SFD       7.875      7.608      $1,840.20      360        1-Jan-30
7911906       VALLEY                      NE      68064     SFD       7.875      7.608      $1,845.30      360        1-Jan-30
7944535       ALPINE                      CA      91901     SFD       7.625      7.358      $1,801.33      360        1-Jan-30
7959296       SYLMAR                      CA      91342     LCO       7.750      7.483      $1,820.05      360        1-Jan-30
7976530       TEMECULA                    CA      92592     SFD       7.750      7.483      $1,823.27      360        1-Jan-30
7985198       CAMARILLO                   CA      93012     SFD       7.750      7.483      $1,823.27      360        1-Dec-29
7985548       SOUTHERN PINES              NC      28387     SFD       7.750      7.483      $1,823.27      360        1-Feb-30
7999331       NAPLES                      FL      34109     SFD       8.375      7.750      $1,934.38      360        1-Mar-30
8001755       WOODBRIDGE                  VA      22193     SFD       7.875      7.608      $1,845.30      360        1-Mar-30
8002484       AMITY                       AR      71921     SFD       7.750      7.483      $1,823.27      360        1-Feb-30
8003349       THOUSAND OAKS               CA      91362     LCO       7.625      7.358      $1,799.57      360        1-Feb-30
8004356       ESCONDIDO                   CA      92026     SFD       7.875      7.608      $1,845.30      360        1-Jan-30
8004612       TRABUCO CANYON              CA      92679     SFD       7.625      7.358      $1,801.33      360        1-Feb-30
8008263       SANTA CRUZ                  CA      95062     SFD       7.750      7.483      $1,823.27      360        1-Jan-30
8008942       GLOUCESTER                  MA      01930     SFD       7.750      7.483      $1,823.27      360        1-Feb-30
8012609       IRVINE                      CA      92618     SFD       7.875      7.608      $1,841.68      360        1-Feb-30
8013167       RUSSELL TOWNSHIP            OH      44022     SFD       7.875      7.608      $1,845.30      360        1-Feb-30
8016077       TAMPA                       FL      33647     SFD       7.625      7.358      $1,801.33      360        1-Jan-30


WFMBS

WFHMI / 2000-01  Exhibit F-1A (Group I)
30 YEAR FIXED RATE NON RELOCATION LOANS (Cont'd)


(i)            (ix)                (x)       (xi)       (xii)       (xiii)    (xv)      (xvi)
-----          --------------    ------    ---------  ----------  -------   -------   --------
                  CUT-OFF
MORTGAGE           DATE                                MORTGAGE              MASTER    FIXED
LOAN             PRINCIPAL                             INSURANCE  SERVICE   SERVICE   RETAINED
NUMBER            BALANCE          LTV      SUBSIDY      CODE       FEE       FEE      YIELD
--------       --------------    ------    ---------  ----------  -------   -------   --------
7711771           $253,810.09     79.53                            0.250      0.017     0.000
7794376           $253,792.51     74.12                            0.250      0.017     0.000
7824406           $253,932.82     63.63                            0.250      0.017     0.000
7845642           $253,268.57     76.97                            0.250      0.017     0.000
7911906           $253,970.85     88.06                   17       0.250      0.017     0.000
7944535           $253,943.91     68.78                            0.250      0.017     0.000
7959296           $253,506.56     95.00                   11       0.250      0.017     0.000
7976530           $253,957.65     79.01                            0.250      0.017     0.000
7985198           $253,774.52     70.40                            0.250      0.017     0.000
7985548           $254,139.60     92.55                   12       0.250      0.017     0.000
7999331           $254,341.82     51.61                            0.250      0.017     0.358
8001755           $254,324.86     78.32                            0.250      0.017     0.000
8002484           $254,139.60     75.97                            0.250      0.017     0.000
8003349           $253,880.79     75.00                            0.250      0.017     0.000
8004356           $253,969.84     89.17                   11       0.250      0.017     0.000
8004612           $254,130.45     69.73                            0.250      0.017     0.000
8008263           $253,957.65     21.21                            0.250      0.017     0.000
8008942           $254,139.60     79.78                            0.250      0.017     0.000
8012609           $253,649.25     77.12                            0.250      0.017     0.000
8013167           $254,148.57     70.40                            0.250      0.017     0.000
8016077           $253,943.91     63.94                            0.250      0.017     0.000

                $5,332,723.42


COUNT:                                  21
WAC:                           7.803598829
WAM:                           357.3814531
WALTV:                          73.3446553

                                  EXHIBIT F-1B

      [Schedule of Group II Mortgage Loans Serviced by WFHM from locations other than Frederick, Maryland]


WFMBS
WFHMI / 2000-01  Exhibit F-1B (Group II)
15 YEAR FIXED RATE NON RELOCATION AND RELOCATION  LOANS

(i)        (ii)                                        (iii)      (iv)       (v)        (vi)        (vii)       (viii)
--------   -------------------------   -----   -----   --------   --------   --------   ---------   --------    ---------
                                                                               NET
MORTGAGE                                                          MORTGAGE   MORTGAGE    CURRENT    ORIGINAL    SCHEDULED
  LOAN                                          ZIP    PROPERTY   INTEREST   INTEREST    MONTHLY    TERM TO     MATURITY
 NUMBER    CITY                        STATE   CODE      TYPE       RATE       RATE      PAYMENT    MATURITY      DATE
--------   -------------------------   -----   -----   --------   --------   --------   ---------   ---------   ---------
6427345    NORTH BRANCH                  MN    55056     SFD        7.625      7.000    $2,223.23     180        1-Aug-12
6666664    TOFTE                         MN    55615     SFD        7.375      7.000    $2,755.18     180        1-Mar-13
6668975    HAWTHORN WOODS                IL    60047     SFD        7.125      6.858    $3,170.41     180        1-Mar-13
6685532    NORTH OAKS                    MN    55127     SFD        7.375      7.000    $7,346.97     180        1-Mar-13
6707025    ST CHARLES                    IL    60174     SFD        7.000      6.733    $2,488.86     180        1-Apr-13
6939769    WHEATON                       IL    60187     SFD        7.000      6.733    $4,584.02     180        1-Jul-13
7346092    FRANKFORT                     IL    60423     SFD        6.750      6.483    $3,541.41     180        1-Dec-13
7351023    INVERNESS                     IL    60010     PUD        6.625      6.358    $4,085.31     180        1-Dec-13
7502924    ORLAND PARK                   IL    60462     SFD        6.875      6.608    $5,672.19     180        1-Jan-14
7505991    ALGONQUIN                     IL    60102     SFD        6.875      6.608    $2,604.21     180        1-Feb-14
7538870    CONCORD                       MA    01742     SFD        6.500      6.233    $3,066.30     180        1-Feb-14
7559222    PLYMOUTH                      MI    48170     PUD        6.750      6.483    $2,654.73     180        1-Apr-14
7559223    SKOKIE                        IL    60076     SFD        6.750      6.483    $3,982.10     180        1-Mar-14
7570396    OTSEGO                        MN    55330     SFD        7.125      6.858    $3,170.41     180        1-Feb-14
7574109    WESTFORD                      MA    01886     SFD        6.875      6.608    $3,389.05     180        1-Mar-14
7575352    PALATINE                      IL    60067     SFD        6.750      6.483    $2,265.37     180        1-Mar-14
7587460    PRIOR LAKE                    MN    55372     SFD        7.250      6.983    $3,067.22     180        1-Mar-14
7594141    ORLAND PARK                   IL    60462     SFD        6.750      6.483    $2,610.49     180        1-Apr-14
7601168    WILMETTE                      IL    60091     SFD        6.375      6.108    $2,506.33     180        1-May-14
7601898    LAKE FOREST                   IL    60045     SFD        6.625      6.358    $2,528.62     180        1-Mar-14
7603729    PRIOR LAKE                    MN    55372     PUD        6.375      6.108    $2,601.96     180        1-Mar-14
7638460    CORCORAN                      MN    55340     SFD        7.625      7.000    $2,503.47     180        1-Apr-14
7965052    GRAYSLAKE                     IL    60030     SFD        7.500      7.000    $2,359.25     180        1-Jan-15
8004995    FAYETTEVILLE                  NC    28303     SFD        7.125      6.858    $2,305.34     180        1-Dec-14
8005034    CYPRESS                       TX    77429     SFD        7.000      6.733    $2,287.52     180        1-Jan-15
8005628    GLEN ELLYN                    IL    60137     SFD        7.500      7.000    $2,354.61     180        1-Jan-15


WFMBS
WFHMI / 2000-01  Exhibit F-1B (Group II)
15 YEAR FIXED RATE NON RELOCATION AND RELOCATION LOANS (Cont'd)

(i)         (ix)                (x)      (xi)        (xii)       (xiii)      (xv)        (xvi)
--------    --------------      ------   ---------   ---------   --------    --------    --------
                CUT-OFF
MORTGAGE         DATE                                 MORTGAGE                MASTER      FIXED
  LOAN         PRINCIPAL                             INSURANCE   SERVICE      SERVICE    RETAINED
 NUMBER         BALANCE          LTV      SUBSIDY      CODE        FEE         FEE        YIELD
--------    --------------      ------   ---------   ---------   --------    ---------   --------
6427345       $212,860.16       79.33                              0.250       0.017       0.358
6666664       $271,775.00       62.40                              0.250       0.017       0.108
6668975       $320,245.65       79.55                              0.250       0.017       0.000
6685532       $722,584.07       53.24                              0.250       0.017       0.108
6707025       $217,168.31       36.92                              0.250       0.017       0.000
6939769       $474,164.76       75.00                              0.250       0.017       0.000
7346092       $378,661.24       69.00                              0.250       0.017       0.000
7351023       $440,005.53       71.58                              0.250       0.017       0.000
7502924       $604,322.35       75.71                              0.250       0.017       0.000
7505991       $278,465.06       80.00                              0.250       0.017       0.000
7538870       $335,180.96       32.00                              0.250       0.017       0.000
7559222       $288,027.35       73.17                              0.250       0.017       0.000
7559223       $429,896.32       75.00                              0.250       0.017       0.000
7570396       $329,636.54       64.81                              0.250       0.017       0.000
7574109       $363,691.30       73.79                              0.250       0.017       0.000
7575352       $244,876.42       78.77                              0.250       0.017       0.000
7587460       $220,192.89       53.42                              0.250       0.017       0.000
7594141       $282,118.84       79.73                              0.250       0.017       0.000
7601168       $273,942.09       48.33                              0.250       0.017       0.000
7601898       $275,385.45       45.00                              0.250       0.017       0.000
7603729       $287,608.18       80.00                              0.250       0.017       0.000
7638460       $252,763.42       67.85                              0.250       0.017       0.358
7965052       $252,179.69       62.84                              0.250       0.017       0.233
8004995       $251,294.60       60.74                              0.250       0.017       0.000
8005034       $252,077.11       67.87                              0.250       0.017       0.000
8005628       $251,684.26       59.76                              0.250       0.017       0.233

            $8,510,807.55



COUNT:                             26
WAC:                      6.968862037
WAM:                      164.7184491
WALTV:                    66.01765559

                                  EXHIBIT F-2A

  [Schedule of Group I Mortgage Loans Serviced by WFHM in Frederick, Maryland]

WFMBS
WFHMI / 2000-01  Exhibit F-2A (Group I)
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)       (ii)                                (iii)     (iv)      (v)       (vi)        (vii)     (viii)     (ix)
--------  --------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  --------------
                                                                  NET                                        CUT-OFF
MORTGAGE                                                MORTGAGE  MORTGAGE  CURRENT     ORIGINAL  SCHEDULED  DATE
LOAN                                   ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                  STATE  CODE   TYPE      RATE      RATE      PAYMENT     MATURITY  DATE       BALANCE
--------  --------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  --------------
4950036   HOLLISTON             MA     01746  SFD          8.500     7.750  $ 2,022.25       360   1-Apr-30  $   263,000.00
5019394   TOMBALL               TX     77375  SFD          8.500     7.750  $ 3,137.17       360   1-Apr-30  $   408,000.00
5029308   LAKE GROVE            NY     11755  SFD          8.750     7.750  $ 1,976.53       360   1-Mar-30  $   251,097.44
5074601   PACIFIC               MO     63069  SFD          8.500     7.750  $ 2,114.52       360   1-Apr-30  $   275,000.00
5106714   WATCHUNG              NJ     07060  SFD          8.000     7.733  $ 4,052.04       300   1-Jan-25  $   523,332.82
5109428   CHARLOTTE             NC     28270  SFD          8.375     7.750  $ 2,857.88       360   1-Mar-30  $   375,766.29
5115759   SOUTH SAN FRANCISCO   CA     94080  SFD          7.875     7.608  $ 2,320.23       360   1-Apr-30  $   320,000.00
5117711   PLANO                 TX     75093  SFD          8.125     7.750  $ 2,598.75       360   1-Feb-30  $   349,540.53
5121645   BERNVILLE             PA     19506  SFD          7.750     7.483  $ 1,879.87       360   1-Apr-30  $   262,400.00
5128438   LONG LAKE             MN     55356  SFD          8.125     7.750  $ 2,479.94       360   1-Jan-30  $   333,340.10
5139516   SNOQUALMIE            WA     98065  SFD          8.250     7.750  $ 3,380.70       360   1-Feb-30  $   449,424.13
5140117   SILVER SPRING         MD     20910  PUD          8.250     7.750  $ 2,245.91       360   1-Feb-30  $   298,567.43
5141964   HERNDON               VA     20170  SFD          8.000     7.733  $ 2,133.79       360   1-Jan-30  $   290,210.72
5143098   CAMPBELL              CA     95008  SFD          8.875     7.750  $ 5,664.20       360   1-Apr-30  $   711,900.00
5143753   ST JOSEPH             MO     64505  SFD          8.375     7.750  $ 2,736.26       360   1-Feb-30  $   359,550.92
5143776   MANHASSET             NY     11030  SFD          7.500     7.233  $ 2,097.65       360   1-Mar-30  $   299,777.35
5143893   NORTH TARRYTOWN       NY     10591  SFD          8.000     7.733  $ 3,081.81       360   1-Nov-29  $   418,572.04
5145713   DOUGLASVILLE          GA     30135  SFD          8.125     7.750  $ 1,184.62       360   1-Feb-30  $   159,335.56
5146441   MAPLEWOOD             NJ     07040  SFD          8.250     7.750  $ 3,636.14       360   1-Apr-30  $   484,000.00
5148112   TEANECK               NJ     07666  SFD          8.625     7.750  $ 2,208.92       360   1-Sep-29  $   282,800.70
5148319   SAN ANTONIO           TX     78248  SFD          8.500     7.750  $ 2,245.23       360   1-Mar-30  $   291,823.10
5148341   CENTREVILLE           VA     20121  PUD          8.375     7.750  $ 2,100.84       360   1-Mar-30  $   276,228.20
5148917   HOLLYWOOD             FL     33019  SFD          8.250     7.750  $ 3,005.07       360   1-Mar-30  $   399,744.93
5149041   KATY                  TX     77450  SFD          8.625     7.750  $ 2,537.54       360   1-Apr-30  $   326,250.00
5149244   BIRMINGHAM            AL     35242  SFD          8.250     7.750  $ 4,131.97       360   1-Apr-30  $   550,000.00
5149698   ROSLYN HEIGHTS        NY     11577  SFD          8.750     7.750  $ 2,950.13       360   1-Apr-30  $   375,000.00
5149911   OAKTON                VA     22124  SFD          8.250     7.750  $ 2,178.68       360   1-Mar-30  $   289,815.07
5150165   GREAT NECK            NY     11024  SFD          8.500     7.750  $ 2,460.53       360   1-Mar-30  $   319,806.14
5150737   LIVINGSTON            TX     77351  SFD          8.125     7.750  $ 2,532.71       240   1-Feb-20  $   298,993.68
5150805   EDMOND                OK     73003  SFD          8.500     7.750  $ 2,445.14       360   1-Mar-30  $   317,807.36
5150902   AURORA                CO     80016  SFD          8.750     7.750  $ 2,499.74       360   1-Mar-30  $   317,567.19
5151078   NEW HOPE              PA     18938  SFD          7.625     7.358  $ 1,797.80       360   1-Jan-30  $   253,444.96
5152847   BROOKLYN              NY     11201  SFD          8.750     7.750  $ 1,386.56       360   1-Apr-30  $   176,250.00
5152894   HOUSTON               TX     77057  PUD          8.500     7.750  $ 2,470.52       360   1-Apr-30  $   321,300.00
5153648   LARCHMONT             NY     10538  SFD          8.875     7.750  $ 2,864.33       360   1-Apr-30  $   360,000.00
5153818   FAIR OAKS             CA     95628  SFD          8.125     7.750  $ 2,061.18       360   1-Mar-30  $   277,418.40
5153880   HARTWELL              GA     30643  SFD          8.500     7.750  $ 2,076.07       360   1-Apr-30  $   270,000.00
5156274   CABOT                 AR     72023  SFD          8.500     7.750  $ 2,048.39       360   1-Apr-30  $   266,400.00
5156492   MELROSE               MA     02176  SFD          8.625     7.750  $ 2,240.04       360   1-Apr-30  $   288,000.00
5157426   PROSPER               TX     75078  SFD          8.125     7.750  $ 3,601.11       360   1-Apr-30  $   485,000.00
5158221   NANUET                NY     10954  SFD          8.750     7.750  $ 2,155.56       360   1-Apr-30  $   274,000.00
5158294   CHESTER               NH     03036  SFD          7.500     7.233  $ 2,027.73       360   1-Jan-30  $   289,350.26
5159080   EAGLE                 ID     83616  SFD          8.500     7.750  $ 3,383.22       360   1-Mar-30  $   439,733.45
5159338   COPPER CANYON         TX     75067  SFD          8.500     7.750  $ 2,583.55       360   1-Jan-30  $   335,385.02
5159778   ALPHARETTA            GA     30005  PUD          8.500     7.750  $ 2,235.24       360   1-Mar-30  $   290,314.87
5159852   DALLAS                TX     75229  SFD          7.625     7.358  $ 3,744.94       360   1-Sep-29  $   526,367.70
5160120   VALLEY COTTAGE        NY     10989  SFD          8.625     7.750  $ 2,345.04       360   1-Mar-30  $   301,322.00
5160397   BARRINGTON            NH     03825  SFD          8.625     7.750  $ 2,338.04       360   1-Mar-30  $   300,422.52
5160847   TULSA                 OK     74137  SFD          8.500     7.750  $ 2,066.84       360   1-Mar-30  $   268,637.16
5161179   ATLANTA               GA     30306  SFD          8.625     7.750  $ 2,714.49       360   1-Mar-30  $   348,793.95
5161938   SALEM                 NH     03087  SFD          9.250     7.750  $ 4,335.50       360   1-Apr-30  $   527,000.00
5163151   GRANITE BAY           CA     95746  SFD          8.625     7.750  $ 4,200.06       360   1-Mar-30  $   539,681.19
5163362   HUNTINGTON BEACH      CA     92648  SFD          8.250     7.750  $ 2,982.23       240   1-Apr-20  $   350,000.00
5163910   SAN DIEGO             CA     92121  PUD          8.250     7.750  $ 2,482.18       360   1-Mar-30  $   330,189.32
5164826   LUDLOW                VT     05149  LCO          9.375     7.750  $ 1,685.13       360   1-Mar-30  $   202,497.68
5165303   SANTA BARBARA         CA     93105  SFD          8.125     7.750  $ 2,301.75       360   1-Apr-30  $   310,000.00
5166338   GLENDALE              CA     91207  SFD          8.875     7.750  $ 3,437.19       360   1-Mar-30  $   431,757.81
5166592   DALLAS                TX     75214  SFD          8.625     7.750  $ 2,582.26       360   1-Apr-30  $   332,000.00
5166650   AUSTIN                TX     78703  SFD          8.375     7.750  $ 3,097.30       360   1-Apr-30  $   407,500.00
5167912   ENGLEWOOD             FL     34223  SFD          9.250     7.750  $ 3,224.89       360   1-Mar-30  $   391,796.78
5168193   EDINA                 MN     55424  SFD          9.500     7.750  $ 3,237.29       360   1-Apr-30  $   385,000.00
5706677   WEST CHESTER          OH     45069  SFD          8.000     7.733  $ 2,083.90       360   1-Dec-29  $   283,230.08
5706713   CHINO                 CA     91710  SFD          7.750     7.483  $ 1,961.18       360   1-Jan-30  $   273,164.63
5706779   WAUKEE                IA     50263  SFD          7.750     7.483  $ 2,699.17       360   1-Jan-30  $   375,959.09
5706787   ST PAUL               MN     55105  SFD          7.875     7.608  $ 3,444.08       360   1-Dec-29  $   473,679.50
5706809   OCONOMOWOC            WI     53066  SFD          8.250     7.750  $ 2,944.97       360   1-Jan-30  $   391,244.92
5706827   CARMEL                IN     46033  SFD          7.625     7.358  $ 1,946.43       360   1-Feb-30  $   274,550.34
5706830   MASON                 OH     45040  SFD          8.250     7.750  $ 4,507.60       360   1-Dec-29  $   598,453.74
5706837   CHARLOTTE             NC     28207  SFD          8.125     7.750  $ 4,826.24       360   1-Feb-30  $   649,146.72
5707014   ORANGE                CA     92867  SFD          7.875     7.608  $ 2,320.22       360   1-Jan-30  $   319,334.99
5707028   RENO                  NV     89511  SFD          8.250     7.750  $ 2,682.02       360   1-Jan-30  $   356,281.35
5707049   LA GRANGE             IL     60525  SFD          8.000     7.733  $ 2,572.58       360   1-Dec-29  $   349,649.56
5707070   HOFFMAN ESTATES       IL     60192  SFD          7.750     7.483  $ 1,977.30       360   1-Jan-30  $   275,411.82
5707081   AUSTIN                TX     78726  SFD          8.000     7.733  $ 2,242.05       360   1-Jan-30  $   304,934.82
5707093   HILTON HEAD ISLAND    SC     29928  SFD          8.000     7.733  $ 2,802.98       360   1-Dec-29  $   380,964.45
5707295   LEE'S SUMMIT          MO     64082  SFD          8.125     7.750  $ 2,864.56       360   1-Feb-30  $   385,293.55
5707301   CHICAGO               IL     60657  SFD          8.125     7.750  $ 3,860.99       360   1-Jan-30  $   518,972.60
5707769   HOUSTON               TX     77024  SFD          8.500     7.750  $ 2,792.70       360   1-Apr-30  $   363,200.00
5708264   SAUKVILLE             WI     53080  SFD          8.375     7.750  $ 1,997.94       349   1-Dec-28  $   260,105.72
5708304   NORTHRIDGE            CA     91326  SFD          8.500     7.750  $ 2,355.96       360   1-Apr-30  $   306,400.00
5708344   GLENVIEW              IL     60025  SFD          7.875     7.608  $ 2,900.28       360   1-Dec-29  $   398,887.99
5708347   VILLA PARK            CA     92667  SFD          7.875     7.608  $ 2,537.74       360   1-Dec-29  $   349,027.01
5708364   COTO DE CAZA          CA     92679  SFD          7.750     7.483  $ 2,865.65       360   1-Dec-29  $   398,859.75
5708393   CHICAGO               IL     60640  SFD          8.125     7.750  $ 3,368.34       360   1-Jan-30  $   452,753.71
5708408   FLORENCE              KY     41042  SFD          7.950     7.683  $ 1,935.25       360   1-Dec-29  $   264,274.33
5708415   BAYSIDE               WI     53217  SFD          8.000     7.733  $ 3,378.26       360   1-Dec-29  $   459,151.88
5708429   ST CHARLES            IL     60174  SFD          8.250     7.750  $ 2,691.79       360   1-Jan-30  $   357,609.84
5708447   BRUNSVILLE            MN     55337  SFD          8.000     7.733  $ 2,935.06       360   1-Dec-29  $   398,915.64
5708459   CINCINNATI            OH     45236  SFD          8.750     7.750  $ 2,674.79       360   1-Feb-30  $   339,607.33
5708472   SOUTH BARRINGTON      IL     60010  SFD          8.375     7.750  $ 6,840.66       360   1-Jan-30  $   898,310.03
5708473   RIVER HILLS           WI     53217  SFD          8.125     7.750  $ 2,346.30       360   1-Jan-30  $   315,375.64
5708486   CEDARBURG             WI     53012  SFD          8.125     7.750  $ 2,747.24       360   1-Dec-29  $   369,022.00
5708504   LONGBOAT KEY          FL     34228  HCO          8.000     7.733  $ 2,025.20       360   1-Feb-30  $   275,628.37
5708511   CARLSBAD              CA     92009  SFD          7.625     7.358  $ 1,842.00       360   1-Feb-30  $   259,867.08
5708518   COTO DE CAZA          CA     92679  SFD          7.750     7.483  $ 2,579.08       360   1-Dec-29  $   358,973.80
5708534   HENDERSON             NV     89012  SFD          7.875     7.608  $ 1,957.69       360   1-Dec-29  $   269,249.39
5708536   CEDAR RAPIDS          IA     52411  SFD          7.750     7.483  $ 2,003.81       360   1-Jan-30  $   279,103.93
5708549   SPRINGFIELD           OH     45504  SFD          8.125     7.750  $ 3,118.49       360   1-Jan-30  $   419,170.19
5708550   BLAINE                MN     55449  SFD          7.875     7.608  $ 2,046.51       360   1-Dec-29  $   281,262.71
5708738   SAN ANTONIO           TX     78258  PUD          8.625     7.750  $ 2,644.49       360   1-Apr-30  $   340,000.00
5709067   REDMOND               WA     98053  SFD          7.375     7.108  $ 1,754.32       360   1-Jan-30  $   253,416.60
5709080   OLATHE                KS     66061  SFD          7.500     7.233  $ 2,227.00       360   1-Feb-30  $   318,025.78
5709105   CHICAGO               IL     60630  SFD          7.625     7.358  $ 2,439.77       360   1-Feb-30  $   344,199.44
5709119   PARKLAND              FL     33067  SFD          7.375     7.108  $ 2,520.97       360   1-Jan-30  $   364,161.64
5709216   DALLAS                TX     75219  SFD          8.375     7.750  $ 2,280.22       360   1-Apr-30  $   300,000.00
5709494   LARKSPUR              CA     94939  SFD          8.375     7.750  $ 2,964.28       360   1-Jan-30  $   389,267.70
5710419   BIRMINGHAM            MI     48009  SFD          9.250     7.750  $ 3,391.48       360   1-Apr-30  $   412,250.00
5710487   VISALIA               CA     93291  SFD          9.000     7.750  $ 2,317.31       360   1-Mar-30  $   287,842.69
5710974   SPOKANE               WA     99223  SFD          8.875     7.750  $ 2,355.11       360   1-Apr-30  $   296,000.00
5712014   AUSTIN                TX     78759  SFD          8.750     7.750  $   759.17       360   1-Apr-30  $    96,500.00
5712253   DESOTO                TX     75115  SFD          8.000     7.733  $ 2,339.24       360   1-Apr-30  $   318,800.00
5713112   FORT WORTH            TX     76109  SFD          7.875     7.608  $ 3,554.29       360   1-Mar-30  $   489,862.65
5713149   DALLAS                TX     75287  PUD          8.625     7.750  $ 4,550.07       360   1-Mar-30  $   584,654.62
5713568   STAFFORD              VA     22554  SFD          8.500     7.750  $ 2,152.19       360   1-Apr-30  $   279,900.00
5713804   ROGERS                AR     72758  SFD          7.875     7.608  $ 1,962.04       360   1-Mar-30  $   270,413.77
5713818   SANTA FE              NM     87501  SFD          8.250     7.750  $ 2,103.55       360   1-Mar-30  $   279,821.45
5713839   FORT WORTH            TX     76132  SFD          8.250     7.750  $ 2,067.49       360   1-Feb-30  $   274,815.08
5713882   PROVO                 UT     84604  SFD          8.125     7.750  $ 2,301.74       360   1-Mar-30  $   309,797.22
5714096   HEBER SPRINGS         AR     72543  SFD          8.250     7.750  $ 2,253.80       360   1-Feb-30  $   299,616.08
5714180   AMBLER                PA     19002  SFD          8.250     7.750  $ 2,141.11       360   1-Jan-30  $   284,451.04
5714252   FAIRBURN              GA     30213  SFD          7.750     7.483  $ 2,005.96       360   1-Aug-28  $   275,795.30
5714263   EAST BETHEL           MN     55011  SFD          8.625     7.750  $ 2,488.93       360   1-Feb-30  $   319,620.78
5714291   GAHANNA               OH     43230  SFD          8.500     7.750  $ 2,103.75       360   1-Mar-30  $   273,434.25
5715528   HARRODSBURG           KY     40330  SFD          8.625     7.750  $ 2,333.37       360   1-Apr-30  $   300,000.00
5716187   BROOKLYN              NY     11209  SFD          7.875     7.608  $ 2,320.22       360   1-Mar-30  $   319,779.78
5716674   DAVIE                 FL     33325  SFD          9.125     7.750  $ 2,489.72       360   1-Apr-30  $   306,000.00
5716751   HARRISON              NY     10528  SFD          8.750     7.750  $ 3,933.50       360   1-Apr-30  $   500,000.00
5717469   BETHANY BEACH         DE     19930  SFD          8.750     7.750  $   638.81       360   1-Apr-30  $    81,200.00
5722148   SAINT LOUIS           MO     63117  SFD          8.500     7.750  $ 2,752.72       360   1-Feb-30  $   357,344.72
5722150   WEST LINN             OR     97068  SFD          7.875     7.608  $ 3,625.35       360   1-Feb-30  $   499,309.55
5722162   FOLSOM                CA     95630  SFD          7.375     7.108  $ 2,196.35       360   1-Jan-30  $   317,269.61
5722165   BLACKSBURG            VA     24060  SFD          8.500     7.750  $ 3,075.66       360   1-Feb-30  $   399,513.63
5722171   HAYMARKET             VA     20169  SFD          7.500     7.233  $ 2,293.43       360   1-Feb-30  $   327,511.62
5722180   LOVELAND              CO     80537  SFD          7.750     7.483  $ 1,973.61       360   1-Feb-30  $   275,094.87
5722195   SULLIVANS ISLAND      SC     29482  SFD          8.000     7.733  $ 3,668.82       360   1-Feb-30  $   499,142.13
5722256   SAN DIEGO             CA     92128  SFD          7.875     7.608  $ 2,349.23       360   1-Feb-30  $   323,552.58
5722282   DEL MAR               CA     92014  SFD          8.125     7.750  $ 3,636.39       360   1-Feb-30  $   489,107.09
5722302   EASTPORT              MI     49627  SFD          8.250     7.750  $ 3,005.07       360   1-Feb-30  $   399,488.11
5722318   IRVINE                CA     92602  SFD          7.875     7.608  $ 2,030.19       360   1-Mar-30  $   279,807.31
5722321   KING GEORGE           VA     22485  SFD          7.000     6.733  $ 2,147.27       360   1-Aug-29  $   320,589.79
5722329   LAKE OZARK            MO     65049  SFD          8.250     7.750  $ 2,028.42       360   1-Jan-30  $   269,479.94
5722338   LORTON                VA     22079  SFD          7.625     7.358  $ 2,213.98       360   1-Feb-30  $   312,345.77
5722368   GALLATIN              TN     37066  SFD          8.000     7.733  $ 2,003.18       360   1-Jul-29  $   271,306.73
5722372   FORT WASHINGTON       PA     19034  SFD          7.625     7.358  $ 1,896.89       360   1-Jan-30  $   267,017.73
5722378   REISTERSTOWN          MD     21136  SFD          7.875     7.608  $ 1,885.19       360   1-Feb-30  $   259,640.95
5722383   GREENVILLE            SC     29615  SFD          7.750     7.483  $ 2,561.90       360   1-Jan-30  $   356,837.90
5722397   WILLIAMSBURG          VA     23185  SFD          7.250     6.983  $ 2,102.47       360   1-Jan-30  $   307,474.35
5722398   LOVETTSVILLE          VA     20180  SFD          8.375     7.750  $ 2,138.85       360   1-Feb-30  $   281,048.96
5722409   GIBSON ISLAND         MD     21056  SFD          8.125     7.750  $ 3,155.62       360   1-Jan-30  $   424,160.30
5722418   EDGEWATER             MD     21037  SFD          8.250     7.750  $ 1,951.42       360   1-Jan-30  $   259,249.66
5722427   COLORADO SPRINGS      CO     80903  SFD          8.125     7.750  $ 3,898.12       360   1-Jan-30  $   523,962.72
5722428   CASTRO VALLEY         CA     94552  SFD          8.375     7.750  $ 2,222.46       360   1-Feb-30  $   291,655.06
5722448   SANTA CLARA           CA     95051  SFD          8.000     7.733  $ 2,083.89       360   1-Oct-29  $   282,837.33
5722452   BOULDER               CO     80304  SFD          7.875     7.608  $ 3,045.30       360   1-Feb-30  $   394,255.95
5722470   AUSTIN                TX     78750  SFD          8.250     7.750  $ 2,253.80       360   1-Feb-30  $   299,616.09
5722486   WASHINGTON            DC     20007  PUD          7.250     6.983  $ 3,247.16       360   1-Sep-29  $   473,353.13
5722495   FREDERICKSBURG        VA     22405  SFD          7.750     7.483  $ 2,074.01       360   1-Dec-29  $   288,654.38
5722533   AURORA                CO     80016  SFD          7.375     7.108  $ 2,646.67       360   1-Jul-29  $   380,510.28
5722546   MIDLOTHIAN            VA     23113  SFD          8.875     7.750  $ 4,296.49       360   1-Oct-29  $   535,896.47
7032843   CARLISLE              MA     01741  SFD          6.875     6.608  $ 2,851.07       360   1-Jul-29  $   430,417.28
7132657   RANCHO CUCAMONGA      CA     91701  SFD          7.750     7.483  $ 2,751.02       360   1-Jan-30  $   383,181.68
7593402   VICTORVILLE           CA     92392  SFD          8.000     7.733  $ 4,285.19       360   1-Jan-30  $   582,816.57
7596607   MARLBORO              NJ     07751  SFD          7.750     7.483  $ 2,149.24       360   1-Feb-30  $   299,575.15
7675013   DES MOINES            IA     50312  SFD          9.000     7.750  $ 2,534.56       360   1-Mar-30  $   314,827.94
7680763   MIDDLETOWN            DE     19709  SFD          7.625     7.358  $ 2,252.20       360   1-Mar-30  $   317,969.70
7691677   APPLETON              WI     54913  SFD          8.250     7.750  $ 3,305.57       360   1-Dec-29  $   438,866.09
7696881   KIRKLAND              WA     98034  SFD          7.750     7.483  $ 3,582.06       360   1-Mar-30  $   499,647.11
7723815   FLOWER MOUND          TX     75022  SFD          8.625     7.750  $ 2,879.77       360   1-Mar-30  $   370,031.40
7744766   POTOMAC FALLS         VA     20165  SFD          8.000     7.733  $ 2,054.54       360   1-Mar-30  $   279,212.13
7787342   HOUSTON               TX     77059  SFD          8.750     7.750  $ 3,579.49       360   1-Mar-30  $   454,738.22
7793002   LANDENBERG            PA     19350  SFD          7.875     7.608  $ 3,339.67       360   1-Apr-30  $   460,600.00
7852482   HASTINGS              MN     55033  SFD          8.500     7.750  $ 3,321.71       360   1-Mar-30  $   431,738.29
7866033   OLD BRIDGE TWP.       NJ     07747  SFD          8.875     7.750  $ 2,195.98       360   1-Mar-30  $   275,845.27
7870075   MORRISTOWN            NJ     07960  SFD          8.750     7.750  $ 4,834.22       360   1-Nov-29  $   612,699.32
7907932   UNION                 NJ     08867  SFD          8.125     7.750  $ 2,732.39       360   1-Mar-30  $   367,759.28
7913986   GULF SHORES           AL     36542  SFD          8.375     7.750  $ 2,660.25       360   1-Apr-30  $   350,000.00
7940717   MOORPARK              CA     93021  SFD          8.750     7.750  $ 2,391.57       360   1-Jan-30  $   303,471.46
7944910   MAPLE GROVE           MN     55311  SFD          8.250     7.750  $ 1,042.73       360   1-Mar-30  $   138,707.49
7951245   SUN RIVER             OR     97707  SFD          8.375     7.750  $ 2,261.97       360   1-Mar-30  $   297,415.03
7954145   BELLE MEAD            NJ     08502  SFD          7.625     7.358  $ 2,123.38       360   1-Jan-30  $   299,344.46
7961225   ENGLEWOOD             FL     34223  SFD          8.250     7.750  $ 4,011.76       360   1-Jan-30  $   532,121.14
7969404   HONOLULU              HI     96821  SFD          7.750     7.483  $ 4,262.65       360   1-Dec-29  $   593,303.90
7972116   BALLWIN               MO     63021  SFD          8.750     7.750  $ 2,517.44       360   1-Mar-30  $   319,815.89
7976789   MOUNTAIN VIEW         CA     94040  PUD          8.375     7.750  $ 3,097.08       360   1-Mar-30  $   407,218.74
7981198   SAN RAMON             CA     94583  SFD          8.000     7.733  $ 2,494.80       360   1-Dec-29  $   339,078.30
7981667   KEYSTONE              CO     80435  SFD          7.875     7.608  $ 3,625.35       360   1-Jan-30  $   498,960.91
7981737   RANDOLPH              NJ     07869  SFD          8.250     7.750  $ 2,253.80       360   1-Jan-30  $   299,373.69
7987865   SAN DIEGO             CA     92128  LCO          7.875     7.608  $ 2,691.82       360   1-Jan-30  $   370,478.48
7989066   CHARLOTTE             NC     28209  SFD          8.375     7.750  $ 2,119.08       360   1-Jan-30  $   278,276.49
7990866   STOCKTON              CA     95207  SFD          8.375     7.750  $ 2,500.64       360   1-Jan-30  $   328,382.23
7990899   TIMONIUM              MD     21153  SFD          8.000     7.733  $ 3,375.32       360   1-Jan-30  $   459,067.86
7991935   CHANDLER              AZ     85225  SFD          8.375     7.750  $ 2,065.49       360   1-Jan-30  $   271,238.73
7992841   SAN JOSE              CA     95111  SFD          8.625     7.750  $ 2,138.92       360   1-Jan-30  $   274,509.42
7996558   SHINGLE SPRINGS       CA     95682  SFD          7.500     7.233  $ 2,601.08       360   1-Mar-30  $   371,723.92
8003752   BROOKLYN PARK         MN     55443  SFD          8.125     7.750  $ 2,272.04       360   1-Feb-30  $   305,598.31
8004134   CORONA                CA     91720  SFD          7.875     7.608  $ 1,312.38       360   1-Dec-29  $   180,496.80
8004812   EDMOND                OK     73034  SFD          8.250     7.750  $ 2,248.17       360   1-Jan-30  $   298,673.57
8005741   UPPER MARLBORO        MD     20772  SFD          8.125     7.750  $ 1,937.92       360   1-Jan-30  $   260,484.33
8006275   ALEXANDRIA            VA     22314  SFD          7.750     7.483  $ 2,031.74       360   1-Feb-30  $   283,198.39
8008380   SACRAMENTO            CA     95834  SFD          8.625     7.750  $ 2,078.25       360   1-Mar-30  $   267,042.25
8008516   BROWNSVILLE           TX     78520  SFD          7.750     7.483  $ 2,292.52       360   1-Jan-30  $   319,318.06
8011146   ATLANTA               GA     30309  SFD          8.125     7.750  $ 2,506.67       360   1-Jan-30  $   336,932.99
8015159   ROCKVILLE             MD     20852  PUD          8.375     7.750  $ 2,828.23       360   1-Mar-30  $   371,868.72
8015392   MINNETONKA            MN     55305  SFD          8.500     7.750  $ 2,137.58       360   1-Mar-30  $   277,831.59
8020472   PARK CITY             UT     84060  LCO          8.375     7.750  $ 2,469.16       360   1-Feb-30  $   324,453.77
8020814   BELLEVUE              WA     98008  SFD          8.000     7.733  $ 2,201.29       360   1-Jan-30  $   299,392.10
8022553   BEND                  OR     97707  SFD          8.375     7.750  $ 4,560.43       360   1-Feb-30  $   599,251.54
8025388   ROCKVILLE             MD     20852  PUD          8.500     7.750  $ 2,518.96       360   1-Feb-30  $   327,201.67
8028719   CLARKSBURG            MD     20871  SFD          8.250     7.750  $ 2,315.78       360   1-Mar-30  $   308,053.44
8029972   APPLE VALLEY          MN     55124  SFD          8.500     7.750  $ 2,214.47       360   1-Mar-30  $   287,825.53
8030467   ASHLAND               VA     23005  SFD          8.000     7.733  $ 1,067.63       360   1-Feb-30  $   145,094.83
8033171   EAGE                  ID     83616  SFD          8.625     7.750  $ 4,044.51       360   1-Mar-30  $   519,692.99
8043204   SHREWSBURY            MA     01545  SFD          8.375     7.750  $ 2,341.02       360   1-Mar-30  $   307,808.56
8046511   MAGNOLIA              TX     77354  SFD          8.250     7.750  $   676.14       360   1-Mar-30  $    89,929.69
8046979   SEATTLE               WA     98121  LCO          8.500     7.750  $ 2,275.37       360   1-Mar-30  $   295,740.73
8050772   GRANTS PASS           OR     97526  SFD          8.625     7.750  $ 2,041.70       360   1-Mar-30  $   262,132.42
8051083   NIPOMO                CA     93407  SFD          8.000     7.733  $ 2,296.68       360   1-Mar-30  $   312,789.99
8054135   LITTLETON             CO     80122  SFD          8.500     7.750  $ 3,383.22       360   1-Mar-30  $   439,733.45
8054184   LOS ANGELES           CA     90041  SFD          8.375     7.750  $ 2,314.42       360   1-Mar-30  $   304,310.74
8054597   WEST DES MOINES       IA     50265  SFD          8.625     7.750  $ 4,598.29       360   1-Mar-30  $   590,850.96
8054634   SMYRNA                GA     30080  SFD          8.750     7.750  $ 2,004.51       360   1-Mar-30  $   254,653.41
8055060   SEATTLE               WA     98146  SFD          8.625     7.750  $ 2,069.78       360   1-Mar-30  $   265,952.89
8056935   LONGMONT              CO     80503  SFD          8.375     7.750  $ 3,420.32       360   1-Mar-30  $   449,720.31
8058011   RENO                  NV     89509  SFD          8.875     7.750  $ 5,171.69       360   1-Mar-30  $   649,635.60
8058156   ATLANTA               GA     30324  SFD          8.375     7.750  $ 2,974.16       360   1-Apr-30  $   391,300.00
8061816   ARLINGTON HEIGHTS     IL     60004  SFD          8.875     7.750  $ 3,007.54       360   1-Mar-30  $   377,788.08
8067543   CANTON                MI     48188  SFD          8.625     7.750  $ 2,450.04       360   1-Mar-30  $   314,814.02
8069533   GLENDALE              MD     20769  SFD          8.875     7.750  $ 2,116.42       360   1-Mar-30  $   265,850.87
8070571   THOUSAND OAKS         CA     91362  LCO          8.750     7.750  $ 2,882.59       360   1-Mar-30  $   366,204.19
8070865   THOUSAND OAKS         CA     91362  LCO          8.750     7.750  $ 2,445.85       360   1-Mar-30  $   310,721.13
8074582   CARMEL                CA     93923  SFD          8.125     7.750  $ 2,153.24       360   1-Mar-30  $   286,810.30
8076749   FOLSOM                CA     95630  SFD          8.625     7.750  $ 2,006.70       360   1-Mar-30  $   257,847.68
8078996   COLORADO SPRINGS      CO     80906  SFD          8.875     7.750  $ 2,840.45       360   1-Mar-30  $   356,799.86
8099526   HENDERSON             NV     89052  SFD          8.500     7.750  $ 2,258.68       360   1-Apr-30  $   293,750.00

                                                                                                             $81,989,873.18

(i)       (x)    (xi)       (xii)    (xiii)   (xv)     (xvi)
--------  -----  -------  ---------  -------  -------  --------

MORTGAGE                   MORTGAGE           MASTER   FIXED
LOAN                      INSURANCE  SERVICE  SERVICE  RETAINED
NUMBER    LTV    SUBSIDY     CODE    FEE      FEE      YIELD
--------  -----  -------  ---------  -------  -------  --------
4950036   63.54                        0.250    0.017    0.483
5019394   80.00                        0.250    0.017    0.483
5029308   75.00                        0.250    0.017    0.733
5074601   65.48                        0.250    0.017    0.483
5106714   70.00                        0.250    0.017    0.000
5109428   80.00                        0.250    0.017    0.358
5115759   61.58                        0.250    0.017    0.000
5117711   55.12                        0.250    0.017    0.108
5121645   80.00                        0.250    0.017    0.000
5128438   79.90                        0.250    0.017    0.108
5139516   50.16                        0.250    0.017    0.233
5140117   80.00                        0.250    0.017    0.233
5141964   80.00                        0.250    0.017    0.000
5143098   70.00                        0.250    0.017    0.858
5143753   65.45                        0.250    0.017    0.358
5143776   46.30                        0.250    0.017    0.000
5143893   75.00                        0.250    0.017    0.000
5145713   80.00                        0.250    0.017    0.108
5146441   80.00                        0.250    0.017    0.233
5148112   80.00                        0.250    0.017    0.608
5148319   76.44                        0.250    0.017    0.483
5148341   80.00                        0.250    0.017    0.358
5148917   40.20                        0.250    0.017    0.233
5149041   75.00                        0.250    0.017    0.608
5149244   76.50                        0.250    0.017    0.233
5149698   51.37                        0.250    0.017    0.733
5149911   65.39                        0.250    0.017    0.233
5150165   80.00                        0.250    0.017    0.483
5150737   61.95                        0.250    0.017    0.108
5150805   69.89                        0.250    0.017    0.483
5150902   89.99               33       0.250    0.017    0.733
5151078   55.22                        0.250    0.017    0.000
5152847   75.00                        0.250    0.017    0.733
5152894   70.00                        0.250    0.017    0.483
5153648   48.00                        0.250    0.017    0.858
5153818   80.00                        0.250    0.017    0.108
5153880   90.00               33       0.250    0.017    0.483
5156274   70.63                        0.250    0.017    0.483
5156492   80.00                        0.250    0.017    0.608
5157426   74.72                        0.250    0.017    0.108
5158221   80.00                        0.250    0.017    0.733
5158294   86.05               12       0.250    0.017    0.000
5159080   70.40                        0.250    0.017    0.483
5159338   71.49                        0.250    0.017    0.483
5159778   90.00               24       0.250    0.017    0.483
5159852   74.00                        0.250    0.017    0.000
5160120   90.00               06       0.250    0.017    0.608
5160397   90.00               12       0.250    0.017    0.608
5160847   80.00                        0.250    0.017    0.483
5161179   87.47               06       0.250    0.017    0.608
5161938   80.00                        0.250    0.017    1.233
5163151   75.00                        0.250    0.017    0.608
5163362   69.31                        0.250    0.017    0.233
5163910   80.00                        0.250    0.017    0.233
5164826   40.52                        0.250    0.017    1.358
5165303   62.00                        0.250    0.017    0.108
5166338   29.29                        0.250    0.017    0.858
5166592   79.05                        0.250    0.017    0.608
5166650   67.92                        0.250    0.017    0.358
5167912   70.00                        0.250    0.017    1.233
5168193   79.88                        0.250    0.017    1.483
5706677   77.81                        0.250    0.017    0.000
5706713   95.00               11       0.250    0.017    0.000
5706779   87.93               06       0.250    0.017    0.000
5706787   79.83                        0.250    0.017    0.000
5706809   80.00                        0.250    0.017    0.233
5706827   73.33                        0.250    0.017    0.000
5706830   80.00                        0.250    0.017    0.233
5706837   50.00                        0.250    0.017    0.108
5707014   64.65                        0.250    0.017    0.000
5707028   85.61               06       0.250    0.017    0.233
5707049   80.00                        0.250    0.017    0.000
5707070   80.00                        0.250    0.017    0.000
5707081   70.01                        0.250    0.017    0.000
5707093   80.00                        0.250    0.017    0.000
5707295   89.29               17       0.250    0.017    0.108
5707301   80.00                        0.250    0.017    0.108
5707769   80.00                        0.250    0.017    0.483
5708264   90.00               17       0.250    0.017    0.358
5708304   80.00                        0.250    0.017    0.483
5708344   57.97                        0.250    0.017    0.000
5708347   61.08                        0.250    0.017    0.000
5708364   69.85                        0.250    0.017    0.000
5708393   78.22                        0.250    0.017    0.108
5708408   89.83               06       0.250    0.017    0.000
5708415   80.00                        0.250    0.017    0.000
5708429   77.05                        0.250    0.017    0.233
5708447   80.00                        0.250    0.017    0.000
5708459   76.15                        0.250    0.017    0.733
5708472   57.47                        0.250    0.017    0.358
5708473   80.00                        0.250    0.017    0.108
5708486   80.00                        0.250    0.017    0.108
5708504   80.00                        0.250    0.017    0.000
5708511   80.00                        0.250    0.017    0.000
5708518   69.35                        0.250    0.017    0.000
5708534   74.96                        0.250    0.017    0.000
5708536   79.91                        0.250    0.017    0.000
5708549   76.36                        0.250    0.017    0.108
5708550   89.99               06       0.250    0.017    0.000
5708738   80.00                        0.250    0.017    0.608
5709067   79.38                        0.250    0.017    0.000
5709080   79.92                        0.250    0.017    0.000
5709105   90.00               33       0.250    0.017    0.000
5709119   64.60                        0.250    0.017    0.000
5709216   56.44                        0.250    0.017    0.358
5709494   65.00                        0.250    0.017    0.358
5710419   85.00               33       0.250    0.017    1.233
5710487   80.00                        0.250    0.017    0.983
5710974   80.00                        0.250    0.017    0.858
5712014   74.94                        0.250    0.017    0.733
5712253   80.00                        0.250    0.017    0.000
5713112   79.71                        0.250    0.017    0.000
5713149   79.59                        0.250    0.017    0.608
5713568   79.99                        0.250    0.017    0.483
5713804   79.12                        0.250    0.017    0.000
5713818   80.00                        0.250    0.017    0.233
5713839   80.00                        0.250    0.017    0.233
5713882   83.78               11       0.250    0.017    0.108
5714096   80.00                        0.250    0.017    0.233
5714180   69.51                        0.250    0.017    0.233
5714252   84.21               17       0.250    0.017    0.000
5714263   80.00                        0.250    0.017    0.608
5714291   80.00                        0.250    0.017    0.483
5715528   74.07                        0.250    0.017    0.608
5716187   49.23                        0.250    0.017    0.000
5716674   90.00               06       0.250    0.017    1.108
5716751   31.25                        0.250    0.017    0.733
5717469   70.00                        0.250    0.017    0.733
5722148   79.91                        0.250    0.017    0.483
5722150   57.14                        0.250    0.017    0.000
5722162   69.13                        0.250    0.017    0.000
5722165   80.00                        0.250    0.017    0.483
5722171   80.00                        0.250    0.017    0.000
5722180   74.72                        0.250    0.017    0.000
5722195   43.48                        0.250    0.017    0.000
5722256   80.00                        0.250    0.017    0.000
5722282   74.99                        0.250    0.017    0.108
5722302   80.00                        0.250    0.017    0.233
5722318   75.42                        0.250    0.017    0.000
5722321   79.89                        0.250    0.017    0.000
5722329   50.94                        0.250    0.017    0.233
5722338   80.00                        0.250    0.017    0.000
5722368   78.45                        0.250    0.017    0.000
5722372   76.57                        0.250    0.017    0.000
5722378   72.22                        0.250    0.017    0.000
5722383   80.00                        0.250    0.017    0.000
5722397   79.03                        0.250    0.017    0.000
5722398   79.99                        0.250    0.017    0.358
5722409   68.00                        0.250    0.017    0.108
5722418   80.00                        0.250    0.017    0.233
5722427   75.00                        0.250    0.017    0.108
5722428   80.00                        0.250    0.017    0.358
5722448   80.00                        0.250    0.017    0.000
5722452   55.26                        0.250    0.017    0.000
5722470   75.00                        0.250    0.017    0.233
5722486   80.00                        0.250    0.017    0.000
5722495   85.15               06       0.250    0.017    0.000
5722533   80.00                        0.250    0.017    0.000
5722546   73.97                        0.250    0.017    0.858
7032843   70.00                        0.250    0.017    0.000
7132657   80.00                        0.250    0.017    0.000
7593402   80.00                        0.250    0.017    0.000
7596607   63.16                        0.250    0.017    0.000
7675013   90.00               01       0.250    0.017    0.983
7680763   80.00                        0.250    0.017    0.000
7691677   73.33                        0.250    0.017    0.233
7696881   71.43                        0.250    0.017    0.000
7723815   90.00               06       0.250    0.017    0.608
7744766   75.90                        0.250    0.017    0.000
7787342   55.16                        0.250    0.017    0.733
7793002   70.00                        0.250    0.017    0.000
7852482   80.00                        0.250    0.017    0.483
7866033   78.66                        0.250    0.017    0.858
7870075   80.00                        0.250    0.017    0.733
7907932   80.00                        0.250    0.017    0.108
7913986   56.00                        0.250    0.017    0.358
7940717   76.00                        0.250    0.017    0.733
7944910   80.00                        0.250    0.017    0.233
7951245   79.89                        0.250    0.017    0.358
7954145   53.67                        0.250    0.017    0.000
7961225   79.70                        0.250    0.017    0.233
7969404   61.98                        0.250    0.017    0.000
7972116   74.41                        0.250    0.017    0.733
7976789   80.00                        0.250    0.017    0.358
7981198   72.34                        0.250    0.017    0.000
7981667   29.59                        0.250    0.017    0.000
7981737   79.58                        0.250    0.017    0.233
7987865   90.00               11       0.250    0.017    0.000
7989066   80.00                        0.250    0.017    0.358
7990866   59.82                        0.250    0.017    0.358
7990899   80.00                        0.250    0.017    0.000
7991935   80.70               01       0.250    0.017    0.358
7992841   94.83               33       0.250    0.017    0.608
7996558   80.00                        0.250    0.017    0.000
8003752   80.00                        0.250    0.017    0.108
8004134   74.98                        0.250    0.017    0.000
8004812   94.77               01       0.250    0.017    0.233
8005741   90.00               06       0.250    0.017    0.108
8006275   80.00                        0.250    0.017    0.000
8008380   80.00                        0.250    0.017    0.608
8008516   80.00                        0.250    0.017    0.000
8011146   80.00                        0.250    0.017    0.108
8015159   80.00                        0.250    0.017    0.358
8015392   66.99                        0.250    0.017    0.483
8020472   90.00               11       0.250    0.017    0.358
8020814   80.00                        0.250    0.017    0.000
8022553   40.00                        0.250    0.017    0.358
8025388   70.00                        0.250    0.017    0.483
8028719   79.99                        0.250    0.017    0.233
8029972   80.00                        0.250    0.017    0.483
8030467   59.27                        0.250    0.017    0.000
8033171   80.00                        0.250    0.017    0.608
8043204   80.00                        0.250    0.017    0.358
8046511   60.04                        0.250    0.017    0.233
8046979   80.00                        0.250    0.017    0.483
8050772   71.33                        0.250    0.017    0.608
8051083   79.85                        0.250    0.017    0.000
8054135   80.00                        0.250    0.017    0.483
8054184   75.00                        0.250    0.017    0.358
8054597   80.00                        0.250    0.017    0.608
8054634   80.00                        0.250    0.017    0.733
8055060   89.00               11       0.250    0.017    0.608
8056935   45.00                        0.250    0.017    0.358
8058011   68.42                        0.250    0.017    0.858
8058156   70.00                        0.250    0.017    0.358
8061816   80.00                        0.250    0.017    0.858
8067543   90.00               33       0.250    0.017    0.608
8069533   95.00               11       0.250    0.017    0.858
8070571   80.00                        0.250    0.017    0.733
8070865   80.00                        0.250    0.017    0.733
8074582   74.36                        0.250    0.017    0.108
8076749   70.68                        0.250    0.017    0.608
8078996   70.00                        0.250    0.017    0.858
8099526   80.00                        0.250    0.017    0.483



COUNT:                    234
WAC:              8.243921862
WAM:              356.5261017
WALTV:             73.9267349

                                  EXHIBIT F-2B

 [Schedule of Group II Mortgage Loans Serviced by WFHM in Frederick, Maryland]

WFMBS
WFHMI / 2000-01  Exhibit F-2B (Group II)
15 YEAR FIXED RATE NON RELOCATION AND RELOCATION LOANS

(i)       (ii)                                (iii)     (iv)      (v)       (vi)        (vii)     (viii)     (ix)
--------  --------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  --------------
                                                                  NET                                        CUT-OFF
MORTGAGE                                                MORTGAGE  MORTGAGE  CURRENT     ORIGINAL  SCHEDULED  DATE
LOAN                                   ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                  STATE  CODE   TYPE      RATE      RATE      PAYMENT     MATURITY  DATE       BALANCE
--------  --------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  --------------
4993259   SCOTTSDALE            AZ     85259  SFD         7.125      6.858  $ 2,898.66       180   1-Jan-15  $   316,986.20
5001534   CRESSKILL             NJ     07626  LCO         7.625      7.000  $ 2,666.94       180   1-Sep-14  $   279,415.21
5007631   ARLINGTON             TX     76016  SFD         7.125      6.858  $ 3,971.16       180   1-May-14  $   412,273.11
5008974   PLANTATION            FL     33324  SFD         7.250      6.983  $ 3,423.24       180   1-Jan-15  $   371,506.14
5030873   WHITEHOUSE STATION    NJ     08889  SFD         7.625      7.000  $ 3,082.63       180   1-Jan-15  $   326,971.47
5041779   CLINTON               NJ     08801  SFD         7.125      6.858  $ 2,717.50       180   1-Jan-15  $   297,174.54
5042049   WARREN                NJ     07059  SFD         7.250      6.983  $ 5,750.36       180   1-Jan-15  $   624,056.00
5050688   SCOTTSDALE            AZ     85259  SFD         7.375      7.000  $ 2,992.27       180   1-Nov-14  $   320,245.60
5071446   DIX HILLS             NY     11746  SFD         7.375      7.000  $ 3,477.31       180   1-Aug-14  $   368,566.79
5073050   CINCINNATI            OH     45242  SFD         7.375      7.000  $ 2,713.78       180   1-Dec-14  $   291,363.60
5073931   KATY                  TX     77493  SFD         6.875      6.608  $ 2,318.83       180   1-Aug-14  $   250,413.51
5076537   WHITE PLAINS          NY     10605  SFD         7.500      7.000  $ 3,290.90       180   1-Sep-14  $   346,295.79
5079346   CHESTER               NJ     07930  SFD         7.500      7.000  $ 4,133.33       180   1-Feb-15  $   443,174.38
5083722   CHARLESTON            WV     25314  SFD         7.125      6.858  $ 2,305.35       180   1-Feb-15  $   252,906.77
5085343   SANTA FE              NM     87505  SFD         7.125      6.858  $ 4,169.54       180   1-Jul-14  $   447,060.08
5087219   GLENEDEN BEACH        OR     97388  SFD         7.875      7.000  $ 2,655.66       180   1-Oct-14  $   275,009.80
5088108   GREAT NECK            NY     11023  SFD         8.000      7.000  $ 3,121.16       180   1-Feb-15  $   324,706.05
5088232   HOLMDEL               NJ     07733  SFD         8.375      7.000  $ 3,126.79       180   1-Dec-14  $   316,285.77
5089343   GALESBURG             MI     49053  SFD         7.000      6.733  $ 2,480.77       180   1-Nov-14  $   271,595.05
5092777   PLEASANTON            CA     94566  SFD         7.500      7.000  $ 3,300.17       180   1-Dec-14  $   351,658.83
5098189   PLANO                 TX     75093  SFD         7.375      7.000  $ 5,240.07       180   1-Jan-15  $   564,370.03
5098729   CLEARWATER            FL     33762  SFD         7.250      6.983  $ 2,738.59       180   1-Jan-15  $   297,204.91
5100009   NEW CANAAN            CT     06840  SFD         7.625      7.000  $ 3,969.12       180   1-Dec-14  $   419,774.47
5102191   HARVEY CEDARS         NJ     08008  SFD         8.375      7.000  $ 3,455.20       180   1-Oct-14  $   344,525.67
5104080   MOUNTAIN LAKES        NJ     07046  SFD         7.750      7.000  $ 3,012.09       180   1-Dec-14  $   316,181.52
5104693   DENVER                CO     80230  SFD         7.625      7.000  $ 2,797.25       180   1-Nov-14  $   294,920.33
5105761   LAS VEGAS             NV     89135  SFD         7.375      7.000  $ 2,989.76       180   1-Dec-14  $   320,993.81
5105799   CLIFFSIDE PARK        NJ     07010  SFD         7.875      7.000  $ 3,385.97       180   1-Dec-14  $   352,786.12
5106288   APOLLO BEACH          FL     33572  SFD         7.250      6.983  $ 3,030.71       180   1-Dec-14  $   327,863.19
5108018   BELLEVUE              WA     98008  SFD         7.000      6.733  $ 3,918.90       180   1-Dec-14  $   430,449.40
5109400   ABILENE               TX     79606  SFD         7.500      7.000  $ 3,676.54       180   1-Dec-14  $   391,763.73
5110375   SUDBURY               MA     01776  SFD         7.750      7.000  $ 3,576.85       180   1-Dec-14  $   374,449.35
5110402   KENOSHA               WI     53143  SFD         7.375      7.000  $ 2,649.38       180   1-Nov-14  $   283,548.73
5110681   SHREWSBURY            MA     01545  SFD         7.375      7.000  $ 2,345.81       180   1-Feb-15  $   253,437.97
5111373   NEW YORK              NY     10028  COP         7.500      7.000  $ 5,332.64       180   1-Jan-15  $   570,005.37
5111532   PARKLAND              FL     33076  SFD         6.750      6.483  $ 2,265.37       180   1-Nov-14  $   251,826.46
5113396   ALPHARETTA            GA     30004  SFD         7.375      7.000  $ 2,653.06       180   1-Dec-14  $   284,844.99
5114799   HOUSTON               TX     77062  SFD         7.625      7.000  $ 4,605.27       180   1-Jan-15  $   488,553.87
5115750   ALEXANDRIA            VA     22314  SFD         7.625      7.000  $ 2,802.39       180   1-Mar-15  $   299,103.86
5116297   EAGLE                 ID     83616  SFD         7.875      7.000  $ 3,793.80       180   1-Feb-15  $   397,654.73
5116925   WASHINGTON            DC     20007  SFD         8.000      7.000  $ 3,189.49       180   1-Nov-14  $   318,661.48
5117457   JERICHO               NY     11753  LCO         7.875      7.000  $ 4,400.81       180   1-Jan-15  $   459,905.82
5120219   BROOKVILLE            NY     11545  SFD         7.625      7.000  $ 8,295.08       180   1-Dec-14  $   877,288.12
5120594   MONTGOMERY            NJ     08558  SFD         7.875      7.000  $ 3,907.62       180   1-Dec-14  $   407,136.91
5121638   FORT LEE              NJ     07024  LCO         8.250      7.000  $   485.08       180   1-Apr-15  $    50,000.00
5121966   CARMEL                IN     46033  SFD         7.000      6.733  $ 2,287.52       180   1-Jan-15  $   251,907.66
5122348   AMBLER                PA     19002  SFD         7.750      7.000  $ 2,823.83       180   1-Feb-15  $   298,221.62
5122539   ALPINE                NJ     07620  SFD         7.625      7.000  $ 6,071.84       180   1-Jan-15  $   644,138.02
5123225   LAKE FOREST           IL     60045  SFD         7.250      6.983  $ 3,605.81       180   1-Jan-15  $   391,319.80
5123331   LAKE IN THE HILLS     IL     60102  SFD         7.625      7.000  $ 2,719.72       180   1-Jan-15  $   288,524.28
5123970   SAN FRANCISCO         CA     94122  SFD         7.875      7.000  $ 2,655.66       180   1-Dec-14  $   276,695.01
5125009   POOLESVILLE           MD     20837  SFD         7.500      7.000  $ 3,708.05       180   1-Jan-15  $   370,886.30
5125140   JACKSON               WY     83001  SFD         7.625      7.000  $ 3,017.24       180   1-Jan-15  $   320,087.05
5125730   EAST HILLS            NY     11577  SFD         7.875      7.000  $ 2,864.32       180   1-Feb-15  $   300,229.32
5125979   HONOLULU              HI     96821  SFD         7.625      7.000  $ 6,071.85       180   1-Jan-15  $   644,093.48
5126142   BOXBOROUGH            MA     01719  SFD         7.250      6.983  $ 2,556.02       180   1-Feb-15  $   278,266.07
5126398   BOCA RATON            FL     33487  SFD         7.750      7.000  $ 3,030.91       180   1-Feb-15  $   320,091.20
5126498   PLANO                 TX     75093  SFD         7.375      7.000  $ 4,599.62       180   1-Jan-15  $   495,391.68
5126579   SUWANEE               GA     30024  SFD         7.625      7.000  $ 2,377.37       180   1-Jan-15  $   252,204.77
5127098   SAN JOSE              CA     95129  SFD         7.250      6.983  $ 2,318.68       180   1-Jan-15  $   251,633.47
5127551   DECATUR               GA     30030  SFD         7.125      6.858  $ 2,305.35       180   1-Feb-15  $   252,906.77
5127646   SMYRNA                GA     30080  SFD         6.750      6.483  $ 2,252.10       180   1-Jan-15  $   252,024.52
5127653   HUNTINGTON            CT     06484  SFD         7.750      7.000  $ 2,588.51       180   1-Nov-14  $   267,845.93
5128068   LITTLE CANADA         MN     55109  SFD         7.750      7.000  $ 3,200.34       180   1-Jan-15  $   336,966.98
5128094   BRIELLE               NJ     08730  SFD         7.875      7.000  $ 8,948.39       180   1-Feb-15  $   937,943.23
5128333   IRVINGTON             NY     10533  SFD         7.875      7.000  $ 2,807.42       180   1-Dec-14  $   292,506.11
5128442   POWAY                 CA     92064  SFD         7.375      7.000  $ 2,575.79       180   1-Jan-15  $   277,411.20
5128516   DELRAY BEACH          FL     33483  SFD         7.375      7.000  $ 2,341.21       180   1-Dec-14  $   251,362.84
5128906   SOUTH BETHANY         DE     19930  SFD         7.625      7.000  $ 2,377.37       180   1-Jan-15  $   252,204.77
5129263   DALLAS                TX     75229  SFD         7.625      7.000  $ 3,502.99       180   1-Jan-15  $   371,618.06
5129494   CLIFTON               VA     20124  SFD         7.875      7.000  $ 2,413.81       180   1-Jan-15  $   252,250.32
5129542   BASKING RIDGE         NJ     07920  LCO         7.125      6.858  $ 3,170.41       180   1-Apr-15  $   350,000.00
5129653   CHICAGO               IL     60622  SFD         7.375      7.000  $ 2,341.21       180   1-Feb-15  $   252,941.03
5131097   NEW YORK              NY     10021  HCO         8.000      7.000  $ 4,778.27       180   1-Jan-15  $   495,636.22
5131568   SHERMAN OAKS          CA     91401  SFD         8.000      7.000  $ 2,329.41       180   1-Dec-14  $   240,904.06
5131763   ROSLYN                NY     11576  LCO         8.000      7.000  $ 3,344.79       180   1-Feb-15  $   347,970.34
5136140   NEW YORK              NY     10011  HCO         7.750      7.000  $ 3,106.21       180   1-Dec-14  $   326,062.22
5136814   MOORESTOWN            NJ     08057  SFD         8.500      7.000  $ 3,545.06       180   1-Sep-14  $   352,481.01
5137119   WOODMERE              NY     11598  SFD         7.250      6.983  $ 2,921.17       180   1-Mar-15  $   319,012.16
5137354   JOPLIN                MO     64804  SFD         7.875      7.000  $ 3,926.58       180   1-Feb-15  $   411,572.66
5137861   LOS ANGELES           CA     90039  SFD         7.875      7.000  $ 1,735.67       180   1-Feb-15  $   179,383.51
5138040   NAPLES                FL     34108  HCO         8.875      7.000  $ 2,758.76       180   1-Apr-15  $   274,000.00
5138234   NEW YORK              NY     10022  HCO         7.750      7.000  $ 3,012.09       180   1-Feb-15  $   318,103.05
5138882   WALKER                MN     56484  SFD         8.125      7.000  $ 2,996.49       180   1-Jan-15  $   308,513.67
5139214   TOWNSHIP OF MORRIS    NJ     07960  SFD         7.250      6.983  $ 2,906.56       180   1-Apr-15  $   318,400.00
5139292   GREENWICH             CT     06878  SFD         7.625      7.000  $ 4,904.19       180   1-Mar-15  $   523,431.75
5139305   LATHAM                NY     12110  SFD         7.625      7.000  $ 1,280.98       180   1-Jan-15  $   135,893.27
5140250   BRYSON CITY           NC     28713  SFD         8.000      7.000  $ 2,479.92       180   1-Jan-15  $   257,235.21
5140439   WEST GROVE            PA     19390  SFD         7.125      6.858  $ 5,661.45       180   1-Feb-15  $   621,087.40
5140511   CUDJOE KEY            FL     33042  SFD         7.875      7.000  $ 4,305.96       180   1-Mar-15  $   452,673.42
5141343   WESTON                CT     06870  SFD         7.625      7.000  $ 5,137.72       180   1-Mar-15  $   548,357.07
5141435   PONTE VEDRA BEACH     FL     32082  LCO         8.125      7.000  $ 1,284.01       180   1-Feb-15  $   132,585.18
5141599   ITASCA                IL     60143  SFD         8.125      7.000  $ 2,927.17       180   1-Feb-15  $   302,256.44
5141921   SAN FRANCISCO         CA     94116  SFD         7.875      7.000  $ 2,845.35       180   1-Feb-15  $   298,241.05
5142330   COLUMBUS              OH     43209  SFD         8.000      7.000  $ 4,367.79       120   1-Jan-10  $   354,057.19
5143361   LOOMIS                CA     95650  SFD         8.250      7.000  $ 2,910.43       180   1-Apr-15  $   300,000.00
5143615   FARMINGTON HILLS      MI     48331  LCO         7.875      7.000  $ 2,987.62       180   1-Feb-15  $   311,139.97
5145005   RANCHO SANTA FE       CA     92067  PUD         8.000      7.000  $ 9,556.53       180   1-Feb-15  $   994,201.01
5145829   FORT MYERS            FL     33908  SFD         8.250      7.000  $   472.95       180   1-Feb-15  $    48,473.47
5146095   SUISUN                CA     94585  SFD         8.000      7.000  $ 4,305.22       180   1-Feb-15  $   447,887.54
5146268   MERRICK               NY     11566  SFD         7.750      7.000  $ 1,560.14       120   1-Mar-10  $   129,279.44
5146463   OAKLAND               CA     94602  SFD         8.375      7.000  $ 2,675.71       180   1-Feb-15  $   271,438.45
5146671   JUPITER               FL     33477  SFD         8.000      7.000  $ 2,866.96       180   1-Feb-15  $   298,260.30
5147601   SEATTLE               WA     98101  LCO         8.250      7.000  $ 3,686.53       180   1-Feb-15  $   377,844.56
5147604   PINECREST             FL     33156  SFD         8.000      7.000  $ 5,447.22       180   1-Mar-15  $   568,352.78
5148625   LEXINGTON             MA     02420  SFD         8.250      7.000  $ 3,007.44       180   1-Mar-15  $   309,123.81
5148960   CARMEL VALLEY         CA     93924  SFD         8.250      7.000  $ 4,540.26       180   1-Mar-15  $   466,677.24
5149093   ALPHARETTA            GA     30022  SFD         7.750      7.000  $ 3,764.17       180   1-Mar-15  $   398,718.52
5150244   FAYETTEVILLE          AR     72701  SFD         7.250      6.983  $ 2,998.75       180   1-Jan-15  $   325,137.58
5150673   CASHIERS              NC     28717  SFD         8.125      7.000  $ 8,665.95       180   1-Mar-15  $   897,427.80
5151044   BOCA RATON            FL     33431  SFD         7.875      7.000  $ 3,793.80       180   1-Apr-15  $   400,000.00
5151900   BASKING RIDGE         NJ     07920  SFD         7.625      7.000  $ 5,223.66       180   1-Mar-15  $   557,529.59
5153528   BROOKLYN              NY     11223  MF2         7.875      7.000  $ 5,975.23       180   1-Feb-15  $   626,306.21
5153728   EASTTOWN TOWNSHIP     PA     19312  SFD         6.875      6.608  $ 2,507.01       180   1-Feb-15  $   279,301.78
5154538   BAYSIDE               NY     11364  MF2         8.750      7.000  $ 1,998.90       180   1-Mar-15  $   199,459.43
5157407   FOLSOM                CA     95630  SFD         8.000      7.000  $ 3,863.23       180   1-Apr-15  $   404,250.00
5157519   BELMONT               NC     28012  SFD         8.125      7.000  $ 2,696.08       180   1-Apr-15  $   280,000.00
5157530   HUNTINGTON            NY     11743  SFD         8.625      7.000  $ 3,472.29       180   1-Mar-15  $   349,043.34
5163703   HEWLETT HARBOR        NY     11557  SFD         8.250      7.000  $ 9,701.41       180   1-Apr-15  $ 1,000,000.00
5163831   LINCROFT              NJ     07738  SFD         8.500      7.000  $ 4,926.66       180   1-Apr-15  $   500,300.00
5164537   SANTA MONICA          CA     90402  SFD         7.000      6.733  $ 7,361.41       180   1-Apr-15  $   819,000.00
5167654   HOUSTON               TX     77083  PUD         8.500      7.000  $   827.19       180   1-Mar-15  $    83,767.81
5168046   OLD WESTBURY          NY     11568  SFD         8.375      7.000  $ 2,932.28       180   1-Mar-15  $   299,161.47
5708077   MARINA DEL REY        CA     90292  LCO         8.375      7.000  $ 4,764.96       180   1-Apr-15  $   487,500.00
5710482   STRAFFORD             MO     65757  SFD         8.250      7.000  $ 4,035.79       180   1-Apr-15  $   416,000.00
5713153   MISSION VIEJO         CA     92692  PUD         7.000      6.733  $ 2,732.44       180   1-Apr-15  $   304,000.00
5725611   EL PASO               TX     79912  SFD         6.625      6.358  $ 4,810.97       180   1-Sep-14  $   535,240.23
7146707   WYOMING               MN     55092  SFD         7.375      7.000  $ 5,979.50       180   1-Aug-14  $   633,776.56
7217807   HOUSTON               TX     77081  SFD         7.625      7.000  $ 3,784.16       180   1-Jan-15  $   401,446.62
7499655   DAVIS                 CA     95616  SFD         8.000      7.000  $ 3,631.48       180   1-Feb-15  $   377,796.38
7648738   SOUTH RIVER           NJ     08882  SFD         8.000      7.000  $ 1,767.96       180   1-Dec-14  $   182,840.01
7649653   COLORADO SPRINGS      CO     80919  SFD         7.875      7.000  $ 1,422.67       180   1-Dec-14  $   148,229.49
7654012   SOLEBURY              PA     18901  SFD         7.250      6.983  $ 4,107.88       180   1-Nov-14  $   442,969.91
7718694   ORONOCO               MN     55960  SFD         7.625      7.000  $ 4,521.19       180   1-Dec-14  $   478,161.56
7720709   GREEN OAKS            IL     60048  SFD         7.750      7.000  $ 2,823.83       180   1-Nov-14  $   294,236.36
7750328   BOISE                 ID     83703  SFD         6.750      6.483  $ 3,451.15       180   1-Nov-14  $   383,641.87
7758396   WILMINGTON            DE     19803  SFD         7.875      7.000  $ 2,883.29       180   1-Dec-14  $   300,411.71
7762001   WOODBURY              MN     55125  PUD         7.625      7.000  $ 2,662.28       180   1-Jul-14  $   277,140.26
7793801   SAN DIEGO             CA     92128  SFD         7.875      7.000  $ 3,868.73       180   1-Jan-15  $   404,300.82
7794886   CHROMO                CO     81128  SFD         8.500      7.000  $ 3,101.93       180   1-Dec-14  $   311,480.10
7799483   NAPLES                FL     34105  SFD         7.750      7.000  $ 4,247.04       180   1-Jan-15  $   447,175.00
7809474   LAKEVILLE             MN     55044  SFD         6.750      6.483  $ 2,272.45       180   1-Jul-14  $   248,975.39
7836967   WEST LAKELAND         MN     55082  SFD         6.875      6.608  $ 4,830.28       180   1-Jul-14  $   524,960.90
7889601   WINTER PARK           CO     80482  SFD         8.000      7.000  $ 3,050.44       180   1-Oct-14  $   313,572.29
7910103   SAN DIEGO             CA     92128  SFD         7.875      7.000  $ 4,326.83       180   1-Feb-15  $   453,525.21
7916112   WEST LONG BRANCH      NJ     07764  SFD         7.500      7.000  $   834.31       180   1-Oct-14  $    86,824.64
7922705   SCOTTS VALLEY         CA     95066  SFD         7.750      7.000  $ 2,778.65       180   1-Oct-14  $   289,881.88
7937223   LAGUNA BEACH          CA     92651  SFD         7.875      7.000  $ 3,082.46       180   1-Nov-14  $   320,189.03
7937539   FAIR OAKS             CA     95628  SFD         8.125      7.000  $ 4,790.34       180   1-Dec-14  $   491,754.57
7938393   CEDAR RAPIDS          IA     52403  SFD         7.875      7.000  $ 4,400.81       180   1-Nov-14  $   457,131.39
7938442   BATAVIA               IL     60510  SFD         8.500      7.000  $ 3,151.17       180   1-Nov-14  $   315,514.39
7939703   LONGMONT              CO     80501  SFD         7.750      7.000  $ 3,237.99       180   1-Nov-14  $   337,389.01
7940434   SO.SAN FRANCISCO      CA     94080  SFD         7.750      7.000  $ 3,294.46       180   1-Dec-14  $   345,823.59
7946501   SAN JOSE              CA     95123  SFD         7.500      7.000  $ 3,188.32       180   1-Dec-14  $   339,740.98
7948848   GULF BREEZE           FL     32561  SFD         7.625      7.000  $ 2,977.07       180   1-Dec-14  $   314,855.56
7950723   ATLANTA               GA     30339  SFD         7.750      7.000  $ 3,332.12       180   1-Dec-14  $   349,775.83
7955164   DENVER                CO     80210  SFD         8.000      7.000  $ 2,866.96       180   1-Dec-14  $   296,497.33
7959545   SUGAR LAND            TX     77479  SFD         7.750      7.000  $ 4,134.08       180   1-Dec-14  $   433,959.19
7961502   FAYETTEVILLE          NY     13066  SFD         7.750      7.000  $ 4,021.53       180   1-Jan-15  $   423,431.74
7964031   ISSAQUAH              WA     98029  SFD         7.875      7.000  $ 3,363.20       180   1-Nov-14  $   349,350.86
7965267   BRECKENRIDGE          CO     80424  SFD         7.875      7.000  $ 9,412.11       120   1-Nov-09  $   758,249.58
7966164   DALLAS                TX     75225  SFD         8.250      7.000  $ 3,686.53       180   1-Nov-14  $   374,555.51
7968947   ASHEVILLE             NC     28804  SFD         7.750      7.000  $ 4,706.38       180   1-Nov-14  $   492,517.91
7969374   SANTA BARBARA         CA     93111  SFD         8.000      7.000  $ 3,344.78       180   1-Nov-14  $   193,016.00
7969543   CONCORD               NC     28027  SFD         7.750      7.000  $ 2,785.23       180   1-Dec-14  $   292,138.33
7971441   BEAUFORT              SC     29902  SFD         7.500      7.000  $ 2,873.74       180   1-Feb-15  $   308,121.67
7973245   AUSTIN                TX     78746  SFD         8.000      7.000  $ 4,021.54       180   1-Jan-15  $   415,123.28
7983210   BENICIA               CA     94510  SFD         7.375      7.000  $ 3,237.21       180   1-Dec-14  $   347,562.25
7984265   BELLINGHAM            WA     98225  SFD         7.625      7.000  $ 3,736.52       180   1-Dec-14  $   395,174.83
7986016   BIG LAKE              MN     55309  SFD         7.375      7.000  $ 3,817.68       180   1-Jan-15  $   411,175.11
7986939   PINEHURST             NC     28374  SFD         7.750      7.000  $ 7,059.57       180   1-Jan-15  $   743,309.52
7991164   STOCKTON              CA     95219  SFD         7.500      7.000  $ 2,342.56       180   1-Jan-15  $   250,396.12
7991294   EADS                  TN     38028  SFD         7.750      7.000  $ 4,677.67       180   1-Dec-14  $   491,020.06
7991970   SAN JUAN CAPISTRA     CA     92675  SFD         7.875      7.000  $ 7,113.37       180   1-Jan-15  $   743,382.28
7996409   NEW ALBANY            OH     43054  SFD         6.750      6.483  $ 3,097.18       180   1-Jan-15  $   346,595.63
8006236   NEW YORK              NY     10010  HCO         7.875      7.000  $ 4,030.91       180   1-Feb-15  $   422,508.15
8008990   WASHINGTON            DC     20009  LCO         7.875      7.000  $ 2,579.78       180   1-Feb-15  $   270,405.22
8010102   EL CAJON              CA     92020  SFD         7.500      7.000  $ 2,818.12       180   1-Jan-15  $   301,228.39
8013694   NOVATO                CA     94947  SFD         7.875      7.000  $ 3,300.61       180   1-Jan-15  $   344,929.36
8018778   SANTA BARBARA         CA     93105  SFD         7.250      6.983  $ 5,933.61       180   1-Jan-15  $   643,943.97
8019202   BRECKENRIDGE          CO     80424  SFD         8.125      7.000  $   337.01       180   1-Jan-15  $    34,697.87
8019992   CRANFORD TOWNSHIP     NJ     07016  SFD         7.625      7.000  $ 1,214.37       180   1-Jan-15  $   128,627.59
8022165   WATERLOO              IA     50701  SFD         7.875      7.000  $ 3,300.61       180   1-Mar-15  $   346,983.14
8027101   SCOTTSDALE            AZ     85331  SFD         7.750      7.000  $ 3,012.08       180   1-Jan-15  $   317,145.41
8029724   AURORA                CO     80013  LCO         8.125      7.000  $   506.24       180   1-Jan-15  $    52,121.15
8029754   SAN MATEO             CA     94404  LCO         7.875      7.000  $ 2,845.35       180   1-Feb-15  $   298,241.05
8032628   LOS ANGELES           CA     91344  SFD         7.750      7.000  $ 2,812.53       180   1-Feb-15  $   295,833.60
8035055   AUSTIN                TX     78746  SFD         7.750      7.000  $ 2,965.02       180   1-Feb-15  $   313,132.69
8036949   LINDEN                NJ     07036  MF2         8.250      7.000  $   776.11       180   1-Feb-15  $    79,546.23
8043575   RENO                  NV     89511  SFD         8.125      7.000  $ 6,258.73       180   1-Mar-15  $   648,142.31
8044121   BEAVERTON             OR     97006  SFD         8.125      7.000  $ 2,697.51       180   1-Mar-15  $   279,349.34
8046008   WEXFORD               PA     15090  SFD         7.750      7.000  $ 2,917.95       180   1-Mar-15  $   309,084.13
8049707   NORTH OAKS            MN     55127  SFD         7.875      7.000  $ 3,841.22       180   1-Mar-15  $   403,816.59
8051312   ALTO                  MI     49302  SFD         9.000      7.000  $ 3,316.65       180   1-Feb-15  $   325,265.22
8052883   EAGAN                 MN     55122  SFD         8.000      7.000  $ 2,580.26       180   1-Feb-15  $   268,434.28
8055511   NEWBURYPORT           MA     01950  SFD         8.250      7.000  $ 2,764.90       180   1-Mar-15  $   284,194.48
8057054   FRANKTOWN             CO     80116  SFD         8.375      7.000  $ 3,511.40       180   1-Mar-15  $   358,245.87
8069580   CORAL SPRINGS         FL     33076  SFD         9.250      7.000  $ 2,732.89       180   1-Mar-15  $   264,850.96
8071327   OAK PARK              CA     91377  SFD         8.125      7.000  $ 2,984.94       180   1-Mar-15  $   309,114.02
8072441   HOUSTON               TX     77057  SFD         8.250      7.000  $ 2,653.33       180   1-Mar-15  $   272,726.98
8090111   WAUKEE                IA     50263  SFD         8.500      7.000  $ 3,387.50       180   1-Apr-15  $   344,000.00

                                                                                                             $73,454,932.74


(i)       (x)    (xi)       (xii)    (xiii)   (xv)     (xvi)
--------  -----  -------  ---------  -------  -------  --------

MORTGAGE                   MORTGAGE           MASTER   FIXED
LOAN                      INSURANCE  SERVICE  SERVICE  RETAINED
NUMBER    LTV    SUBSIDY     CODE    FEE      FEE      YIELD
--------  -----  -------  ---------  -------  -------  --------
4993259   77.67                        0.250    0.017     0.000
5001534   79.99                        0.250    0.017     0.358
5007631   80.00                        0.250    0.017     0.000
5008974   72.82                        0.250    0.017     0.000
5030873   79.66                        0.250    0.017     0.358
5041779   80.00                        0.250    0.017     0.000
5042049   75.00                        0.250    0.017     0.000
5050688   90.00               06       0.250    0.017     0.108
5071446   70.00                        0.250    0.017     0.108
5073050   59.60                        0.250    0.017     0.108
5073931   85.25               13       0.250    0.017     0.000
5076537   59.17                        0.250    0.017     0.233
5079346   78.59                        0.250    0.017     0.233
5083722   62.27                        0.250    0.017     0.000
5085343   63.93                        0.250    0.017     0.000
5087219   80.00                        0.250    0.017     0.608
5088108   75.08                        0.250    0.017     0.733
5088232   79.99                        0.250    0.017     1.108
5089343   80.00                        0.250    0.017     0.000
5092777   80.00  GD 4YR                0.250    0.017     0.233
5098189   61.94                        0.250    0.017     0.108
5098729   75.00                        0.250    0.017     0.000
5100009   47.21  FX15YR                0.250    0.017     0.358
5102191   70.00                        0.250    0.017     1.108
5104080   80.00                        0.250    0.017     0.483
5104693   79.99                        0.250    0.017     0.358
5105761   57.23                        0.250    0.017     0.108
5105799   49.93                        0.250    0.017     0.608
5106288   80.00                        0.250    0.017     0.000
5108018   80.00                        0.250    0.017     0.000
5109400   43.82                        0.250    0.017     0.233
5110375   47.50                        0.250    0.017     0.483
5110402   80.00                        0.250    0.017     0.108
5110681   80.00  GD 5YR                0.250    0.017     0.108
5111373   65.00                        0.250    0.017     0.233
5111532   71.91                        0.250    0.017     0.000
5113396   80.00  GD 3YR                0.250    0.017     0.108
5114799   85.00               06       0.250    0.017     0.358
5115750   57.14                        0.250    0.017     0.358
5116297   79.37                        0.250    0.017     0.608
5116925   89.00               12       0.250    0.017     0.733
5117457   80.00                        0.250    0.017     0.608
5120219   64.97                        0.250    0.017     0.358
5120594   80.00                        0.250    0.017     0.608
5121638   34.48                        0.250    0.017     0.983
5121966   64.43                        0.250    0.017     0.000
5122348   60.61                        0.250    0.017     0.483
5122539   61.90                        0.250    0.017     0.358
5123225   79.80                        0.250    0.017     0.000
5123331   90.00               11       0.250    0.017     0.358
5123970   74.27                        0.250    0.017     0.608
5125009   72.86  GD 5YR                0.250    0.017     0.233
5125140   54.75                        0.250    0.017     0.358
5125730   54.91                        0.250    0.017     0.608
5125979   54.17                        0.250    0.017     0.358
5126142   62.71                        0.250    0.017     0.000
5126398   63.14                        0.250    0.017     0.483
5126498   67.66                        0.250    0.017     0.108
5126579   66.97                        0.250    0.017     0.358
5127098   45.77                        0.250    0.017     0.000
5127551   69.73                        0.250    0.017     0.000
5127646   59.88                        0.250    0.017     0.000
5127653   50.55                        0.250    0.017     0.483
5128068   69.39                        0.250    0.017     0.483
5128094   52.42                        0.250    0.017     0.608
5128333   80.00                        0.250    0.017     0.608
5128442   60.22                        0.250    0.017     0.108
5128516   51.41                        0.250    0.017     0.108
5128906   74.85                        0.250    0.017     0.358
5129263   37.50                        0.250    0.017     0.358
5129494   67.69                        0.250    0.017     0.608
5129542   76.35  GD 3YR                0.250    0.017     0.000
5129653   46.70                        0.250    0.017     0.108
5131097   28.57                        0.250    0.017     0.733
5131568   75.00                        0.250    0.017     0.733
5131763   31.82                        0.250    0.017     0.733
5136140   47.83                        0.250    0.017     0.483
5136814   77.90                        0.250    0.017     1.233
5137119   74.42                        0.250    0.017     0.000
5137354   80.00                        0.250    0.017     0.608
5137861   44.10                        0.250    0.017     0.608
5138040   79.98                        0.250    0.017     1.608
5138234   80.00                        0.250    0.017     0.483
5138882   80.00                        0.250    0.017     0.858
5139214   80.00                        0.250    0.017     0.000
5139292   70.00                        0.250    0.017     0.358
5139305   70.00                        0.250    0.017     0.358
5140250   88.72               01       0.250    0.017     0.733
5140439   52.08                        0.250    0.017     0.000
5140511   80.00                        0.250    0.017     0.608
5141343   61.45                        0.250    0.017     0.358
5141435   70.00                        0.250    0.017     0.858
5141599   80.00                        0.250    0.017     0.858
5141921   60.00                        0.250    0.017     0.608
5142330   80.00                        0.250    0.017     0.733
5143361   42.86                        0.250    0.017     0.983
5143615   74.12                        0.250    0.017     0.608
5145005   28.57                        0.250    0.017     0.733
5145829   75.00                        0.250    0.017     0.983
5146095   85.00               33       0.250    0.017     0.733
5146268   48.51                        0.250    0.017     0.483
5146463   75.00                        0.250    0.017     1.108
5146671   64.52                        0.250    0.017     0.733
5147601   67.86                        0.250    0.017     0.983
5147604   69.51                        0.250    0.017     0.733
5148625   39.49                        0.250    0.017     0.983
5148960   80.00                        0.250    0.017     0.983
5149093   74.07                        0.250    0.017     0.483
5150244   79.99                        0.250    0.017     0.000
5150673   64.29                        0.250    0.017     0.858
5151044   54.24                        0.250    0.017     0.608
5151900   80.00                        0.250    0.017     0.358
5153528   70.00                        0.250    0.017     0.608
5153728   58.62                        0.250    0.017     0.000
5154538   41.07                        0.250    0.017     1.483
5157407   74.17                        0.250    0.017     0.733
5157519   88.89               06       0.250    0.017     0.858
5157530   48.95                        0.250    0.017     1.358
5163703   62.50                        0.250    0.017     0.983
5163831   75.01                        0.250    0.017     1.233
5164537   65.00                        0.250    0.017     0.000
5167654   64.86                        0.250    0.017     1.233
5168046   40.54                        0.250    0.017     1.108
5708077   75.00                        0.250    0.017     1.108
5710482   80.00                        0.250    0.017     0.983
5713153   54.29                        0.250    0.017     0.000
5725611   80.00                        0.250    0.017     0.000
7146707   76.83                        0.250    0.017     0.108
7217807   79.90                        0.250    0.017     0.358
7499655   67.26                        0.250    0.017     0.733
7648738   63.73                        0.250    0.017     0.733
7649653   50.63                        0.250    0.017     0.608
7654012   52.18                        0.250    0.017     0.000
7718694   80.00                        0.250    0.017     0.358
7720709   72.05                        0.250    0.017     0.483
7750328   69.64                        0.250    0.017     0.000
7758396   80.00                        0.250    0.017     0.608
7762001   72.15                        0.250    0.017     0.358
7793801   80.00                        0.250    0.017     0.608
7794886   66.32                        0.250    0.017     1.233
7799483   79.58                        0.250    0.017     0.483
7809474   80.00                        0.250    0.017     0.000
7836967   80.00                        0.250    0.017     0.000
7889601   80.00                        0.250    0.017     0.733
7910103   80.00                        0.250    0.017     0.608
7916112   42.76                        0.250    0.017     0.233
7922705   80.00                        0.250    0.017     0.483
7937223   54.20                        0.250    0.017     0.608
7937539   76.54                        0.250    0.017     0.858
7938393   80.00                        0.250    0.017     0.608
7938442   77.11                        0.250    0.017     1.233
7939703   80.00                        0.250    0.017     0.483
7940434   62.88                        0.250    0.017     0.483
7946501   70.00                        0.250    0.017     0.233
7948848   84.99               33       0.250    0.017     0.358
7950723   60.00                        0.250    0.017     0.483
7955164   58.25                        0.250    0.017     0.733
7959545   80.00                        0.250    0.017     0.483
7961502   80.00                        0.250    0.017     0.483
7964031   90.00               06       0.250    0.017     0.608
7965267   60.00                        0.250    0.017     0.608
7966164   69.09                        0.250    0.017     0.983
7968947   62.89                        0.250    0.017     0.483
7969374   53.93                        0.250    0.017     0.733
7969543   85.54               11       0.250    0.017     0.483
7971441   44.29                        0.250    0.017     0.233
7973245   70.00                        0.250    0.017     0.733
7983210   80.00                        0.250    0.017     0.108
7984265   67.23                        0.250    0.017     0.358
7986016   69.17                        0.250    0.017     0.108
7986939   61.48                        0.250    0.017     0.483
7991164   63.18                        0.250    0.017     0.233
7991294   69.99                        0.250    0.017     0.483
7991970   37.50                        0.250    0.017     0.608
7996409   66.35                        0.250    0.017     0.000
8006236   68.00                        0.250    0.017     0.608
8008990   62.53                        0.250    0.017     0.608
8010102   80.00                        0.250    0.017     0.233
8013694   75.00                        0.250    0.017     0.608
8018778   59.09                        0.250    0.017     0.000
8019202    9.46                        0.250    0.017     0.858
8019992   80.00                        0.250    0.017     0.358
8022165   80.00                        0.250    0.017     0.608
8027101   79.50                        0.250    0.017     0.483
8029724   75.00                        0.250    0.017     0.858
8029754   64.94                        0.250    0.017     0.608
8032628   57.02                        0.250    0.017     0.483
8035055   75.90                        0.250    0.017     0.483
8036949   64.00                        0.250    0.017     0.983
8043575   68.42                        0.250    0.017     0.858
8044121   65.15                        0.250    0.017     0.858
8046008   63.27                        0.250    0.017     0.483
8049707   72.99                        0.250    0.017     0.608
8051312   76.94                        0.250    0.017     1.733
8052883   68.35                        0.250    0.017     0.733
8055511   75.00                        0.250    0.017     0.983
8057054   75.00                        0.250    0.017     1.108
8069580   79.26                        0.250    0.017     1.983
8071327   48.44                        0.250    0.017     0.858
8072441   72.93                        0.250    0.017     0.983
8090111   80.00                        0.250    0.017     1.233


COUNT:                    201
WAC:              7.726157499
WAM:              175.9603858
WALTV:            67.99487879

                                  EXHIBIT F-3A

       [Schedule of Group I Mortgage Loans Serviced by Other Servicers]

WFMBS
WFHMI / 2000-01  Exhibit F-3A (Group I)
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)       (ii)                                (iii)     (iv)      (v)       (vi)       (vii)     (viii)     (ix)
--------  --------------------  -----  -----  --------  --------  --------  ---------  --------  ---------  --------------
                                                                  NET                                       CUT-OFF
MORTGAGE                                                MORTGAGE  MORTGAGE  CURRENT    ORIGINAL  SCHEDULED  DATE
LOAN                                   ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY    TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                  STATE  CODE   TYPE      RATE      RATE      PAYMENT    MATURITY  DATE       BALANCE
--------  --------------------  -----  -----  --------  --------  --------  ---------  --------  ---------  --------------
5089855   LONGWOOD              FL     32779  SFD          7.250     6.983  $1,826.53       302   1-Aug-24  $   250,249.97
5143340   CHARLESTON            WV     25314  SFD          8.625     7.750  $2,107.40       360   1-Mar-30  $   270,787.03
5145316   YARDLEY               PA     19067  SFD          8.375     7.750  $2,249.44       360   1-Nov-29  $   295,017.30
5145465   CHICAGO               IL     60622  LCO          8.000     7.733  $1,871.10       360   1-Nov-29  $   253,717.25
5145589   CHESTERFIELD          VA     23838  SFD          8.550     7.750  $2,493.50       360   1-Dec-29  $   322,017.48
5145641   BARRINGTON            IL     60010  SFD          8.125     7.750  $2,672.99       360   1-Dec-29  $   359,048.43
5150717   UNION CITY            CA     94587  SFD          9.250     7.750  $4,067.31       360   1-Jan-30  $   493,625.12
5155607   PLANO                 TX     75093  SFD          8.000     7.733  $2,595.33       360   1-Jan-30  $   352,983.26
5156166   BURLINGTON            KY     41005  SFD          8.250     7.750  $2,013.40       360   1-Jan-30  $   267,483.77
5156243   SCOTTS VALLEY         CA     95066  SFD          8.250     7.750  $3,906.59       360   1-Jan-30  $   518,998.37
5156280   ALPHARETTA            GA     30022  SFD          8.625     7.750  $2,800.04       360   1-Jan-30  $   359,357.78
5156331   MIDDLETOWN            MD     21769  SFD          7.625     7.358  $1,550.45       358   1-Sep-29  $   217,132.38
5156951   EAST PROVIDENCE       RI     02916  SFD          8.875     7.750  $1,171.19       360   1-Dec-29  $   146,866.23
5156955   RIVERSIDE             CA     92505  SFD          8.250     7.750  $1,320.35       360   1-Dec-29  $   175,297.07
5157911   LARKSPUR              CO     80118  SFD          8.250     7.750  $2,854.82       360   1-Jan-30  $   379,268.03
5158179   WILLIS                TX     77378  SFD          8.125     7.750  $1,071.42       360   1-Jan-30  $   144,014.91
5158208   YORBA LINDA           CA     92886  SFD          8.250     7.750  $1,833.09       360   1-Dec-29  $   242,056.71
5158248   SAN FRANCISCO         CA     94110  SFD          8.750     7.750  $2,202.76       360   1-Jan-30  $   279,290.50
5159717   SAN ANSELMO           CA     94960  SFD          8.125     7.750  $2,895.74       360   1-Jan-30  $   389,229.20
5159743   PROVO                 UT     84604  SFD          8.500     7.750  $4,213.65       360   1-Jan-30  $   546,996.98
5159796   HEATH                 TX     75032  SFD          7.625     7.358  $2,595.83       360   1-Feb-30  $   366,217.43
5159823   SAN FRANCISCO         CA     94127  SFD          8.500     7.750  $3,114.10       360   1-Jan-30  $   404,258.72
5159835   CALIFON               NJ     07830  SFD          8.250     7.750  $6,836.53       360   1-Jan-30  $   908,145.78
5159905   TEWKSBURY             MA     01876  SFD          8.625     7.750  $2,539.09       360   1-Feb-30  $   326,063.15
5160034   MESA                  AZ     85215  SFD          8.250     7.750  $2,569.33       360   1-Jan-30  $   341,341.25
5161305   PLANTATION            FL     33322  PUD          8.500     7.750  $2,020.70       360   1-Feb-30  $   262,480.47
5161312   LITTLETON             CO     80124  PUD          8.250     7.750  $4,880.23       360   1-Jan-30  $   648,348.74
5161314   PLACO                 TX     75093  SFD          7.375     7.108  $6,906.76       360   1-Jan-30  $   997,197.00
5161525   EVERGREEN             CO     80439  SFD          8.000     7.733  $3,896.29       360   1-Jan-30  $   529,923.98
5706428   WEST DES MOINES       IA     50266  SFD          8.500     7.750  $2,691.20       360   1-Mar-30  $   349,787.97
5708209   WEST HAVEN            UT     84315  SFD          8.875     7.750  $2,217.06       360   1-Mar-30  $   278,493.79
5712097   JUPITER               FL     33477  HCO          7.875     7.608  $1,740.17       360   1-Nov-29  $   239,163.25
5712102   HYANNIS               MA     02601  SFD          8.375     7.750  $2,234.62       360   1-Dec-29  $   293,261.34
5712109   ST LOUIS              MO     63146  SFD          7.625     7.358  $1,057.45       360   1-Dec-29  $   148,963.31
5712117   SELINSGROVE           PA     17870  SFD          8.375     7.750    $957.01       360   1-Dec-29  $   125,593.66
5712123   WEST YARMOUTH         MA     02673  SFD          7.875     7.608    $579.34       360   1-Nov-29  $    79,621.38
5712131   COPPEROPOLIS          CA     95228  PUD          8.125     7.750  $2,635.87       360   1-Jan-30  $   354,298.60
5712140   GREENSBORO            NC     27403  SFD          8.375     7.750  $1,102.11       360   1-Nov-29  $   144,543.02
5712141   SCOTTSDALE            AZ     85259  PUD          8.375     7.750  $4,066.38       360   1-Dec-29  $   533,655.90
5712160   PUEBLO WEST           CO     81007  SFD          8.250     7.750  $1,442.43       360   1-Jan-30  $   191,630.18
5712174   MARSTONS MILLS        MA     02648  SFD          8.250     7.750    $811.37       360   1-Dec-29  $   107,695.42
5712178   ATLANTA               GA     30307  SFD          8.500     7.750  $1,960.73       360   1-Jan-30  $   254,533.27
5712180   BURNSVILLE            NC     28714  SFD          8.750     7.750  $3,419.60       360   1-Dec-29  $   433,664.65
5712181   PINE GROVE            CA     95665  SFD          8.375     7.750  $2,166.20       360   1-Jan-30  $   284,464.87
5712186   JACKSONVILLE BEACH    FL     32250  SFD          8.375     7.750    $434.20       360   1-Oct-29  $    56,908.16
5712188   BALTIMORE             MD     21224  SFD          8.250     7.750  $1,202.03       360   1-Dec-29  $   159,587.65
5712190   LANDENBERG            PA     19350  SFD          8.500     7.750  $1,153.37       360   1-Jan-30  $   149,725.46
5712193   FLOWER MOUND          TX     75028  SFD          8.500     7.750    $865.03       360   1-Jan-30  $   112,294.08
5712194   VAN NUYS AREA         CA     91401  SFD          8.250     7.750  $1,202.03       360   1-Dec-29  $   159,587.65
5712198   TALLAHASSEE           FL     32301  PUD          8.500     7.750    $692.02       360   1-Dec-29  $    89,779.58
5712201   ST. AUGUSTINE         FL     32095  PUD          8.500     7.750    $688.95       360   1-Dec-29  $    89,338.33
5712202   SAINT CLAIR SHORES    MI     48080  SFD          8.250     7.750    $793.34       360   1-Nov-29  $   104,444.79
5712214   EXETER                NH     03833  SFD          8.375     7.750  $1,562.10       360   1-Jan-30  $   204,858.40
5712218   NEW SMYRNA BEACH      FL     32168  SFD          8.750     7.750    $424.03       360   1-Jan-30  $    53,806.29
5712219   PLEASANT VALLEY       NY     12569  SFD          8.625     7.750  $1,166.68       360   1-Dec-29  $   149,236.21
5712222   POLAND                OH     44514  HCO          8.500     7.750  $1,018.81       360   1-Dec-29  $   132,174.30
5712225   SANTA ROSA            CA     95403  PUD          8.625     7.750  $2,177.81       360   1-Jan-30  $   279,500.50
5712226   CARMICHAEL            CA     95808  HCO          8.375     7.750    $881.68       360   1-Dec-29  $   115,708.57
5712227   CORPUS CHRISTI        TX     78413  SFD          8.375     7.750  $1,147.70       360   1-Jan-30  $   150,579.54
5712229   ANAHEIM               CA     92807  PUD          8.375     7.750  $2,280.22       360   1-Dec-29  $   299,246.28
5712230   HOUSTON               TX     77079  PUD          8.375     7.750  $1,862.18       360   1-Jan-30  $   244,539.95
5712232   GLENDALE              CA     91208  SFD          8.625     7.750  $2,044.03       360   1-Dec-29  $   261,768.34
5712234   COLORADO CITY         CO     81019  SFD          8.500     7.750    $499.80       360   1-Nov-29  $    64,800.28
5712235   TOMBALL               TX     77375  PUD          8.375     7.750    $896.88       360   1-Jan-30  $   117,778.44
5712241   MALTA                 NY     12020  SFD          8.250     7.750  $1,927.00       360   1-Dec-29  $   255,799.90
5712249   SEATTLE               WA     98103  HCO          8.500     7.750    $999.58       360   1-Jan-30  $   129,761.23
5712327   AUSTIN                TX     78703  SFD          8.375     7.750  $2,128.21       360   1-Nov-29  $   279,117.56
5712333   SPARTANBURG           SC     29307  SFD          8.500     7.750    $384.46       360   1-Dec-29  $    49,830.26
5712337   ORION TWP             MI     48360  SFD          8.375     7.750  $1,368.13       360   1-Dec-29  $   179,547.77
5712354   STROUDSBURG           PA     18360  SFD          8.250     7.750    $751.27       360   1-Dec-29  $    99,742.28
5712382   PORT TOWNSEND         WA     98368  SFD          8.500     7.750  $1,230.26       360   1-Dec-29  $   159,608.16
5712391   DURHAM                NC     27701  SFD          8.000     7.733  $1,144.67       360   1-Nov-29  $   155,469.62
5712394   SAINT LEONARD         MD     20685  SFD          8.250     7.750    $578.48       360   1-Dec-29  $    76,801.56
5712395   WILLIAMSTON           MI     48895  SFD          8.250     7.750    $815.13       360   1-Sep-29  $   108,005.54
5712403   MODESTO               CA     95354  SFD          8.250     7.750  $2,050.96       360   1-Jan-30  $   272,423.46
5712406   KULA                  HI     96790  SFD          8.125     7.750  $1,856.24       360   1-Jan-30  $   248,502.69
5712418   AVENTURA              FL     33180  HCO          8.250     7.750    $751.27       360   1-Aug-29  $    99,477.40
5712429   ALPINE                AZ     85920  SFD          8.625     7.750    $510.42       360   1-Oct-29  $    65,388.34
5712438   ANNAPOLIS             MD     21401  SFD          8.125     7.750  $2,858.61       360   1-Dec-29  $   383,982.37
5712447   TUCSON                AZ     85719  SFD          8.375     7.750    $954.65       360   1-Jan-30  $   125,364.16
5712456   CARMEL                CA     93923  SFD          8.375     7.750  $3,116.30       360   1-Jan-30  $   409,230.13
5712459   HAWLEY                PA     18428  SFD          7.750     7.483  $1,353.51       360   1-Dec-29  $   188,390.45
5712471   GREENLAWN             NY     11740  SFD          8.125     7.750  $1,854.39       360   1-Nov-29  $   248,922.00
5712475   EAST WINDSOR          NJ     08520  SFD          8.500     7.750  $2,058.92       360   1-Oct-29  $   266,778.27
5712515   MONROVIA              CA     91016  SFD          8.625     7.750  $2,955.60       360   1-Oct-29  $   378,629.48
5712546   BAYTOWN               TX     77521  SFD          8.250     7.750  $1,014.20       360   1-Sep-29  $   134,332.43
5712555   STONE MOUNTAIN        GA     30087  SFD          8.250     7.750  $1,735.42       360   1-Nov-29  $   230,253.33
5712652   HOUSTON               TX     77030  SFD          8.375     7.750  $1,140.11       360   1-Dec-29  $   149,623.14
5712678   WOODLAND HILLS        UT     84653  SFD          8.250     7.750    $976.65       360   1-Nov-29  $   129,579.77
5715221   DULUTH                GA     30096  SFD          7.000     6.733    $831.63       360   1-Dec-28  $   123,282.31
5715225   YANTIS                TX     75497  SFD          7.625     7.358    $806.89       360   1-Dec-28  $   112,614.93

                                                                                                            $22,922,906.24


(i)       (x)     (xi)       (xii)    (xiii)   (xv)     (xvi)
--------  ------  -------  ---------  -------  -------  --------

MORTGAGE                    MORTGAGE           MASTER   FIXED
LOAN                       INSURANCE  SERVICE  SERVICE  RETAINED
NUMBER    LTV     SUBSIDY     CODE    FEE      FEE      YIELD
--------  ------  -------  ---------  -------  -------  --------
5089855    51.07                        0.250    0.017     0.000
5143340    79.93                        0.250    0.017     0.608
5145316    80.00                        0.250    0.017     0.358
5145465    94.03               11       0.250    0.017     0.000
5145589    89.99               06       0.550    0.017     0.233
5145641    77.01                        0.250    0.017     0.108
5150717    80.00                        0.250    0.017     1.233
5155607    90.00               11       0.250    0.017     0.000
5156166    80.00                        0.250    0.017     0.233
5156243    75.36                        0.250    0.017     0.233
5156280    80.00                        0.250    0.017     0.608
5156331    43.57                        0.250    0.017     0.000
5156951    80.00                        0.250    0.017     0.858
5156955    95.00               06       0.250    0.017     0.233
5157911    80.00                        0.250    0.017     0.233
5158179    75.95                        0.250    0.017     0.108
5158208    80.00                        0.250    0.017     0.233
5158248    70.00                        0.250    0.017     0.733
5159717    75.00                        0.250    0.017     0.108
5159743    80.00                        0.250    0.017     0.483
5159796    90.00               06       0.250    0.017     0.000
5159823    75.00                        0.250    0.017     0.483
5159835    65.00                        0.250    0.017     0.233
5159905    86.13               01       0.250    0.017     0.608
5160034    90.00               06       0.250    0.017     0.233
5161305    90.00               13       0.250    0.017     0.483
5161312    79.34                        0.250    0.017     0.233
5161314    62.50                        0.250    0.017     0.000
5161525    90.00               06       0.250    0.017     0.000
5706428    66.75                        0.250    0.017     0.483
5708209    87.08               38       0.250    0.017     0.858
5712097    70.07                        0.250    0.017     0.000
5712102    68.37                        0.250    0.017     0.358
5712109    72.88                        0.250    0.017     0.000
5712117    90.00                        0.250    0.017     0.358
5712123    61.51                        0.250    0.017     0.000
5712131   100.00                        0.250    0.017     0.108
5712140   100.00                        0.250    0.017     0.358
5712141   100.00                        0.250    0.017     0.358
5712160    98.98                        0.250    0.017     0.233
5712174    91.53                        0.250    0.017     0.233
5712178   100.00                        0.250    0.017     0.483
5712180   100.00                        0.250    0.017     0.733
5712181    95.00                        0.250    0.017     0.358
5712186    32.64                        0.250    0.017     0.358
5712188   100.00                        0.250    0.017     0.233
5712190   100.00                        0.250    0.017     0.483
5712193   100.00                        0.250    0.017     0.483
5712194    75.12                        0.250    0.017     0.233
5712198    98.90                        0.250    0.017     0.483
5712201    80.00                        0.250    0.017     0.483
5712202    80.00                        0.250    0.017     0.233
5712214    80.00                        0.250    0.017     0.358
5712218    68.31                        0.250    0.017     0.733
5712219    72.12                        0.250    0.017     0.608
5712222   100.00                        0.250    0.017     0.483
5712225    72.73                        0.250    0.017     0.608
5712226   100.00                        0.250    0.017     0.358
5712227   100.00                        0.250    0.017     0.358
5712229    65.22                        0.250    0.017     0.358
5712230   100.00                        0.250    0.017     0.358
5712232    90.00                        0.250    0.017     0.608
5712234    56.08                        0.250    0.017     0.483
5712235    70.24                        0.250    0.017     0.358
5712241    90.00                        0.250    0.017     0.233
5712249    98.11                        0.250    0.017     0.483
5712327   100.00                        0.250    0.017     0.358
5712333    22.22                        0.250    0.017     0.483
5712337    60.61                        0.250    0.017     0.358
5712354    31.06                        0.250    0.017     0.233
5712382    96.97                        0.250    0.017     0.483
5712391   100.00                        0.250    0.017     0.000
5712394    61.60                        0.250    0.017     0.233
5712395    43.40                        0.250    0.017     0.233
5712403    91.61                        0.250    0.017     0.233
5712406    46.73                        0.250    0.017     0.108
5712418    62.89                        0.250    0.017     0.233
5712429    75.00                        0.250    0.017     0.608
5712438   100.00                        0.250    0.017     0.108
5712447    79.97                        0.250    0.017     0.358
5712456    97.62                        0.250    0.017     0.358
5712459    80.00                        0.250    0.017     0.000
5712471    90.00               33       0.250    0.017     0.108
5712475    77.74                        0.250    0.017     0.483
5712515    80.00                        0.250    0.017     0.608
5712546    90.00                        0.250    0.017     0.233
5712555    79.38                        0.250    0.017     0.233
5712652    40.92                        0.250    0.017     0.358
5712678    53.33                        0.250    0.017     0.233
5715221    53.19                        0.250    0.017     0.000
5715225    75.00                        0.250    0.017     0.000


COUNT:                    91
WAC:             8.279769731
WAM:             355.6234046
WALTV:           80.64630233

WFMBS
WFHMI / 2000-01  Exhibit F-3A (Group I)
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)       (xvii)                        (xviii)
--------  ----------------------------  ----------------------------

MORTGAGE                                NMI
LOAN                                    LOAN
NUMBER    SERVICER                      SELLER
--------  ----------------------------  ----------------------------
5089855   SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
5143340   HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPA
5145316   CHEVY CHASE SAVINGS BANK      CHEVY CHASE SAVINGS BANK
5145465   CHEVY CHASE SAVINGS BANK      CHEVY CHASE SAVINGS BANK
5145589   CHEVY CHASE SAVINGS BANK      CHEVY CHASE SAVINGS BANK
5145641   CHEVY CHASE SAVINGS BANK      CHEVY CHASE SAVINGS BANK
5150717   DOWNEY SAVINGS & LOAN ASS     DOWNEY SAVINGS & LOAN ASS
5155607   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5156166   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5156243   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5156280   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5156331   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5156951   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5156955   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5157911   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5158179   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5158208   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5158248   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5159717   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5159743   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5159796   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5159823   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5159835   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5159905   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5160034   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5161305   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5161312   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5161314   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5161525   NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
5706428   BRENTON MORTGAGE, INC.        BRENTON MORTGAGE, INC.
5708209   AMERICA FIRST CREDIT UNIO     AMERICA FIRST CREDIT UNIO
5712097   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712102   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712109   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712117   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712123   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712131   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712140   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712141   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712160   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712174   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712178   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712180   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712181   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712186   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712188   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712190   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712193   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712194   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712198   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712201   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712202   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712214   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712218   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712219   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712222   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712225   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712226   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712227   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712229   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712230   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712232   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712234   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712235   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712241   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712249   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712327   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712333   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712337   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712354   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712382   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712391   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712394   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712395   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712403   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712406   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712418   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712429   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712438   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712447   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712456   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712459   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712471   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712475   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712515   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712546   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712555   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712652   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5712678   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5715221   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP
5715225   MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP


COUNT:                              91
WAC:                       8.279769731
WAM:                       355.6234046
WALTV:                     80.64630233

                                  EXHIBIT F-3B

      [Schedule of Group II Mortgage Loans Serviced by Other Servicers]

WFMBS
WFHMI / 2000-01  Exhibit F-3B (Group II)
15 YEAR FIXED RATE NON RELOCATION AND RELOCATION LOANS

(i)       (ii)                                (iii)     (iv)      (v)       (vi)        (vii)     (viii)     (ix)
--------  --------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  --------------
                                                                  NET                                        CUT-OFF
MORTGAGE                                                MORTGAGE  MORTGAGE  CURRENT     ORIGINAL  SCHEDULED  DATE
LOAN                                   ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                  STATE  CODE   TYPE      RATE      RATE      PAYMENT     MATURITY  DATE       BALANCE
--------  --------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  --------------
4992968   DALLAS                TX     75240  SFD          7.000     6.733   $2,296.51       180   1-Dec-13  $   242,022.58
5046715   TOWN OF GREENBURGH    NY     10533  SFD          7.000     6.733   $3,775.08       180   1-Apr-14  $   403,578.85
5049512   TOWNSHIP OF MONROE    NJ     08831  PUD          6.750     6.483   $1,751.06       120   1-Dec-08  $   137,588.98
5089062   WINTER PARK           FL     32789  SFD          7.000     6.733   $5,842.38       180   1-Apr-14  $   624,586.36
5089294   MIAMI                 FL     33155  SFD          6.875     6.608   $3,005.55       180   1-Jul-14  $   326,578.02
5103822   CHEVY CHASE           MD     20815  SFD          6.875     6.608   $3,567.42       180   1-Jun-14  $   386,908.50
5103832   GLYNDON               MD     21071  SFD          6.500     6.233   $3,811.10       180   1-Jun-14  $   422,726.36
5103934   CHILMARK              MA     02535  SFD          6.875     6.608   $3,458.62       180   1-May-14  $   373,798.13
5103947   RIDGEWOOD             NJ     07450  SFD          6.875     6.608   $2,943.12       180   1-Jun-14  $   319,199.53
5103955   NEWTON                PA     18940  SFD          7.125     6.858   $3,003.74       180   1-Jul-14  $   322,061.94
5103966   RALEIGH               NC     27608  SFD          6.750     6.483   $2,648.10       180   1-Jun-14  $   289,215.29
5103976   DURHAM                NC     27707  SFD          6.500     6.233   $2,961.77       180   1-May-14  $   327,339.69
5103983   RICHMOND              VA     23226  SFD          6.875     6.608   $3,210.68       180   1-Jul-14  $   349,221.15
5116997   SAN FRANCISCO         CA     94116  SFD          8.000     7.000   $3,050.45       180   1-Oct-14  $   313,572.23
5117004   MILL VALLEY           CA     94941  LCO          8.375     7.000   $2,521.76       180   1-Oct-14  $   253,596.50
5117025   THOUSAND OAKS         CA     91362  SFD          7.750     7.000   $2,795.59       180   1-Oct-14  $   285,972.66
5119459   VERO BEACH            FL     32963  SFD          7.875     7.000     $867.83       180   1-Jul-12  $    81,684.63
5119489   OKLAHOMA CITY         OK     73013  SFD          8.250     7.000   $1,212.68       180   1-Oct-12  $   110,462.20
5119514   GROSSE POINTE FARM    MI     48236  SFD          7.375     7.000   $2,355.00       180   1-Aug-14  $   249,307.26
5119527   EAST LANSING          MI     48823  SFD          7.375     7.000   $1,476.00       180   1-Aug-14  $   154,727.36
5119540   KERRVILLE             TX     77013  SFD          7.375     7.000   $2,498.04       180   1-Aug-14  $   264,770.34
5119541   BLOOMINGTON           IL     61704  PUD          7.875     7.000   $1,451.12       180   1-Aug-14  $   149,309.80
5119548   SEA GIRT              NJ     08750  SFD          7.750     7.000   $3,294.47       180   1-Sep-14  $   342,619.86
5119558   BAINBRIDGE ISLAND     WA     98110  SFD          7.750     7.000   $1,317.79       180   1-Sep-14  $   137,047.95
5119561   SHELTON               WA     98584  SFD          7.875     7.000   $3,035.04       180   1-Aug-14  $   312,345.58
5119570   TAMPA                 FL     33611  SFD          7.625     7.000   $3,082.64       180   1-Sep-14  $   320,725.69
5119571   FT. WORTH             TX     76132  SFD          7.625     7.000   $2,792.34       180   1-Aug-14  $   290,129.71
5119572   DENVER                CO     80231  HCO          7.875     7.000   $1,138.14       180   1-Sep-14  $   117,496.65
5119575   AMES                  IA     50014  SFD          7.625     7.000     $420.36       180   1-Sep-14  $    44,040.91
5119585   WAUKESHA              WI     53186  SFD          7.875     7.000   $3,319.58       180   1-Aug-13  $   328,219.08
5119586   MERCER ISLAND         WA     98040  SFD          8.000     7.000   $5,542.79       180   1-Sep-14  $   568,029.85
5119589   MIAMI                 FL     33155  SFD          7.625     7.000   $1,980.36       180   1-Jan-14  $   202,066.46
5119592   UNIONVILLE            CT     06085  SFD          6.625     6.358     $846.58       180   1-Apr-14  $    92,533.28
5119593   LINCOLN               NE     68507  SFD          7.500     7.000     $698.03       180   1-Oct-14  $    73,914.07
5119602   POTOMAC               MD     20854  SFD          6.875     6.608   $1,337.77       180   1-Feb-14  $   143,047.25
5119603   CLAWSON               MI     48017  SFD          7.875     7.000   $1,267.61       180   1-Sep-14  $   130,861.88
5119608   HOLLAND               OH     43528  SFD          7.125     6.858   $1,616.00       180   1-Aug-14  $   173,852.32
5119612   HAMILTON              AL     35570  SFD          7.125     6.858     $812.98       180   1-Jun-14  $    86,873.07
5119635   AMAGANSETT            NY     11937  SFD          6.875     6.608   $2,675.56       180   1-Jun-14  $   290,127.61
5119638   WILBUR                WA     99185  SFD          6.875     6.608     $820.50       180   1-May-14  $    88,678.33
5119647   NEPTUNE TOWNSHIP      NJ     07756  SFD          7.000     6.733     $516.83       180   1-Aug-14  $    55,728.47
5119658   SIMPSONVILLE          SC     29681  PUD          7.000     6.733   $3,172.87       180   1-May-14  $   340,385.62
5119663   MARLBOROUGH           MA     01752  SFD          7.000     6.733     $413.46       180   1-Jun-14  $    44,510.04
5119669   ORANGE PARK           FL     32073  SFD          7.250     6.983   $3,834.02       180   1-Jun-14  $   406,676.57
5119677   MUSKEGON              MI     49445  SFD          7.000     6.733     $808.95       180   1-Jun-14  $    86,588.77
5119679   FOUNTAIN              CO     80817  SFD          7.000     6.733     $841.31       180   1-Apr-14  $    86,522.57
5119685   SOUTH PLAINFIELD      NJ     07080  SFD          7.000     6.733     $244.10       180   1-Jun-14  $    25,780.21
5119711   WILLIAMSBURG          VA     23185  SFD          7.125     6.858   $2,173.99       180   1-Jun-14  $   232,306.77
5119723   HOLMES BEACH          FL     34217  SFD          7.250     6.983   $4,028.01       180   1-Jun-14  $   427,252.41
5119731   PLANO                 TX     75093  SFD          7.375     7.000   $1,527.08       180   1-Jul-14  $   161,324.39
5119740   LAKE HAVASU CITY      AZ     86403  SFD          7.125     6.858     $843.33       180   1-Jul-14  $    90,422.10
5119750   DALLAS                TX     75219  SFD          7.875     7.000     $644.95       180   1-Aug-14  $    66,373.40
5119758   HOUSTON               TX     77056  SFD          7.750     7.000   $3,765.10       180   1-Aug-14  $   390,329.38
5121820   TALLAHASSEE           FL     32312  SFD          8.125     7.000   $2,094.27       180   1-Nov-14  $   214,175.24
5121832   BAYVILLE              NJ     08721  SFD          8.125     7.000   $2,662.38       180   1-Nov-14  $   272,494.90
5121844   PEMBROKE PINES        FL     33029  SFD          8.000     7.000   $1,433.48       180   1-Nov-14  $   147,803.50
5123487   INDIAN HARBOUR BEACH  FL     32937  SFD          7.625     7.000   $2,601.56       180   1-Jan-15  $   275,988.34
5125504   WELLINGTON            FL     33414  PUD          8.125     7.000   $1,039.91       180   1-Oct-14  $   106,116.42
5125519   LIGHTHOUSE POINT      FL     33064  SFD          8.250     7.000   $2,473.85       180   1-Oct-14  $   250,600.65
5125531   HUNTINGTONBEACH       CA     92648  SFD          8.375     7.000   $2,556.95       180   1-Oct-14  $   143,845.21
5125605   FORT LAUDERDALE       FL     33308  SFD          8.500     7.000   $2,566.24       180   1-Oct-14  $   256,200.80
5125614   BELLEVILLE            IL     62223  PUD          7.750     7.000     $611.83       180   1-Oct-14  $    63,829.00
5125621   HARRISON              NY     10528  MF2          7.875     7.000   $2,371.12       180   1-Oct-14  $   245,544.50
5125634   MASPETH               NY     11378  SFD          7.625     7.000   $2,241.91       180   1-Oct-14  $   235,629.62
5125650   EDISON                NJ     08820  SFD          7.625     7.000   $2,802.39       180   1-Oct-14  $   294,537.03
5125654   BOZEMAN               MT     59715  SFD          6.375     6.108   $2,074.20       180   1-Mar-14  $   229,272.69
5125669   CHARLOTTESVILLE       VA     22901  SFD          8.000     7.000   $2,424.90       180   1-Sep-14  $   248,505.91
5130066   WEST LAFAYETTE        IN     47906  SFD          8.000     7.000   $5,256.09       180   1-Jan-15  $   499,899.87
5143380   MONTICELLO            IN     47960  SFD          8.250     7.000   $4,365.15       180   1-Feb-15  $   447,394.75
5145442   RIDGEWOOD             NJ     07450  SFD          8.075     7.000   $4,319.94       180   1-Dec-14  $   444,780.35
5145464   BETHESDA              MD     20816  SFD          7.875     7.000   $3,452.36       180   1-Dec-14  $   359,703.49
5145473   CHEVY CHASE           MD     20815  HCO          6.750     6.483   $5,309.46       180   1-Dec-14  $   591,893.25
5145483   WEST CHESTER          PA     19380  SFD          7.000     6.733   $2,471.78       180   1-Nov-14  $   270,611.02
5145485   PILOT MOUNTAIN        NC     27041  SFD          8.000     7.000   $3,149.83       180   1-Nov-14  $   324,773.59
5145507   MALVERN               PA     19355  SFD          7.875     7.000   $3,793.80       180   1-Nov-14  $   394,078.80
5145512   GREAT FALLS           VA     22066  SFD          7.375     7.000   $5,197.57       180   1-Nov-14  $   556,267.45
5146194   CAMARILLO             CA     93010  SFD          7.500     7.000   $2,697.24       180   1-Dec-14  $   287,411.95
5146196   MALIBU                CA     90265  SFD          8.000     7.000   $5,447.22       180   1-Dec-14  $   563,344.94
5146210   CHULA VISTA           CA     91910  PUD          8.250     7.000   $3,134.52       180   1-Nov-14  $   309,014.21
5146218   HENDERSON             NV     89052  SFD          8.000     7.000   $3,132.63       180   1-Dec-14  $   316,068.37
5146222   ALTO                  NM     88312  SFD          7.750     7.000   $2,484.97       180   1-Dec-14  $   260,849.76
5146226   KETCHUM               ID     83340  SFD          7.750     7.000   $9,411.82       180   1-Aug-14  $   975,723.34
5146228   ORLANDO               FL     32836  SFD          7.875     7.000   $2,795.56       180   1-Nov-14  $   290,386.80
5146232   LAGO VISTA            TX     78645  PUD          7.625     7.000   $4,409.09       180   1-Nov-14  $   464,860.23
5146234   DALLAS                TX     75230  SFD          8.250     7.000   $4,380.18       180   1-Nov-14  $   445,031.08
5146240   RIO RICO              AZ     85648  MF2          7.250     6.983     $591.54       180   1-Apr-14  $    62,318.13
5146244   SAN DIEGO             CA     92130  PUD          7.875     7.000   $3,724.09       180   1-Nov-14  $   386,837.60
5146247   SCOTTSDALE            AZ     85259  PUD          7.375     7.000   $2,824.16       180   1-Nov-14  $   302,255.08
5146254   CRESTED BUTTE         CO     81224  SFD          8.250     7.000   $2,910.42       180   1-Oct-14  $   294,824.23
5146264   NAPLES                FL     34102  SFD          7.250     6.983   $2,738.59       180   1-Dec-14  $   296,261.93
5146269   HUDSONVILLE           MI     49426  SFD          7.750     7.000   $3,012.08       180   1-Nov-14  $   315,211.49
5146271   SUPERIOR              CO     80027  PUD          7.750     7.000   $2,631.81       180   1-Dec-14  $   276,263.62
5146281   CARLISLE              MA     01741  SFD          7.375     7.000   $5,122.13       180   1-Nov-14  $   548,194.22
5146282   HAYDEN                ID     83835  SFD          7.375     7.000   $3,348.52       180   1-Dec-14  $   359,513.09
5146287   TACOMA                WA     98422  SFD          7.750     7.000   $2,673.22       180   1-Dec-14  $   280,611.13
5146288   BETHESDA              MD     20814  SFD          7.750     7.000   $3,247.40       180   1-Nov-14  $   339,837.38
5146293   SANTA PAULA           CA     93060  SFD          7.625     7.000   $4,268.97       180   1-Dec-14  $   451,487.27
5146294   EDMOND                OK     73013  SFD          7.500     7.000   $4,041.77       180   1-Dec-14  $   430,683.34
5146297   CANBY                 OR     97013  SFD          7.625     7.000   $2,989.22       180   1-Sep-14  $   311,883.93
5146300   HUNTINGTON WOODS      MI     48070  SFD          7.875     7.000   $4,666.38       180   1-Nov-14  $   484,716.89
5146301   SPICEWOOD             TX     78669  SFD          7.750     7.000   $5,449.99       180   1-Dec-14  $   572,090.98
5146302   SPRING                TX     77379  PUD          7.125     6.858   $2,405.89       180   1-Aug-14  $   257,037.37
5146313   GRANADA HILLS         CA     91344  SFD          7.500     7.000   $3,615.35       180   1-Dec-14  $   382,668.31
5146315   SAN JOSE              CA     95134  LCO          7.875     7.000   $2,579.78       180   1-Jan-15  $   269,599.97
5146316   WILMETTE              IL     60091  SFD          8.000     7.000   $2,733.16       180   1-Oct-14  $   280,770.31
5146318   TEQUESTA              FL     33469  PUD          7.625     7.000   $3,213.41       180   1-Nov-14  $   338,796.40
5146319   SAN ANTONIO           TX     78255  SFD          7.625     7.000   $3,269.46       180   1-Nov-14  $   344,705.64
5146322   CORONA                CA     92881  SFD          7.500     7.000   $4,255.92       180   1-Jan-15  $   454,668.73
5146324   DIAMOND BAR           CA     91765  SFD          7.875     7.000   $3,793.80       180   1-Jan-15  $   396,470.54
5146326   NAHANT                MA     01908  SFD          8.125     7.000   $4,814.41       180   1-Dec-14  $   494,225.71
5146330   DANA POINT            CA     92629  PUD          7.875     7.000   $6,164.91       180   1-Jan-15  $   644,263.65
5146331   TAMPA                 FL     33602  SFD          7.625     7.000   $3,993.41       180   1-Dec-14  $   422,343.10
5146334   GROSSE ILE            MI     48138  SFD          7.625     7.000   $4,670.65       180   1-Dec-14  $   493,968.54
5146339   LITTLETON             CO     80127  SFD          7.750     7.000   $2,569.68       180   1-Dec-14  $   269,742.40
5146341   MISSION VIEJO         CA     92692  PUD          7.375     7.000   $4,152.53       180   1-Nov-14  $   444,423.27
5146343   MONTARA               CA     94037  SFD          7.500     7.000   $4,672.14       180   1-Dec-14  $   497,854.12
5146344   SAINT JOSEPH          MO     64506  PUD          8.125     7.000   $3,350.83       180   1-Nov-14  $   342,959.31
5146346   WINDHAM               NH     03087  SFD          6.750     6.483   $2,654.73       180   1-Jan-15  $   297,081.96
5146347   LAGUNA BEACH          CA     92651  SFD          7.500     7.000   $4,635.06       180   1-Dec-14  $   493,666.77
5146350   CHANTILLY             VA     20152  PUD          7.625     7.000   $2,802.39       180   1-Nov-14  $   295,462.01
5146353   AUSTIN                TX     78759  SFD          7.625     7.000   $2,949.98       180   1-Jan-15  $   312,951.98
5146354   KAILUA KONA           HI     96740  PUD          7.500     7.000   $3,708.05       180   1-Nov-14  $   391,852.32
5146355   CLARKSVILLE           MD     21029  SFD          7.875     7.000   $3,183.02       180   1-Nov-14  $   330,634.06
5146357   ARCADIA               CA     91007  SFD          7.750     7.000   $2,880.30       180   1-Dec-14  $   302,348.61
5146358   MIDLAND               MI     48640  SFD          7.875     7.000   $4,173.18       180   1-Nov-14  $   433,486.67
5146359   MISSION VIEJO         CA     92691  SFD          7.875     7.000   $2,712.57       180   1-Nov-14  $   280,162.98
5146361   POWAY                 CA     92064  SFD          7.750     7.000   $6,016.63       180   1-Nov-14  $   629,331.32
5146363   TULSA                 OK     74105  SFD          8.250     7.000   $4,462.65       180   1-Dec-14  $   454,745.52
5146365   LAKE ST LOUIS         MO     63367  SFD          7.500     7.000   $3,707.12       180   1-Nov-14  $   393,785.33
5146367   NATICK                MA     01760  SFD          7.750     7.000   $3,765.10       180   1-Dec-14  $   395,226.94
5146371   ATLANTA               GA     30339  SFD          7.500     7.000   $4,171.56       180   1-Nov-14  $   443,119.23
5146374   SIERRA MADRE          CA     91024  SFD          7.500     7.000   $2,781.04       180   1-Jan-15  $   294,246.07
5146376   FORT LEE              NJ     07024  SFD          7.875     7.000   $3,793.80       180   1-Dec-14  $   392,087.05
5146383   LOS GATOS             CA     95030  SFD          6.250     5.983   $2,220.73       180   1-Jul-14  $   250,988.60
5146479   CHARLOTTE             NC     28226  SFD          8.000     7.000   $3,280.75       180   1-Nov-14  $   338,273.00
5146492   NORCROSS              GA     30092  LCO          7.000     6.358     $450.76       180   1-May-14  $    47,907.50
5146503   NAHUNTA               GA     31553  SFD          7.375     7.000     $597.95       180   1-Nov-14  $    63,995.35
5146507   LAKEWOOD              OH     44107  HCO          8.375     7.000     $395.86       180   1-Dec-14  $    40,042.43
5146512   PHOENIX               AZ     85013  SFD          7.875     7.000   $2,774.22       180   1-Dec-14  $   289,047.44
5146516   COTO DE CAZA          CA     92679  SFD          7.625     7.000   $3,243.77       180   1-Nov-14  $   341,745.17
5146518   LOCUST GROVE          VA     22508  SFD          7.500     7.000   $2,966.44       180   1-Jun-14  $   310,059.22
5146521   ATLANTA               GA     30339  SFD          8.125     7.000   $5,719.52       180   1-Nov-14  $   584,788.30
5146533   CHESTERFIELD          MO     63017  SFD          8.000     7.000   $4,634.91       180   1-Dec-14  $   479,337.37
5146546   PORTLAND              OR     97233  SFD          7.625     7.000   $1,120.96       180   1-Dec-14  $   118,552.43
5146556   PASADENA              CA     91103  SFD          8.500     7.000   $3,525.37       180   1-Nov-14  $   352,981.73
5146565   MOOSE                 WY     83012  SFD          7.750     7.000   $4,005.13       180   1-Nov-14  $   419,132.74
5146569   TRUMBULL              CT     06611  SFD          7.750     7.000   $2,823.83       180   1-Nov-14  $   295,510.74
5146574   HASTINGS              MN     55033  SFD          8.375     7.000   $2,932.28       180   1-Dec-14  $   296,610.60
5146577   THOUSAND OAKS         CA     91362  SFD          7.875     7.000   $4,061.74       180   1-Dec-14  $   423,195.11
5146590   NEWTOWN SQUARE        PA     19073  SFD          7.875     7.000   $3,793.80       180   1-Dec-14  $   395,278.58
5146591   SAN JOSE              CA     95135  SFD          7.625     7.000   $3,456.28       180   1-Nov-14  $   362,193.48
5146598   SAN JOSE              CA     95135  SFD          8.125     7.000   $3,851.53       180   1-Dec-14  $   394,929.09
5146620   PAWTUCKET             RI     02860  SFD          7.750     7.000   $2,160.19       120   1-Sep-09  $   170,877.79
5146624   SMYRNA                TN     37167  SFD          7.000     6.733   $1,682.61       180   1-Nov-14  $   183,640.83
5146629   EUGENE                OR     97401  SFD          7.750     7.000   $2,753.23       180   1-Nov-14  $   287,919.08
5146630   SEATTLE               WA     98177  SFD          7.375     7.000   $3,587.70       180   1-Dec-14  $   385,192.61
5146662   SAN JOSE              CA     95135  SFD          7.250     6.983   $2,738.59       180   1-Jan-15  $   297,204.91
5150770   ANTELOPE              CA     95843  SFD          8.125     7.000   $1,444.33       180   1-Jan-15  $   148,705.16
5150787   CANOGA PARK           CA     91303  SFD          8.375     7.000     $625.56       180   1-Jan-15  $    63,459.57
5151403   MURRIETA              CA     92562  SFD          8.250     7.000   $1,358.20       180   1-Jan-15  $   138,804.72
5151436   LA PALMA              CA     90623  SFD          7.750     7.000   $2,447.32       180   1-Jan-15  $   257,680.63
5151439   LA CANADA FLINTRIDGE  CA     91011  SFD          7.625     7.000   $3,325.51       180   1-Jan-15  $   352,789.41
5151440   STINSON BEACH         CA     94970  SFD          7.500     7.000   $7,987.14       180   1-Jan-15  $   853,744.69
5155325   LAS VEGAS             NV     89147  PUD          8.250     7.000     $873.13       180   1-Dec-14  $    88,440.00
5155370   SUGAR LAND            TX     77479  SFD          7.750     7.000   $1,581.34       180   1-Jan-15  $   166,501.34
5155403   SUGAR LAND            TX     77479  SFD          7.500     7.000   $3,884.18       180   1-Feb-15  $   415,958.10
5155410   GERMANTOWN            MD     20876  SFD          8.125     7.000     $805.45       180   1-Jan-15  $    82,927.92
5155423   HEEDHAM               MA     02492  SFD          7.500     7.000   $3,606.08       180   1-Jan-15  $   385,453.44
5155440   ROWLETT               TX     75089  SFD          8.125     7.000     $693.28       180   1-Feb-15  $    71,542.96
5155444   HOUSTON               TX     77082  SFD          8.375     7.000     $802.71       180   1-Jan-15  $    81,431.54
5155548   HOUSTON               TX     77065  PUD          7.500     7.000   $1,205.12       180   1-Jan-15  $   128,814.77
5155556   DUARTE                CA     91010  SFD          7.375     7.000     $459.96       180   1-Jan-15  $    49,539.17
5155566   HOUSTON               TX     77079  PUD          7.625     7.000   $1,546.92       180   1-Dec-14  $   159,564.10
5155848   HURLOCK               MD     21643  SFD          7.750     7.000     $276.02       120   1-Jan-10  $    22,615.09
5156774   CORINTH               TX     76205  PUD          8.000     7.000   $4,757.86       180   1-Jan-15  $   493,519.88
5156783   BLAINE COUNTY         ID     83313  SFD          7.750     7.000   $5,911.21       180   1-Jan-15  $   622,397.84
5156788   MISSOULA              MT     59803  SFD          8.250     7.000   $2,619.38       180   1-Dec-14  $   266,915.85
5156798   SAN LUIS OBISPO       CA     93401  SFD          7.625     7.000   $3,250.77       180   1-Jan-15  $   344,861.58
5156875   ENGLEWOOD             CO     80111  SFD          8.125     7.000   $5,392.14       180   1-Jan-15  $   555,166.00
5156883   CHINO HILLS           CA     91709  SFD          7.750     7.000   $4,047.49       180   1-Jan-15  $   426,164.11
5157777   ALPHARETTA            GA     30004  SFD          8.125     7.000   $3,612.74       180   1-Jan-15  $   371,961.21
5157791   ARLINGTON             VA     22202  SFD          7.000     6.733   $3,145.90       180   1-Feb-15  $   347,785.10
5157800   HOUSTON               TX     77077  SFD          7.375     7.000   $4,456.57       180   1-Jan-15  $   479,985.01
5157844   LAS VEGAS             NV     89129  SFD          7.750     7.000   $1,788.42       180   1-Jan-15  $   188,305.09
5159507   JOSEPH CITY           AZ     86032  SFD          8.000     7.000     $955.66       180   1-Jan-15  $    97,759.09
5159515   SPRINGFIELD           IL     62707  SFD          7.500     7.000   $6,025.58       180   1-Feb-15  $   646,060.55
5159518   POWELL                OH     43065  SFD          7.500     7.000   $3,059.15       180   1-Dec-14  $   325,975.87
5159525   LONDON                KY     40741  SFD          7.625     7.000   $2,522.16       180   1-Jan-15  $   267,564.99
5159621   FAIRFAX               VA     22031  SFD          7.875     7.000   $2,703.08       180   1-Feb-15  $   283,329.00
5159636   PORT ARTHUR           TX     77642  SFD          7.875     7.000   $1,365.77       180   1-Jan-15  $   142,729.39
5159644   SANTA CLARA           CA     91321  SFD          7.875     7.000   $1,451.13       180   1-Feb-15  $   152,102.05
5159653   NORTH LAS VEGAS       NV     89031  SFD          7.625     7.000   $1,095.73       180   1-Jan-15  $   116,242.15
5159663   UPPER ARLINGTON       OH     43212  SFD          7.625     7.000   $4,278.31       180   1-Feb-15  $   455,255.11
5159682   PEORIA                AZ     85382  SFD          7.625     7.000   $3,512.33       180   1-Jan-15  $   372,609.06
5159707   ANDERSON              SC     29621  SFD          7.250     6.983   $2,601.66       180   1-Jan-15  $   282,344.67
5159711   SUGAR LAND            TX     77478  SFD          7.375     7.000     $737.81       120   1-Jan-10  $    60,640.96
5161391   DEL RAY BEACH         FL     33446  PUD          7.750     7.000  $10,407.22       180   1-Jan-15  $ 1,095,786.89
5161420   TELLURIDE             CO     81435  HCO          7.875     7.000   $9,484.50       180   1-Nov-14  $   985,196.97
5161738   LUTZ                  FL     33549  PUD          7.875     7.000   $2,655.66       180   1-Dec-14  $   276,695.01
5161753   BIRMINGHAM            AL     35242  SFD          7.375     7.000   $2,759.78       180   1-Jan-15  $   297,234.99
5161764   ATLANTA               GA     30315  SFD          7.750     7.000   $3,294.47       180   1-Feb-15  $   347,925.22
5711797   VERO BEACH            FL     32960  SFD          8.000     7.000     $548.55       180   1-Jan-15  $    56,883.84
5711965   SOLON SPRINGS         WI     54873  SFD          7.375     7.000     $717.55       180   1-Dec-14  $    77,038.48
5712025   NAPLES                FL     34103  SFD          7.375     7.000   $2,759.77       180   1-Jul-14  $   291,550.22
5712031   FULLERTON             CA     92835  PUD          8.000     7.000     $496.94       180   1-Jan-15  $    51,236.62
5712038   MARION                KY     42064  SFD          8.250     7.000     $717.90       180   1-Nov-14  $    72,939.77
5712051   ATLANTA               GA     30327  SFD          8.125     7.000   $3,129.37       180   1-Jan-15  $   322,194.54
5712065   BATTLE CREEK          MI     49017  SFD          8.000     7.000   $2,102.44       180   1-Jan-15  $   218,079.94
5712073   BROOKLYN              NY     11218  SFD          8.250     7.000     $485.08       180   1-Oct-14  $    48,473.97
5712083   LEESBURG              FL     34748  PUD          7.875     7.000   $1,980.20       180   1-Dec-14  $   206,319.66
5712105   DESOTO                KS     66018  SFD          7.500     7.000   $1,761.32       180   1-Jan-15  $   188,065.88
5712116   BOISE                 ID     83702  SFD          7.875     7.000   $4,456.77       180   1-Dec-14  $   464,353.50
5712122   VERO BEACH            FL     32963  PUD          8.125     7.000   $1,078.42       180   1-Nov-14  $   110,377.75
5712128   FULLERTON             CA     92835  PUD          8.125     7.000     $866.60       180   1-Jan-15  $    89,223.08
5712133   CICERO                NY     13029  SFD          8.125     7.000   $1,202.89       180   1-Nov-14  $   123,115.45
5712139   ANNAPOLIS             MD     21403  SFD          8.125     7.000   $4,766.26       180   1-Jan-15  $   490,727.10
5712150   COLUMBIA              TN     38401  SFD          8.000     7.000     $716.74       180   1-Jan-15  $    74,345.44
5712163   KINNELON              NJ     07405  PUD          8.125     7.000   $4,862.55       180   1-Nov-14  $   497,685.22
5712196   FEDERAL WAY           WA     98023  PUD          7.875     7.000     $474.22       180   1-Jan-15  $    49,558.84
5712207   JACKSON               OH     44646  SFD          8.125     7.000     $529.59       180   1-Jan-15  $    54,525.22
5712211   ROLLING HILLS ESTA    CA     90274  SFD          7.875     7.000   $3,371.74       180   1-Feb-15  $   353,415.64
5712238   LEAGUE CITY           TX     77573  LCO          7.875     7.000     $473.28       180   1-Dec-14  $    49,310.99
5712244   LIBERTY LAKE          WA     99019  PUD          8.500     7.000     $344.66       180   1-Dec-14  $    34,608.90
5712372   MARBLE FALLS          TX     78654  SFD          7.875     7.000   $2,252.56       180   1-Jan-15  $   235,404.41
5712396   TOWN OF MAMARONECK    NY     10538  SFD          8.125     7.000   $5,295.85       180   1-Dec-14  $   543,648.29
5712453   BELLPORT              NY     11713  SFD          8.375     7.000   $3,782.64       180   1-Nov-14  $   381,515.47
5713228   SANIBEL               FL     33957  SFD          7.875     7.000   $4,979.36       180   1-Dec-14  $   518,803.14
5715191   SUNRISE BEACH         TX     78643  SFD          7.375     7.000   $1,987.03       180   1-Jul-14  $   205,624.94
5715197   PORTERVILLE           CA     93257  SFD          8.375     7.000     $766.31       180   1-Mar-15  $    78,180.86
5715213   RANCHO PALOS VERDES   CA     90274  SFD          7.125     6.858   $1,358.74       180   1-Jun-13  $   138,956.33

                                                                                                             $68,445,406.01


(i)       (x)     (xi)       (xii)    (xiii)   (xv)     (xvi)
--------  ------  -------  ---------  -------  -------  --------

MORTGAGE                    MORTGAGE           MASTER   FIXED
LOAN                       INSURANCE  SERVICE  SERVICE  RETAINED
NUMBER    LTV     SUBSIDY     CODE    FEE      FEE      YIELD
--------  ------  -------  ---------  -------  -------  --------
4992968    79.84                        0.250    0.017     0.000
5046715    49.41                        0.250    0.017     0.000
5049512   100.00                        0.250    0.017     0.000
5089062    54.17                        0.250    0.017     0.000
5089294    78.37                        0.250    0.017     0.000
5103822    61.26                        0.250    0.017     0.000
5103832    70.00                        0.250    0.017     0.000
5103934    64.63                        0.250    0.017     0.000
5103947    65.35                        0.250    0.017     0.000
5103955    80.00                        0.250    0.017     0.000
5103966    74.81                        0.250    0.017     0.000
5103976    64.76                        0.250    0.017     0.000
5103983    49.66                        0.250    0.017     0.000
5116997    79.80                        0.250    0.017     0.733
5117004    63.70                        0.250    0.017     1.108
5117025    72.44                        0.250    0.017     0.483
5119459    31.34                        0.250    0.017     0.608
5119489    41.39                        0.250    0.017     0.983
5119514    80.00                        0.250    0.017     0.108
5119527    94.38                        0.250    0.017     0.108
5119540    80.00                        0.250    0.017     0.108
5119541   100.00                        0.250    0.017     0.608
5119548    34.72                        0.250    0.017     0.483
5119558    26.82                        0.250    0.017     0.483
5119561    80.00                        0.250    0.017     0.608
5119570    97.06                        0.250    0.017     0.358
5119571    64.98                        0.250    0.017     0.358
5119572   100.00                        0.250    0.017     0.608
5119575    64.29                        0.250    0.017     0.358
5119585    53.03                        0.250    0.017     0.608
5119586    72.50                        0.250    0.017     0.733
5119589    80.00                        0.250    0.017     0.358
5119592    43.83                        0.250    0.017     0.000
5119593    63.81                        0.250    0.017     0.233
5119602    28.57                        0.250    0.017     0.000
5119603    99.00                        0.250    0.017     0.608
5119608    80.00                        0.250    0.017     0.000
5119612    66.48                        0.250    0.017     0.000
5119635    45.80                        0.250    0.017     0.000
5119638   100.00                        0.250    0.017     0.000
5119647    69.70                        0.250    0.017     0.000
5119658   100.00                        0.250    0.017     0.000
5119663    27.88                        0.250    0.017     0.000
5119669    77.32                        0.250    0.017     0.000
5119677    61.22                        0.250    0.017     0.000
5119679    78.33                        0.250    0.017     0.000
5119685    17.52                        0.250    0.017     0.000
5119711    70.18                        0.250    0.017     0.000
5119723    79.50                        0.250    0.017     0.000
5119731   100.00                        0.250    0.017     0.108
5119740    64.21                        0.250    0.017     0.000
5119750    34.00                        0.250    0.017     0.608
5119758    50.44                        0.250    0.017     0.483
5121820    96.67                        0.250    0.017     0.858
5121832    99.82                        0.250    0.017     0.858
5121844    50.34                        0.250    0.017     0.733
5123487    77.36                        0.250    0.017     0.358
5125504    80.00                        0.250    0.017     0.858
5125519   100.00                        0.250    0.017     0.983
5125531    80.00                        0.250    0.017     1.108
5125605   100.00                        0.250    0.017     1.233
5125614   100.00                        0.250    0.017     0.483
5125621    55.31                        0.250    0.017     0.608
5125634    80.00                        0.250    0.017     0.358
5125650    78.95                        0.250    0.017     0.358
5125654    96.00                        0.250    0.017     0.000
5125669    49.79                        0.250    0.017     0.733
5130066    64.71                        0.250    0.017     0.733
5143380    60.80                        0.250    0.017     0.983
5145442    84.92               17       0.450    0.017     0.608
5145464    47.89                        0.250    0.017     0.608
5145473    41.67                        0.250    0.017     0.000
5145483    65.31                        0.250    0.017     0.000
5145485    83.44               11       0.250    0.017     0.733
5145507    37.04                        0.250    0.017     0.608
5145512    73.44                        0.250    0.017     0.108
5146194    64.83                        0.250    0.017     0.233
5146196    40.00                        0.250    0.017     0.733
5146210    76.93                        0.250    0.017     0.983
5146218    79.99                        0.250    0.017     0.733
5146222    80.00                        0.250    0.017     0.483
5146226    40.00                        0.250    0.017     0.483
5146228    73.50                        0.250    0.017     0.608
5146232    80.00                        0.250    0.017     0.358
5146234    70.00                        0.250    0.017     0.983
5146240    80.00                        0.250    0.017     0.000
5146244    69.99                        0.250    0.017     0.608
5146247    79.91                        0.250    0.017     0.108
5146254    75.95                        0.250    0.017     0.983
5146264    75.21                        0.250    0.017     0.000
5146269    80.00                        0.250    0.017     0.483
5146271    80.00                        0.250    0.017     0.483
5146281    80.00                        0.250    0.017     0.108
5146282     7.83                        0.250    0.017     0.108
5146287    80.00                        0.250    0.017     0.483
5146288    75.00                        0.250    0.017     0.483
5146293    74.31                        0.250    0.017     0.358
5146294    80.00                        0.250    0.017     0.233
5146297    79.01                        0.250    0.017     0.358
5146300    80.00                        0.250    0.017     0.608
5146301    68.93                        0.250    0.017     0.483
5146302    80.00                        0.250    0.017     0.000
5146313    80.00                        0.250    0.017     0.233
5146315    80.00                        0.250    0.017     0.608
5146316    52.00                        0.250    0.017     0.733
5146318    80.00                        0.250    0.017     0.358
5146319    51.85                        0.250    0.017     0.358
5146322    80.00                        0.250    0.017     0.233
5146324    78.84                        0.250    0.017     0.608
5146326    77.48                        0.250    0.017     0.858
5146330    76.47                        0.250    0.017     0.608
5146331    51.82                        0.250    0.017     0.358
5146334    73.53                        0.250    0.017     0.358
5146339    48.75                        0.250    0.017     0.483
5146341    69.98                        0.250    0.017     0.108
5146343    80.00                        0.250    0.017     0.233
5146344    45.19                        0.250    0.017     0.858
5146346    80.00                        0.250    0.017     0.000
5146347    66.67                        0.250    0.017     0.233
5146350    65.93                        0.250    0.017     0.358
5146353    79.99                        0.250    0.017     0.358
5146354    44.44                        0.250    0.017     0.233
5146355    80.00                        0.250    0.017     0.608
5146357    78.46                        0.250    0.017     0.483
5146358    80.00                        0.250    0.017     0.608
5146359    80.00                        0.250    0.017     0.608
5146361    80.00                        0.250    0.017     0.483
5146363    80.00                        0.250    0.017     0.983
5146365    80.00                        0.250    0.017     0.233
5146367    58.48                        0.250    0.017     0.483
5146371    45.45                        0.250    0.017     0.233
5146374    80.00                        0.250    0.017     0.233
5146376    62.02                        0.250    0.017     0.608
5146383    24.67                        0.250    0.017     0.000
5146479    74.63                        0.250    0.017     0.733
5146492    85.00               11       0.625    0.017     0.000
5146503    79.27                        0.250    0.017     0.108
5146507    77.88                        0.250    0.017     1.108
5146512    75.00                        0.250    0.017     0.608
5146516    75.00                        0.250    0.017     0.358
5146518    74.42                        0.250    0.017     0.233
5146521    70.71                        0.250    0.017     0.858
5146533    61.39                        0.250    0.017     0.733
5146546    80.00                        0.250    0.017     0.358
5146556    39.78                        0.250    0.017     1.233
5146565    52.53                        0.250    0.017     0.483
5146569    76.14                        0.250    0.017     0.483
5146574    60.14                        0.250    0.017     1.108
5146577    75.00                        0.250    0.017     0.608
5146590    66.12                        0.250    0.017     0.608
5146591    62.61                        0.250    0.017     0.358
5146598    62.16                        0.250    0.017     0.858
5146620    80.00                        0.250    0.017     0.483
5146624    78.00                        0.250    0.017     0.000
5146629    75.00                        0.250    0.017     0.483
5146630    61.13                        0.250    0.017     0.108
5146662    39.74                        0.250    0.017     0.000
5150770    73.53                        0.250    0.017     0.858
5150787    31.22                        0.250    0.017     1.108
5151403    70.00                        0.250    0.017     0.983
5151436    80.00                        0.250    0.017     0.483
5151439    80.00                        0.250    0.017     0.358
5151440    34.46                        0.250    0.017     0.233
5155325    69.97                        0.250    0.017     0.983
5155370    80.00                        0.250    0.017     0.483
5155403    69.83                        0.250    0.017     0.233
5155410    79.96                        0.250    0.017     0.858
5155423    79.88                        0.250    0.017     0.233
5155440    80.00                        0.250    0.017     0.858
5155444    75.00                        0.250    0.017     1.108
5155548    79.78                        0.250    0.017     0.233
5155556    37.04                        0.250    0.017     0.108
5155566    80.00                        0.250    0.017     0.358
5155848    33.82                        0.250    0.017     0.483
5156774    80.00                        0.250    0.017     0.733
5156783    80.00                        0.250    0.017     0.483
5156788    75.00                        0.250    0.017     0.983
5156798    60.00                        0.250    0.017     0.358
5156875    63.21                        0.250    0.017     0.858
5156883    47.51                        0.250    0.017     0.483
5157777    79.85                        0.250    0.017     0.858
5157791    43.80                        0.250    0.017     0.000
5157800    51.81                        0.250    0.017     0.108
5157844    65.86                        0.250    0.017     0.483
5159507    47.62                        0.250    0.017     0.733
5159515    78.79                        0.250    0.017     0.233
5159518    62.26                        0.250    0.017     0.233
5159525    90.00               06       0.250    0.017     0.358
5159621    75.00                        0.250    0.017     0.608
5159636    80.00                        0.250    0.017     0.608
5159644    74.63                        0.250    0.017     0.608
5159653    85.00               01       0.250    0.017     0.358
5159663    66.67                        0.250    0.017     0.358
5159682    80.00                        0.250    0.017     0.358
5159707    79.83                        0.250    0.017     0.000
5159711    55.56                        0.250    0.017     0.108
5161391    69.54                        0.250    0.017     0.483
5161420    60.61                        0.250    0.017     0.608
5161738    50.82                        0.250    0.017     0.608
5161753    79.21                        0.250    0.017     0.108
5161764    67.96                        0.250    0.017     0.483
5711797    69.91                        0.250    0.017     0.733
5711965   100.00                        0.250    0.017     0.108
5712025    52.36                        0.250    0.017     0.108
5712031    75.25                        0.250    0.017     0.733
5712038   100.00                        0.250    0.017     0.983
5712051    51.18                        0.250    0.017     0.858
5712065   100.00                        0.250    0.017     0.733
5712073    27.03                        0.250    0.017     0.983
5712083    79.90                        0.250    0.017     0.608
5712105    78.19                        0.250    0.017     0.233
5712116   100.00                        0.250    0.017     0.608
5712122    25.90                        0.250    0.017     0.858
5712128    75.00                        0.250    0.017     0.858
5712133   100.00                        0.250    0.017     0.858
5712139    38.08                        0.250    0.017     0.858
5712150    40.89                        0.250    0.017     0.733
5712163    78.91                        0.250    0.017     0.858
5712196    28.57                        0.250    0.017     0.608
5712207    42.97                        0.250    0.017     0.858
5712211    36.28                        0.250    0.017     0.608
5712238    67.52                        0.250    0.017     0.608
5712244    21.58                        0.250    0.017     1.233
5712372    98.96                        0.250    0.017     0.608
5712396    58.51                        0.250    0.017     0.858
5712453    59.54                        0.250    0.017     1.108
5713228    60.69                        0.250    0.017     0.608
5715191    54.27                        0.250    0.017     0.108
5715197    80.00                        0.250    0.017     1.108
5715213    29.41                        0.250    0.017     0.000


COUNT:                   230
WAC:             7.665935194
WAM:             174.3008394
WALTV:           68.05164125

WFMBS
WFHMI / 2000-01  Exhibit F-3B (Group II)
15 YEAR FIXED RATE NON RELOCATION  AND RELOCATION LOANS


(i)        (xvii)                             (xviii)
--------   --------------------------------   --------------------------------

MORTGAGE                                      NMI
LOAN                                          LOAN
NUMBER     SERVICER                           SELLER
--------   --------------------------------   --------------------------------
4992968    FT MORTGAGE COMPANIES              FT MORTGAGE COMPANIES
5046715    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5049512    NOVUS FINANCIAL CORPORAT           NOVUS FINANCIAL CORPORAT
5089062    SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5089294    SUNTRUST MORTGAGE, INC.            SUNTRUST MORTGAGE, INC.
5103822    COLUMBIA NATIONAL, INC.            COLUMBIA NATIONAL, INC.
5103832    COLUMBIA NATIONAL, INC.            COLUMBIA NATIONAL, INC.
5103934    COLUMBIA NATIONAL, INC.            COLUMBIA NATIONAL, INC.
5103947    COLUMBIA NATIONAL, INC.            COLUMBIA NATIONAL, INC.
5103955    COLUMBIA NATIONAL, INC.            COLUMBIA NATIONAL, INC.
5103966    COLUMBIA NATIONAL, INC.            COLUMBIA NATIONAL, INC.
5103976    COLUMBIA NATIONAL, INC.            COLUMBIA NATIONAL, INC.
5103983    COLUMBIA NATIONAL, INC.            COLUMBIA NATIONAL, INC.
5116997    DOWNEY SAVINGS & LOAN              DOWNEY SAVINGS & LOAN
5117004    DOWNEY SAVINGS & LOAN              DOWNEY SAVINGS & LOAN
5117025    DOWNEY SAVINGS & LOAN              DOWNEY SAVINGS & LOAN
5119459    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119489    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119514    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119527    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119540    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119541    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119548    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119558    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119561    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119570    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119571    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119572    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119575    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119585    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119586    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119589    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119592    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119593    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119602    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119603    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119608    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119612    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119635    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119638    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119647    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119658    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119663    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119669    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119677    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119679    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119685    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119711    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119723    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119731    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119740    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119750    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5119758    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5121820    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5121832    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5121844    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5123487    HUNTINGTON MORTGAGE COMPA          HUNTINGTON MORTGAGE COMPA
5125504    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5125519    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5125531    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5125605    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5125614    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5125621    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5125634    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5125650    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5125654    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5125669    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5130066    HUNTINGTON MORTGAGE COMPA          HUNTINGTON MORTGAGE COMPA
5143380    HUNTINGTON MORTGAGE COMPA          HUNTINGTON MORTGAGE COMPA
5145442    CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5145464    CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5145473    CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5145483    CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5145485    CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5145507    CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5145512    CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5146194    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146196    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146210    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146218    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146222    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146226    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146228    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146232    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146234    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146240    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146244    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146247    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146254    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146264    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146269    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146271    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146281    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146282    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146287    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146288    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146293    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146294    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146297    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146300    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146301    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146302    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146313    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146315    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146316    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146318    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146319    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146322    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146324    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146326    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146330    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146331    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146334    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146339    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146341    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146343    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146344    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146346    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146347    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146350    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146353    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146354    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146355    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146357    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146358    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146359    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146361    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146363    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146365    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146367    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146371    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146374    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146376    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146383    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146479    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146492    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146503    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146507    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146512    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146516    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146518    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146521    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146533    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146546    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146556    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146565    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146569    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146574    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146577    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146590    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146591    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146598    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146620    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146624    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146629    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146630    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5146662    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5150770    DOWNEY SAVINGS & LOAN ASS          DOWNEY SAVINGS & LOAN ASS
5150787    DOWNEY SAVINGS & LOAN ASS          DOWNEY SAVINGS & LOAN ASS
5151403    DOWNEY SAVINGS & LOAN ASS          DOWNEY SAVINGS & LOAN ASS
5151436    DOWNEY SAVINGS & LOAN ASS          DOWNEY SAVINGS & LOAN ASS
5151439    DOWNEY SAVINGS & LOAN ASS          DOWNEY SAVINGS & LOAN ASS
5151440    DOWNEY SAVINGS & LOAN ASS          DOWNEY SAVINGS & LOAN ASS
5155325    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5155370    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5155403    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5155410    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5155423    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5155440    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5155444    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5155548    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5155556    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5155566    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5155848    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5156774    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5156783    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5156788    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5156798    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5156875    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5156883    COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5157777    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5157791    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5157800    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5157844    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159507    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159515    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159518    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159525    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159621    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159636    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159644    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159653    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159663    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159682    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159707    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5159711    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5161391    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5161420    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5161738    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5161753    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5161764    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5711797    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5711965    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712025    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712031    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712038    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712051    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712065    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712073    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712083    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712105    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712116    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712122    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712128    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712133    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712139    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712150    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712163    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712196    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712207    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712211    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712238    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712244    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712372    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712396    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5712453    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5713228    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5715191    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5715197    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP
5715213    MERRILL LYNCH CREDIT CORP          MERRILL LYNCH CREDIT CORP


COUNT:                                    230
WAC:                              7.665935194
WAM:                              174.3008394
WALTV:                            68.05164125

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information
----------------

      Name of Mortgagor:                  ______________________________________

      Servicer
      Loan No.:                           ______________________________________

Custodian/Trustee
-----------------

      Name:                               ______________________________________

      Address:                            ______________________________________

                                          ______________________________________

      Custodian/Trustee
      Mortgage File No.:                  ______________________________________

Seller
------

      Name:                               ______________________________________

      Address:                            ______________________________________

                                          ______________________________________

      Certificates:                       Mortgage Pass-Through Certificates,
                                          Series 2000-1

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2000-1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of April 27, 2000 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage   recorded   on   _____________________   as   instrument   no.
      ______________  in  the  County  Recorder's  Office  of  the  County  of
      ____________________,     State    of     _______________________     in
      book/reel/docket  ____________________ of official records at page/image
      ____________.

( )   Deed  of  Trust  recorded  on  ____________________  as  instrument  no.
      _________________  in the  County  Recorder's  Office  of the  County of
      ___________________,  State  of  _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment  of  Mortgage  or Deed of Trust to the  Trustee,  recorded on
      ______________________________  as instrument no.  ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )   Other  documents,   including  any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

(1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

(4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION

                                       By:____________________________________
                                          Name:
                                          Title:

Date: ________________, 19__

                                    EXHIBIT H

                                                AFFIDAVIT PURSUANT TO SECTION
                                                860E(e)(4) OF THE INTERNAL
                                                REVENUE CODE OF 1986, AS
                                                AMENDED, AND FOR NON-ERISA
                                                INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-1, Class I-A-R Certificate (the "Class I-A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class I-A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class I-A-R Certificate in excess of cash flows generated by the Class I-A-R Certificate.

            6. That the Purchaser will not transfer the Class I-A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                       [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 19 __.



____________________________________
Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

               [Letter from Transferor of Class I-A-R Certificate]




                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

        Re: Wells Fargo Asset Securities Corporation,
            Series 2000-1, Class I-A-R
            -----------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]



                                                ________________________________

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2000-1
                       CLASS [B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    _________________ __, ______


First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-1, Class [B-4][B-5][B-6] Certificates (the "Class[B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of April 27, 2000 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-1.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (b) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (c) The Purchaser is acquiring the Class[B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (d) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [B-4][B-5][B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4][B-5][B-6] Certificates.

            (h) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Trustee as to the factual basis for the registration or qualification exemption relied upon, and
(ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (i) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (j) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2000-1
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER
                               -------------------

                                                     ________________ __, ______


First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-1, Class [B-1] [B-2] [B-3] Certificates (the "Class [B-1] [B-2] [B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of April 27, 2000 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-1.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________



                                       [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                      WFHM Servicing Agreement (See Tab 27)

          American First Credit Union Servicing Agreement (See Tab 38)

            Chevy Chase Bank, F.S.B. Servicing Agreement (See Tab 30)

   Morgan Stanley Dean Witter Credit Corporation Servicing Agreement (See Tab
                                       46)

      First Horizon Home Loan Corporation Servicing Agreement (See Tab 42)

    Downey Savings & Loan Association, F.A. Servicing Agreement (See Tab 36)

        Merrill Lynch Credit Corporation Servicing Agreement (See Tab 40)

            Brenton Mortgages, Inc. Servicing Agreement (See Tab 44)

        The Huntington Mortgage Company Servicing Agreement (See Tab 34)

            Columbia National, Inc. Servicing Agreement (See Tab 50)

          Countrywide Home Loans, Inc. Servicing Agreement (See Tab 48)

           National City Mortgage Co. Servicing Agreement (See Tab 28)

            SunTrust Mortgage, Inc. Servicing Agreement (See Tab 32)

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
                 -----------------------------------------------

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-1, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of April 27, 2000 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            ________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund  established and maintained  pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard & Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either S&P or Fitch and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02 Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01 Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03 Purchaser's Election to Commence Foreclosure
Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01 Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-1. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02 Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03 Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04 Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01 Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02 Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03 Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04 Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a) in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way
                  Frederick, MD 21703
                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                  __________________________________________
                  __________________________________________
                  __________________________________________
                  Attention: _______________________________

            Section 4.05      Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07      Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       Norwest Bank Minnesota, National
                                          Association


                                       By:____________________________________
                                          Name:
                                          Title:







                                       By:____________________________________
                                          Name:
                                          Title: